As filed with the Securities and Exchange Commission on May 11, 2011

Registration No. 333-162038

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 3 to FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CHINANET ONLINE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)
Nevada	7310	90-0617940

(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

No.3 Min Zhuang Road, Building 6
Yu Quan Hui Tuspark, Haidian District,
Beijing, PRC
86-10-5160-0828

(Address, including zip code, and Telephone Number, including area code, of registrant’s principal executive offices)

Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
(212) 407-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Mitchell S. Nussbaum, Esq.
Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
(212) 407-4159

Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☑

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

Explanatory Note

On December 31, 2009, ChinaNet Online Holdings, Inc’s (the ”Company”) Registration Statement on Form S-1 (No. 333-162038) (the “Form S-1”) relating to the resale of 120,000 shares of its common stock, par value $.001 per share (the “Common Stock”), 4,121,600 shares of Common Stock issuable upon the conversion of shares of the Company’s 10% Series A Convertible Preferred Stock, par value $.001 per share, and 4,121,600 shares of Common Stock issuable upon the exercise of warrants to purchase the Company’s Common Stock was declared effective.

The purpose of this post-effective amendment no. 3 to the Form S-1 is to update the financial statements and other information and to eliminate or modify information regarding certain selling stockholders listed in the registration statement. All filing fees payable in connection with the registration of these securities were previously paid in connection with the filing of the initial registration statement.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES PUBLICLY UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Prospectus	Subject to Completion, Dated May 112011

CHINANET ONLINE HOLDINGS, INC.

6,712,186 SHARES OF COMMON STOCK

This prospectus relates to the resale of 120,000 shares (the “Issued Shares”) of our common stock, par value $.001 per share (the “Common Stock”), 2,470,586 shares of Common Stock (the “Conversion Shares”) issuable upon the conversion of shares of our 10% Series A Convertible Preferred Stock, par value $.001 per share (the “Series A Preferred Stock”), and 4,121,600 shares of Common Stock (the “Warrant Shares”) issuable upon the exercise of warrants to purchase our Common Stock (the “Warrants”).  The Issued Shares, the Conversion Shares and the Warrant Shares (collectively, the “Shares”) are being offered by the selling stockholders (the “Selling Stockholders”) identified in this prospectus. As of the date of this prospectus, the Shares being registered in the registration statement, of which this prospectus forms a part, represent approximately 38.3% of the shares of our currently issued and outstanding shares of Common Stock and represent approximately 66.9% of the issued and outstanding shares of Common Stock held by non-affiliates. As of May 9,  2011 we have 17,509,334 shares of Common Stock issued and outstanding, of which 10,033,494 shares are owned by non-affiliates.

We will not receive any of the proceeds from the sale of the Issued Shares or the Conversion Shares by the Selling Stockholders. However, we will receive the proceeds from any cash exercise of Warrants to purchase the Warrant Shares to be sold hereunder. See “Use of Proceeds.” The Selling Stockholders may sell their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or quoted or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. See “Plan of Distribution.”

We have agreed to pay certain expenses in connection with the registration of the Shares.

Our Common Stock is traded on the Nasdaq Global Market under the trading symbol “CNET.” The closing price for our Common Stock on the Nasdaq Global Market on May 9, 2011 was $3.05 per share. As of May 9, 2011, the total dollar value of the Conversion Shares was approximately $7,535,287, and the total dollar value of the warrant shares was $12,570,880.   You are urged to obtain current market quotations of our Common Stock before purchasing any of the Shares being offered for sale pursuant to this prospectus.

The Selling Stockholders, and any broker-dealer executing sell orders on behalf of the Selling Stockholders, may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended.  Commissions received by any broker-dealer may be deemed underwriting commissions under the Securities Act of 1933, as amended.

Investing in our Common Stock involves risk. You should carefully consider the risk factors beginning on page 7 of this prospectus before purchasing shares of our Common Stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is __________, 2011

i

SUMMARY

This summary highlights material information about us that is described more fully elsewhere in this prospectus. It may not contain all of the information that you find important. You should carefully read this entire document, including the “Risk Factors” section beginning on page 7 of this prospectus and the financial statements and related notes to those statements appearing elsewhere in this prospectus before making a decision to invest in our Common Stock.

Unless otherwise indicated in this prospectus or the context otherwise requires, all references to “we,’’ ‘‘us,’’ ‘‘our’’, “the Company,” “China Net Companies” or “China Net” refer collectively to ChinaNet Online Holdings, Inc., China Net Online Media Group Limited, a company organized under the laws of British Virgin Islands (“ChinaNet BVI”), CNET Online Technology Limited, a Hong Kong company (“China Net HK”), which established and is the parent company of Rise King Century Technology Development (Beijing) Co., Ltd., a wholly foreign-owned enterprise (“WFOE”) established in the People’s Republic of China (“Rise King WFOE”), Business Opportunity Online (Beijing) Network Technology Co., Ltd. a PRC company (“Business Opportunity Online”), Beijing CNET Online Advertising Co., Ltd., a PRC company (“Beijing CNET Online”), Shanghai Borongdingsi Computer Technology Co., Ltd. a PRC company (“Shanghai Borongdingsi”) and Rise King (Shanghai) Advertising Media Co., Ltd. (“Shanghai Jing Yang”).

OUR COMPANY

We are a holding company that conducts our primary businesses through our subsidiaries and operating companies, Business Opportunity Online, Beijing CNET Online, Shanghai Borongdongsi and Shanghai Jing Yang. We are one of China’s leading business-to-business (“B2B”) fully integrated internet service providers for expanding small and medium enterprises’ (“SMEs”) sales networks in China.  Our services were founded on proprietary internet and advertising technologies that include (i) preparing and publishing rich media enabled advertising and marketing campaigns for clients on the Internet, mobile phone, television and other valued added communication channels, (ii) hosting mini-sites with online messaging and consulting functionalities, (iii) generating effective sales leads and (iv) providing online management tools to help SMEs manage the expansion of their sales networks. Our goal is to strengthen our position as the leading diversified one-stop internet service provider to SMEs for their sales network expansion in China.  Our multi-channel advertising and promotion platform consists of the website www.28.com (“28.com”), our Internet advertising portal, ChinaNet TV, our TV production and advertising unit, and our bank kiosk advertising unit, which is primarily used as an advertising platform for clients in the financial services industry and will be further utilized as an additional value-added communication channel for SME clients.

Through the high traffic internet portal 28.com, operated through Business Opportunity Online, companies and entrepreneurs advertise their business information, brands, products and services, as well as other related business opportunities through their mini-sites hosted by 28.com.  The ChinaNet TV division, which operates through Beijing CNET Online, has in-house television productions and distribution capabilities.  The bank kiosk division, which operates through Shanghai Borongdongsi, provides interactive LCD ad displays and targets banking customers.  Each kiosk has an LCD advertising display panel, which provides advertising aimed at bank customers. The kiosk also provides Internet access on a separate screen so that customers can perform basic non-cash banking functions such as transferring money, purchasing annuities and/or insurance, and paying bills.

We derive our revenue principally by:

•	charging our clients fixed monthly fees for the services provided by the advertising and marketing platform described above;

•	charging production fees for television and web video spots;

•	selling advertising time slots on our television shows and on our installed bank kiosks;

•	collecting fees associated with lead generation; and

•	charging brand management consulting fees to a certain group of clients.

The five largest industries in terms of revenue in which our advertising clients operate are (1) food and beverage, (2) cosmetics and health care, (3) footwear, apparel and garments, (4) home goods and construction materials, and (5) environmental protection equipment.  Advertisers from these industries together accounted for approximately 84% of our revenue in 2010.

We were incorporated in the State of Texas in April 2006 and re-domiciled to become a Nevada corporation in October 2006. From the date of our incorporation until June 26, 2009, when we consummated the Share Exchange (as defined below), our business development activities were primarily concentrated in web server access and company branding in hosting web based e-games.

ChinaNet Organizational Structure

Prior to July 14, 2009, our company name was Emazing Interactive, Inc.  On June 26, 2009, the Company, which formerly focused on web server access and company branding in hosting web-based e-games, entered into a share exchange agreement with the shareholders of ChinaNet BVI, which controlled Business Opportunity Online, Beijing CNET Online and Shanghai Borongdongsi.  Pursuant to that agreement, the ChinaNet BVI Shareholders transferred to the Company all of the ChinaNet BVI Shares in exchange for the issuance of shares of Common Stock (the “Share Exchange”).  As a result of the Share Exchange, ChinaNet BVI became a wholly owned subsidiary of the Company and the Company is now a holding company, which through certain contractual arrangements with operating companies in the PRC, is engaged in providing advertising, marketing and communication services to SMEs in China.

For the sole purpose of changing our name, on July 14, 2009, we merged into a newly-formed, wholly owned subsidiary incorporated under the laws of Nevada called ChinaNet Online Holdings, Inc.  As a result of the merger, our corporate name was changed to ChinaNet Online Holdings, Inc.

Executive Offices

Our principal executive offices are located at No.3 Min Zhuang Road, Building 6, Yu Quan Hui Gu Tuspark, Haidian District, Beijing, PRC, 100195.  Our telephone number at that address is 86-10-5160-0828.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this Form S-1 that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934 (the “ Exchange Act “). These include statements about our expectations, beliefs, intentions or strategies for the future, which are indicated by words or phrases such as “anticipate,” “expect,” “intend,” “plan,” “will,” “the Company believes,” “management believes” and similar words or phrases. The forward-looking statements are based on our current expectations and are subject to certain risks, uncertainties and assumptions. Our actual results could differ materially from results anticipated in these forward-looking statements. All forward-looking statements included in this document are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements.

THE OFFERING

Common Stock being offered by Selling Stockholders	Up to 6,712,186 shares(1)
Common Stock outstanding	17,509,334 shares as of the date of this Prospectus
Common Stock outstanding after the Offering	24,101,520(2)
Use of Proceeds	We will not receive any proceeds from the sale of shares by the Selling Stockholders. We will receive proceeds from any cash exercise of warrants.
Nasdaq Global Market Symbol	CNET
Risk Factors
The securities offered by this prospectus are speculative and involve a high degree of risk and investors purchasing securities should not purchase the securities unless they can afford the loss of their entire investment. See “Risk Factors” beginning on page 7.

(1)
This prospectus relates to the resale by the Selling Stockholders of up to 6,712,186 shares of our Common Stock, par value $.001 per share, including 120,000 shares of our Common Stock that are currently issued and outstanding, 2,470,586 shares of our Common Stock (the “Conversion Shares”) issuable upon the conversion of our Series A Preferred Stock, and 4,121,600 shares of our Common Stock (the “Warrant Shares”) issuable upon exercise of Warrants.  The Warrant Shares are comprised of 4,121,600 shares of Common Stock issuable upon exercise of Series A-1 Warrants and Series A-2 Warrants to purchase our Common Stock, in the aggregate.

(2)	Assumes issuance of all Conversion Shares and exercise of all Warrants.

RISK FACTORS

An investment in our Common Stock is speculative and involves a high degree of risk and uncertainty. You should carefully consider the risks described below, together with the other information contained in this prospectus, including the consolidated financial statements and notes thereto, before deciding to invest in our Common Stock. Additional risks not presently known to us or that we presently consider immaterial may also adversely affect us. If any of the following risks occur, our business, financial condition and results of operations and the value of our Common Stock could be materially and adversely affected.

Risks Related to Our Business

The recent global economic and financial market crisis has had and may continue to have a negative effect on the market price of our business, and could have a material adverse effect on our business, financial condition, results of operations and cash flow.

The recent global economic and financial market crisis has caused, among other things, a general tightening in the credit markets, lower levels of liquidity, increases in the rates of default and bankruptcy, lower consumer and business spending, and lower consumer net worth, in the United States, China and other parts of the world. This global economic and financial market crisis has had, and may continue to have, a negative effect on the market price of our business, the volatility of which has increased as a result of the disruptions in the financial markets. It may also impair our ability to borrow funds or enter into other financial arrangements if and when additional founds become necessary for our operations. We believe many of our advertisers have also been affected by the current economic turmoil. Current or potential advertisers may no longer be in business, may be unable to fund advertising purchases or determine to reduce purchases, all of which would lead to reduced demand for our advertising services, reduced gross margins, and increased delays of payments of accounts receivable or defaults of payments. We are also limited in our ability to reduce costs to offset the results of a prolonged or severe economic downturn given our fixed costs associated with our operations. Therefore, the global economic and financial market crisis could have a material adverse effect on our business, financial condition, results of operations and cash flow. In addition, the timing and nature of any recovery in the credit and financial markets remains uncertain, and there can be no assurance that market conditions will improve in the near future or that our results will not continue to be materially and adversely affected.

We have a limited operating history, which may make it difficult to evaluate our business and prospects.

We began our Internet advertising service via 28.com in 2003, and entered into TV production and advertising with China Net TV in May 2008. Both the Internet and TV advertising platforms target SME customers. The SME market in China is still in its early stages. Accordingly, our limited operating history and the early stage of development of the markets in which we operate makes it difficult to evaluate the viability and sustainability of our business and its acceptance by advertisers and consumers. Although our revenues have grown rapidly, we cannot assure you that we will maintain our profitability or that we will not incur net losses in the future. We expect that our operating expenses will increase as we expand. Any significant failure to realize anticipated revenue growth could result in operating losses.

We may be subject to, and may expend significant resources in defending against, government actions and civil suits based on the content and services we provide through our Internet, TV and bank kiosk advertising platforms.

PRC advertising laws and regulations require advertisers, advertising operators and advertising distributors, including businesses such as ours, to ensure that the content of the advertisements they prepare or distribute is fair, accurate and in full compliance with applicable laws, rules and regulations. Although we comply with the requirements by reviewing the business licenses and the profiles of our clients, clients may post advertisements about business opportunities that are not legitimate over which we have no control. Violation of these laws, rules or regulations may result in penalties, including fines, confiscation of advertising fees, orders to cease dissemination of the advertisements and orders to publish an advertisement correcting the misleading information. In circumstances involving serious violations, the PRC government may revoke a violator’s license for its advertising business operations.

In April 2009, CCTV reported a story that a franchised store advertised on 28.com turned out to be a scam, and the fraud victim asserted she joined the store because she trusted the website.  Pursuant to the PRC advertising law, Business Opportunity Online as the publisher of advertisement is obligated to check relevant documents and verify the content of the advertisement.  For commercial franchise businesses in China, a franchiser needs to file an application with the MOC or its local branches through the website http://txjy.syggs.mofcom.gov.cn/.  When a franchiser issues an advertisement through Business Opportunity Online, Business Opportunity Online checks the business license, the franchiser’s registration form, the trademark certificate and other relevant documents to verify the content of the advertisement.  The Internet information services regulations and the anti-unfair competition regulations have similar requirements for Internet advertisement publishers.  Based on the laws and regulations above, it is our view that there is neither any mandatory requirement that Business Opportunity Online bear any responsibility for the franchiser’s business activities, nor any valid action or investigation that can be brought by the consumer or the government against Business Opportunity Online based on the franchiser’s business activities.  Nevertheless, the possibility remains that Business Opportunity Online may be required to assume civil and administrative responsibilities subject to further investigation or enforcement by competent authorities.

If advertisers or the viewing public do not accept, or lose interest in, our advertising platforms, our revenues may be negatively affected and our business may not expand or be successful.

The Internet and bank kiosk advertising platforms in China are relatively new and their potential is uncertain. We compete for advertising revenues with many forms of more established advertising media. Our success depends on the acceptance of our advertising platforms by advertisers and their continuing interest in these media as part of their advertising strategies. Our success also depends on the viewing public’s continued receptiveness towards our advertising models. Advertisers may elect not to use our services if they believe that viewers are not receptive to our platforms or that our platforms do not provide sufficient value as an effective advertising medium. If a substantial number of advertisers lose interest in advertising on our platforms, we will be unable to generate sufficient revenues and cash flows to operate our business, and our financial condition and results of operations would be materially and adversely affected.

We operate in the advertising industry, which is particularly sensitive to changes in economic conditions and advertising trends.

Demand for advertising resulting in advertising spending by our clients, is particularly sensitive to changes in general economic conditions. For example, advertising expenditures typically decrease during periods of economic downturn. Advertisers may reduce the money they spend to advertise on our advertising platforms for a number of reasons, including:

•	a general decline in economic conditions;

•	a decline in economic conditions in the particular cities where we conduct business;

•	a decision to shift advertising expenditures to other available less expensive advertising media; and

•	a decline in advertising spending in general.

A decrease in demand for advertising media in general, and for our advertising services in particular, would materially and adversely affect our ability to generate revenues, and have a material and adverse effect on our financial condition and results of operations.

If the Internet and, in particular, Internet marketing are not broadly adopted in China, our ability to generate revenue and sustain profitability from the website 28.com could be materially and adversely affected.

Our future revenues and profits from our online advertising agency business that we operate through 28.com are dependent in part upon advertisers in China increasingly accepting the use of the Internet as a marketing channel, which is at an early stage in China. Penetration rates for personal computers, the Internet and broadband in China are all relatively low compared to those in more developed countries. Furthermore, many Chinese Internet users are not accustomed to using the Internet for e-commerce or as a medium for other transactions. Many of our current and potential SME clients have limited experience with the Internet as a marketing channel, and have not historically devoted a significant portion of their marketing budgets to Internet marketing and promotion. As a result, they may not consider the Internet as effective in promoting their products and services as traditional print and broadcast media.

We face significant competition, and if we do not compete successfully against new and existing competitors, we may lose our market share, and our profitability may be adversely affected.

Increased competition could reduce our profitability and result in a loss of market share. Some of our existing and potential competitors may have competitive advantages, such as significantly greater financial, marketing or other resources, and may successfully mimic and adopt our business models. Moreover, increased competition will provide advertisers with a wider range of media and advertising service alternatives, which could lead to lower prices and decreased revenues, gross margins and profits. We cannot assure you that we will be able to successfully compete against new or existing competitors.

Failure to manage our growth could strain our management, operational and other resources, which could materially and adversely affect our business and prospects.

We have been expanding our operations and plan to continue to expand rapidly in China. To meet the demand of advertisers for a broader coverage, we must continue to expand our platforms by showing our TV productions and advertisements on more television stations, and expanding the bank kiosk platforms in terms of numbers and locations. The continued growth of our business has resulted in, and will continue to result in, substantial demand on our management, operational and other resources. In particular, the management of our growth will require, among other things:

•	increased sales and sales support activities;

•	improved administrative and operational systems;

•	enhancements to our information technology system;

•	stringent cost controls and sufficient working capital;

•	strengthening of financial and management controls; and

•	hiring and training of new personnel.

As we continue this effort, we may incur substantial costs and expend substantial resources. We may not be able to manage our current or future operations effectively and efficiently or compete effectively in new markets we enter. If we are not able to manage our growth successfully, our business and prospects would be materially and adversely affected.

Key employees are essential to growing our business.

Handong Cheng, our chief executive officer and president, Zhige Zhang, our chief financial officer and George K. Chu, our chief operating officer are essential to our ability to continue to grow our business. They have established relationships within the industries in which we operate. If they were to leave us, our growth strategy might be hindered, which could limit our ability to increase revenue.

In addition, we face competition for attracting skilled personnel. If we fail to attract and retain qualified personnel to meet current and future needs, this could slow our ability to grow our business, which could result in a decrease in market share.

We may need additional capital and we may not be able to obtain it at acceptable terms, if at all, which could adversely affect our liquidity and financial position.

We may need additional cash resources due to changed business conditions or other future developments. If these sources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations and liquidity.

Our ability to obtain additional capital on acceptable terms is subject to a variety of uncertainties, including:

•	investors’ perception of, and demand for, securities of alternative advertising media companies;

•	conditions of the U.S. and other capital markets in which we may seek to raise funds;

•	our future results of operations, financial condition and cash flow;

•	PRC governmental regulation of foreign investment in advertising service companies in China;

•	economic, political and other conditions in China; and

•	PRC governmental policies relating to foreign currency borrowings.

Our failure to protect our intellectual property rights could have a negative impact on our business.

We believe our brand, trade name, copyrights, domain name and other intellectual property are critical to our success. The success of our business depends in part upon our continued ability to use our brand, trade names and copyrights to further develop and increase brand awareness. The infringement of our trade names and copyrights could diminish the value of our brand and its market acceptance, competitive advantages or goodwill. In addition, our information and operational systems, which have not been patented or otherwise registered as our property, are a key component of our competitive advantage and our growth strategy.

Monitoring and preventing the unauthorized use of our intellectual property is difficult. The measures we take to protect our brand, trade names, copyrights, domain name and other intellectual property rights may not be adequate to prevent their unauthorized use by third parties. Furthermore, application of laws governing intellectual property rights in China and abroad is uncertain and evolving, and could involve substantial risks to us. If we are unable to adequately protect our brand, trade names, copyrights, domain name and other intellectual property rights, we may lose these rights and our business may suffer materially. Further, unauthorized use of our brand, domain name or trade names could cause brand confusion among advertisers and harm our reputation. If our brand recognition decreases, we may lose advertisers and fail in our expansion strategies, and our business, results of operations, financial condition and prospects could be materially and adversely affected.

We rely on computer software and hardware systems in managing our operations, the failure of which could adversely affect our business, financial condition and results of operations.

We are dependent upon our computer software and hardware systems in supporting our network and managing and monitoring programs on the network. In addition, we rely on our computer hardware for the storage, delivery and transmission of the data on our network. Any system failure that interrupts the input, retrieval and transmission of data or increases the service time could disrupt our normal operation. Any failure in our computer software or hardware systems could decrease our revenues and harm our relationships with advertisers and consumers, which in turn could have a material adverse effect on our business, financial condition and results of operations.

We have limited insurance coverage.

The insurance industry in China is still at an early stage of development. Insurance companies in China offer limited insurance products. We have determined that the risks of disruption or liability from our business, the loss or damage to our property, including our facilities, equipment and office furniture, the cost of insuring for these risks, and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for us to have such insurance. As a result, we do not have any business liability, disruption, litigation or property insurance coverage for our operations in China except for insurance on some company owned vehicles. Any uninsured occurrence of loss or damage to property, or litigation or business disruption may result in the incurrence of substantial costs and the diversion of resources, which could have an adverse effect on our operating results.

If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for shares of our Common Stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. We maintain a system of internal control over financial reporting, which is defined as a process designed by, or under the supervision of, our principal executive officer and principal financial officer, or persons performing similar functions, and effected by our board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

As a public company, we will have significant additional requirements for enhanced financial reporting and internal controls.  We are required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of our internal controls over financial reporting.  The process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company.

We cannot assure you that we will not, in the future, identify areas requiring improvement in our internal control over financial reporting.  We cannot assure you that the measures we will take to remediate any areas in need of improvement will be successful or that we will implement and maintain adequate controls over our financial processes and reporting in the future as we continue our growth.  If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for shares of our Common Stock.

Lack of experience as officers of publicly traded companies of our management team may hinder our ability to comply with Sarbanes-Oxley Act.

It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act.  We may need to hire additional financial reporting, internal controls and other finance staff or consultants in order to develop and implement appropriate internal controls and reporting procedures.  If we are unable to comply with the Sarbanes-Oxley Act’s internal controls requirements, we may not be able to obtain the independent auditor certifications that Sarbanes-Oxley Act requires publicly traded companies to obtain.

We will incur increased costs as a result of being a public company.

As a public company, we incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act, as well as new rules subsequently implemented by the SEC, has required changes in corporate governance practices of public companies. We expect these new rules and regulations to increase our legal, accounting and financial compliance costs and to make certain corporate activities more time-consuming and costly. In addition, we will incur additional costs associated with our public company reporting requirements. We are currently evaluating and monitoring developments with respect to these new rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

Risks Relating to Regulation of Our Business and to Our Structure

If the PRC government finds that the agreements that establish the structure for operating our China business do not comply with PRC governmental restrictions on foreign investment in the advertising industry, we could be subject to severe penalties.

All of our operations are conducted through the PRC Operating Entities (as defined below), and through our contractual agreements (as defined below) with each of our PRC Operating Subsidiaries (as defined below) in China. PRC regulations require any foreign entities that invest in the advertising services industry to have at least two years of direct operations in the advertising industry outside of China. Since December 10, 2005, foreign investors have been allowed to own directly 100% of PRC companies operating an advertising business if the foreign entity has at least three years of direct operations in the advertising business outside of China or less than 100% if the foreign investor has at least two years of direct operations in the advertising industry outside of China. We do not currently directly operate an advertising business outside of China and cannot qualify under PRC regulations any earlier than two or three years after we commence any such operations outside of China or until we acquire a company that has directly operated an advertising business outside of China for the required period of time.  Our PRC Operating Subsidiaries hold the requisite licenses to provide advertising services in China. Our PRC Operating Subsidiaries directly operate our advertising network. We have been and are expected to continue to be dependent on these PRC Operating Subsidiaries to operate our advertising business for the foreseeable future. We have entered into Contractual Agreements with the PRC Operating Subsidiaries, pursuant to which we, through Rise King WFOE, provide technical support and consulting services to the PRC Operating Subsidiaries. In addition, we have entered into agreements with our PRC Operating Subsidiaries and each of their shareholders which provide us with the substantial ability to control these affiliates.

If we, our existing or future PRC Operating Subsidiaries or the PRC Operating Entities are found to be in violation of any existing or future PRC laws or regulations or fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities, including the State Administration for Industry and Commerce, or SAIC, which regulates advertising companies, would have broad discretion in dealing with such violations, including:

•	revoking the business and operating licenses of Rise King WFOE and/or the PRC Operating Subsidiaries;

•	discontinuing or restricting the operations of Rise King WFOE and/or the PRC Operating Subsidiaries;

•	imposing conditions or requirements with which we, Rise King WFOE and/or our PRC Operating Subsidiaries may not be able to comply;

•	requiring us or Rise King WFOE and/or PRC Operating Subsidiaries to restructure the relevant ownership structure or operations; or

•	restricting or prohibiting our use of the proceeds of this offering to finance our business and operations in China.

The imposition of any of these penalties would result in a material and adverse effect on our ability to conduct our business.

We rely on contractual arrangements with the PRC Operating Subsidiaries and their shareholders for our China operations, which may not be as effective in providing operational control as direct ownership.

We rely on contractual arrangements with our PRC Operating Subsidiaries and their shareholders to operate our advertising business. These contractual arrangements may not be as effective in providing us with control over the PRC Operating Subsidiaries as direct ownership. If we had direct ownership of the PRC Operating Subsidiaries, we would be able to exercise our rights as a shareholder to effect changes in the board of directors of those companies, which in turn could affect changes, subject to any applicable fiduciary obligations, at the management level. However, under the current contractual arrangements, as a legal matter, if the PRC Operating Subsidiaries or any of their subsidiaries and shareholders fail to perform its or their respective obligations under these contractual arrangements, we may have to incur substantial costs and resources to enforce such arrangements, and rely on legal remedies under PRC laws, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure you will be effective. Accordingly, it may be difficult for us to change our corporate structure or to bring claims against the PRC Operating Subsidiaries if they do not perform their obligations under their contracts with us or if any of the PRC citizens who hold the equity interest in the PRC Operating Subsidiaries do not cooperate with any such actions.

Many of these contractual arrangements are governed by PRC laws and provide for the resolution of disputes through either arbitration or litigation in the PRC. Accordingly, these contracts would be interpreted in accordance with PRC laws and any disputes would be resolved in accordance with PRC legal procedures. The legal environment in the PRC is not as developed as in other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. In the event we are unable to enforce these contractual arrangements, we may not be able to exert effective control over our operating entities, and our ability to conduct our business may be negatively affected.

Contractual arrangements we have entered into among the PRC Operating Subsidiaries may be subject to scrutiny by the PRC tax authorities and a finding that we owe additional taxes or are ineligible for our tax exemption, or both, could substantially increase our taxes owed, and reduce our net income and the value of your investment.

Under PRC law, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities. If any of the transactions we have entered into among our subsidiaries and affiliated entities are found not to be on an arm’s-length basis, or to result in an unreasonable reduction in tax under PRC law, the PRC tax authorities have the authority to disallow our tax savings, adjust the profits and losses of our respective PRC entities and assess late payment interest and penalties.

If any of our PRC Operating Subsidiaries incurs debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us. In addition, the PRC tax authorities may require us to adjust our taxable income under the contractual arrangements with the PRC Operating Entities we currently have in place in a manner that would materially and adversely affect the PRC Operating Entities’ ability to pay dividends and other distributions to us. Furthermore, relevant PRC laws and regulations permit payments of dividends by the PRC Operating Entities only out of their retained earnings, if any, determined in accordance with PRC accounting standards and regulations. Under PRC laws and regulations, each of the PRC Operating Entities is also required to set aside a portion of its net income each year to fund specific reserve funds. These reserves are not distributable as cash dividends. In addition, subject to certain cumulative limits, the statutory general reserve fund requires annual appropriations of 10% of after-tax income to be set aside prior to payment of dividends. As a result of these PRC laws and regulations, the PRC Operating Entities are restricted in their ability to transfer a portion of their net assets to us whether in the form of dividends, loans or advances. Any limitation on the ability of the PRC Operating Entities to pay dividends to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our businesses, pay dividends, or otherwise fund and conduct our business.

Risks Associated With Doing Business In China

There are substantial risks associated with doing business in China, as set forth in the following risk factors.

Our operations and assets in China are subject to significant political and economic uncertainties.

Changes in PRC laws and regulations, or their interpretation, or the imposition of confiscatory taxation, restrictions on currency conversion, imports and sources of supply, devaluations of currency or the nationalization or other expropriation of private enterprises could have a material adverse effect on our business, results of operations and financial condition. Under its current leadership, the Chinese government has been pursuing economic reform policies that encourage private economic activity and greater economic decentralization. There is no assurance, however, that the Chinese government will continue to pursue these policies, or that it will not significantly alter these policies from time to time without notice.

We derive a substantial portion of ours sales from China.

Substantially all of our sales are generated from China. We anticipate that sales of our products in China will continue to represent a substantial proportion of our total sales in the near future. Any significant decline in the condition of the PRC economy could adversely affect consumer demand of our products, among other things, which in turn would have a material adverse effect on our business and financial condition.

Currency fluctuations and restrictions on currency exchange may adversely affect our business, including limiting our ability to convert Chinese Renminbi into foreign currencies and, if Chinese Renminbi were to decline in value, reducing our revenue in U.S. dollar terms.

Our reporting currency is the U.S. dollar and our operations in China use their local currency as their functional currencies. Substantially all of our revenue and expenses are in Chinese Renminbi. We are subject to the effects of exchange rate fluctuations with respect to any of these currencies. For example, the value of the Renminbi depends to a large extent on Chinese government policies and China’s domestic and international economic and political developments, as well as supply and demand in the local market. Since 1994, the official exchange rate for the conversion of Renminbi to the U.S. dollar had generally been stable and the Renminbi had appreciated slightly against the U.S. dollar. However, on July 21, 2005, the Chinese government changed its policy of pegging the value of Chinese Renminbi to the U.S. dollar. Under the new policy, Chinese Renminbi may fluctuate within a narrow and managed band against a basket of certain foreign currencies. As a result of this policy change, Chinese Renminbi appreciated approximately 2.5% against the U.S. dollar in 2005, 3.3% in 2006, 6.4% in 2007, 6.3% in 2008, 0.2% in 2009 and 3.3% in 2010. It is possible that the Chinese government could adopt a more flexible currency policy, which could result in more significant fluctuation of Chinese Renminbi against the U.S. dollar. We can offer no assurance that Chinese Renminbi will be stable against the U.S. dollar or any other foreign currency.

The income statements of our operations are translated into U.S. dollars at the average exchange rates in each applicable period. To the extent the U.S. dollar strengthens against foreign currencies, the translation of these foreign currencies denominated transactions results in reduced revenue, operating expenses and net income for our international operations. Similarly, to the extent the U.S. dollar weakens against foreign currencies, the translation of these foreign currency denominated transactions results in increased revenue, operating expenses and net income for our international operations. We are also exposed to foreign exchange rate fluctuations as we convert the financial statements of our foreign subsidiaries into U.S. dollars in consolidation. If there is a change in foreign currency exchange rates, the conversion of the foreign subsidiaries’ financial statements into U.S. dollars will lead to a translation gain or loss which is recorded as a component of other comprehensive income. In addition, we have certain assets and liabilities that are denominated in currencies other than the relevant entity’s functional currency. Changes in the functional currency value of these assets and liabilities create fluctuations that will lead to a transaction gain or loss.  We have not entered into agreements or purchased instruments to hedge our exchange rate risks, although we may do so in the future. The availability and effectiveness of any hedging transaction may be limited and we may not be able to successfully hedge our exchange rate risks.

Although Chinese governmental policies were introduced in 1996 to allow the convertibility of Chinese Renminbi into foreign currency for current account items, conversion of Chinese Renminbi into foreign exchange for capital items, such as foreign direct investment, loans or securities, requires the approval of the State Administration of Foreign Exchange, or SAFE, which is under the authority of the People’s Bank of China. These approvals, however, do not guarantee the availability of foreign currency conversion. We cannot be sure that we will be able to obtain all required conversion approvals for our operations or those Chinese regulatory authorities will not impose greater restrictions on the convertibility of Chinese Renminbi in the future. Because a significant amount of our future revenue may be in the form of Chinese Renminbi, our inability to obtain the requisite approvals or any future restrictions on currency exchanges could limit our ability to utilize revenue generated in Chinese Renminbi to fund our business activities outside of China, or to repay foreign currency obligations, including our debt obligations, which would have a material adverse effect on our financial condition and results of operations

We may have limited legal recourse under PRC laws if disputes arise under our contracts with third parties.

The Chinese government has enacted laws and regulations dealing with matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. However, their experience in implementing, interpreting and enforcing these laws and regulations is limited, and our ability to enforce commercial claims or to resolve commercial disputes is unpredictable. If our new business ventures are unsuccessful, or other adverse circumstances arise from these transactions, we face the risk that the parties to these ventures may seek ways to terminate the transactions, or, may hinder or prevent us from accessing important information regarding the financial and business operations of these acquired companies. The resolution of these matters may be subject to the exercise of considerable discretion by agencies of the Chinese government, and forces unrelated to the legal merits of a particular matter or dispute may influence their determination. Any rights we may have to specific performance, or to seek an injunction under PRC law, in either of these cases, are severely limited, and without a means of recourse by virtue of the Chinese legal system, we may be unable to prevent these situations from occurring. The occurrence of any such events could have a material adverse effect on our business, financial condition and results of operations.

We must comply with the Foreign Corrupt Practices Act.

We are required to comply with the United States Foreign Corrupt Practices Act, which prohibits U.S. companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including some of our competitors, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in mainland China. If our competitors engage in these practices, they may receive preferential treatment from personnel of some companies, giving our competitors an advantage in securing business or from government officials who might give them priority in obtaining new licenses, which would put us at a disadvantage. Although we inform our personnel that such practices are illegal, we cannot assure you that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties.

Changes in foreign exchange regulations in the PRC may affect our ability to pay dividends in foreign currency or conduct other foreign exchange business.

The Renminbi is not a freely convertible currency currently, and the restrictions on currency exchanges may limit our ability to use revenues generated in Renminbi to fund our business activities outside the PRC or to make dividends or other payments in United States dollars. The PRC government strictly regulates conversion of Renminbi into foreign currencies. Over the years, foreign exchange regulations in the PRC have significantly reduced the government’s control over routine foreign exchange transactions under current accounts.  In the PRC, the State Administration for Foreign Exchange, or the SAFE, regulates the conversion of the Renminbi into foreign currencies. Pursuant to applicable PRC laws and regulations, foreign invested enterprises incorporated in the PRC are required to apply for “Foreign Exchange Registration Certificates.”  Currently, conversion within the scope of the “current account” (e.g. remittance of foreign currencies for payment of dividends, etc.) can be effected without requiring the approval of SAFE.  However, conversion of currency in the “capital account” (e.g. for capital items such as direct investments, loans, securities, etc.) still requires the approval of SAFE.

Recent PRC regulations relating to mergers and acquisitions of domestic enterprises by foreign investors may increase the administrative burden we face and create regulatory uncertainties.

On August 8, 2006, the Ministry of Commerce (the “MOC”), joined by the China Securities Regulatory Commission (the “CSRC”), State-owned Assets Supervision and Administration Commission of the State Council (the “SASAC”), the State Administration of Taxation (the “SAT”), the State Administration of Industry and Commerce (the “SAIC”), and SAFE, jointly promulgated a rule entitled the Provisions Regarding Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rules”), which took effect as of September 8, 2006.  This new regulation, among other things, has certain provisions that require SPVs formed for the purpose of acquiring PRC domestic companies and controlled by PRC individuals, to obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock market. However, the new regulation does not expressly provide that approval from the CSRC is required for the offshore listing of a Special Purpose Vehicle or the SPV which acquires, directly or indirectly, equity interest or shares of domestic PRC entities held by domestic companies or individuals by cash payment, nor does it expressly provide that approval from CSRC is not required for the offshore listing of a SPV which has fully completed its acquisition of equity interest of domestic PRC equity prior to September 8, 2006. On September 21, 2006, the CSRC published on its official website a notice specifying the documents and materials that are required to be submitted for obtaining CSRC approval.

It is not clear whether the provisions in the new regulation regarding the offshore listing and trading of the securities of a SPV applies to an offshore company such as us which owns controlling contractual interest in the PRC Operating Entities. We believe that the M&A Rules and the CSRC approval are not required in the context of the share exchange under our transaction because (i) such share exchange is a purely foreign related transaction governed by foreign laws, not subject to the jurisdiction of PRC laws and regulations; (ii) we are not a SPV formed or controlled by PRC companies or PRC individuals; and (iii) we are owned or substantively controlled by foreigners.  However, we cannot be certain that the relevant PRC government agencies, including the CSRC, would reach the same conclusion, and we still cannot rule out the possibility that CSRC may deem that the transactions effected by the share exchange circumvented the new M&A rules, the PRC Securities Law and other rules and notices.

If the CSRC or another PRC regulatory agency subsequently determines that the CSRC’s approval is required for the transaction, we may face sanctions by the CSRC or another PRC regulatory agency. If this happens, these regulatory agencies may impose fines and penalties on our operations in the PRC, limit our operating privileges in the PRC, delay or restrict the repatriation of the proceeds from this offering into the PRC, restrict or prohibit payment or remittance of dividends to us or take other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our shares. The CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to delay or cancel the transaction.

The M&A Rules, along with foreign exchange regulations discussed in the above subsection, will be interpreted or implemented by the relevant government authorities in connection with our future offshore financings or acquisitions, and we cannot predict how they will affect our acquisition strategy. For example, our operating companies’ ability to remit dividends to us, or to engage in foreign-currency-denominated borrowings, may be conditioned upon compliance with the SAFE registration requirements by such Chinese domestic residents, over whom we may have no control. In addition, such Chinese domestic residents may be unable to complete the necessary approval and registration procedures required by the SAFE regulations. Such uncertainties may restrict our ability to implement our acquisition strategy and adversely affect our business and prospects.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities.

China only recently has permitted provincial and local economic autonomy and private economic activities, and, as a result, we are dependent on our relationship with the local government in the province in which we operate our business.  Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership.  Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters.  We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements.  However, the central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.  Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

Future inflation in China may inhibit our activity to conduct business in China.

In recent years, the Chinese economy has experienced periods of rapid expansion and high rates of inflation.  These factors have led to the adoption by Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation.  High inflation may in the future cause the Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products.

We may have difficulty establishing adequate management, legal and financial controls in the PRC.

We may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the PRC.  As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards. We may have difficulty establishing adequate management, legal and financial controls in the PRC.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in China based on United States or other foreign laws against us and our management.

We conduct substantially all of our operations in China and substantially all of our assets are located in China. In addition, some of our directors and executive officers reside within China. As a result, it may not be possible to effect service of process within the United States or elsewhere outside China upon some of our directors and senior executive officers, including with respect to matters arising under U.S. federal securities laws or applicable state securities laws. It would also be difficult for investors to bring an original lawsuit against us or our directors or executive officers before a Chinese court based on U.S. federal securities laws or otherwise. Moreover, China does not have treaties with the United States or many other countries providing for the reciprocal recognition and enforcement of judgment of courts.

New PRC enterprise income tax law could adversely affect our business and our net income.

On March 16, 2007, the National People’s Congress of the PRC passed the new Enterprise Income Tax Law (or EIT Law), which took effect on of January 1, 2008. The new EIT Law imposes a unified income tax rate of 25.0% on all companies established in China. Under the EIT Law, an enterprise established outside of the PRC with “de facto management bodies” within the PRC is considered as a resident enterprise and will normally be subject to the enterprise income tax at the rate of 25.0% on its global income. The new EIT Law, however, does not define the term “de facto management bodies.” If the PRC tax authorities subsequently determine that we should be classified as a resident enterprise, then our global income will be subject to PRC income tax at a tax rate of 25.0%.

With the introduction of the EIT Law, China has resumed imposition of a withholding tax (10.0% in the absence of a bilateral tax treaty or new domestic regulation reducing such withholding tax rate to a lower rate).  Per the Double Tax Avoidance Arrangement between Hong Kong and Mainland China, a Hong Kong company as the investor, which is considered a “non-resident enterprise” under the EIT Law, may enjoy the reduced withholding tax rate of 5% if it holds more than 25% equity interest in its PRC subsidiary.  As China Net HK is the sole shareholder of Rise King WFOE, substantially all of our income will derive from dividends we receive from Rise King WFOE through China Net HK.  When we declare dividends from the income in the PRC, we cannot assure whether such dividends may be taxed at a reduced withholding tax rate of 5% per the Double Tax Avoidance Arrangement between Hong Kong and Mainland China as the PRC tax authorities may regard our China Net HK as a shell company formed only for tax purposes and still deem Rise King WFOE in the PRC as the subsidiary directly owned by us. Based on the Notice on Certain Issues with respect to the Enforcement of Dividend Provisions in Tax Treaties, issued on February 20, 2009 by the State Administration of Taxation, if the relevant PRC tax authorities determine, in their discretion, that a company benefits from such reduced income tax rate due to a structure or arrangement that is primarily tax-driven, such PRC tax authorities may adjust the preferential tax treatment.

Investors should note that the new EIT Law provides only a framework of the enterprise tax provisions, leaving many details on the definitions of numerous terms as well as the interpretation and specific applications of various provisions unclear and unspecified.  Any increase in our tax rate in the future could have a material adverse effect on our financial conditions and results of operations.

Under the new EIT Law, we may be classified as a “resident enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and holders of our securities.

Under the new EIT Law, an enterprise established outside of China with its “de facto management body” in China is considered a “resident enterprise,” meaning that it can be treated the same as a Chinese enterprise for enterprise income tax purposes. The implementing rules of the new EIT Law defines “de facto management body” as an organization that exercises “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of an enterprise. Currently no interpretation or application of the new EIT Law and its implementing rules is available, therefore it is unclear how tax authorities will determine tax residency based on the facts of each case.

If the PRC tax authorities determine that China Net is a “resident enterprise” for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we will be subject to enterprise income tax at a rate of 25% on our worldwide income as well as PRC enterprise income tax reporting obligations. This would mean that income such as interest on offering proceeds and other non-China source income would be subject to PRC enterprise income tax at a rate of 25%. Second, although under the new EIT Law and its implementing rules dividends paid to us by our PRC subsidiaries would qualify as “tax-exempt income,” we cannot guarantee that such dividends will not be subject to a 10% withholding tax, as the PRC foreign exchange control authorities, which enforce the withholding tax, have not yet issued guidance with respect to the processing of outbound remittances to entities that are treated as resident enterprises for PRC enterprise income tax purposes. Finally, a 10% withholding tax will be imposed on dividends we pay to our non-PRC shareholders.

Our Chinese operating companies are obligated to withhold and pay PRC individual income tax in respect of the salaries and other income received by their employees who are subject to PRC individual income tax. If they fail to withhold or pay such individual income tax in accordance with applicable PRC regulations, they may be subject to certain sanctions and other penalties, which could have a material adverse impact on our business.

Under PRC laws, Rise King WFOE and the PRC Operating Subsidiaries will be obligated to withhold and pay individual income tax in respect of the salaries and other income received by their employees who are subject to PRC individual income tax. Such companies may be subject to certain sanctions and other liabilities under PRC laws in case of failure to withhold and pay individual income taxes for its employees in accordance with the applicable laws.

In addition, the SAT has issued several circulars concerning employee stock options. Under these circulars, employees working in the PRC (which could include both PRC employees and expatriate employees subject to PRC individual income tax) are required to pay PRC individual income tax in respect of their income derived from exercising or otherwise disposing of their stock options. Our PRC entities will be obligated to file documents related to employee stock options with relevant tax authorities and withhold and pay individual income taxes for those employees who exercise their stock options. While tax authorities may advise us that our policy is compliant, they may change their policy, and we could be subject to sanctions.

Because Chinese laws will govern almost all of our business’ material agreements, we may not be able to enforce our rights within the PRC or elsewhere, which could result in a significant loss of business, business opportunities or capital.

The Chinese legal system is similar to a civil law system based on written statutes. Unlike common law systems, it is a system in which decided legal cases have little precedential value. Although legislation in the PRC over the past 25 years has significantly improved the protection afforded to various forms of foreign investment and contractual arrangements in the PRC, these laws, regulations and legal requirements are relatively new. Due to the limited volume of published judicial decisions, their non-binding nature, the short history since their enactments, the discrete understanding of the judges or government agencies of the same legal provision, inconsistent professional abilities of the judicators, and the inclination to protect local interest in the court rooms, interpretation and enforcement of PRC laws and regulations involve uncertainties, which could limit the legal protection available to us, and foreign investors, including you. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital and could have a material adverse impact on our business, prospects, financial condition, and results of operations. In addition, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until a period of time after the violation. In addition, any litigation in the PRC, regardless of outcome, may be protracted and result in substantial costs and diversion of resources and management attention.

Risks Related to our Securities

Insiders have substantial control over us, and they could delay or prevent a change in our corporate control even if our other stockholders wanted it to occur.

Our executive officers, directors, and principal stockholders hold approximately 42.72% of our outstanding Common Stock.  Accordingly, these stockholders are able to control all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions.  This could delay or prevent an outside party from acquiring or merging with us even if our other stockholders wanted it to occur.

There may not be sufficient liquidity in the market for our securities in order for investors to sell their securities.

There is currently only a limited public market for our Common Stock and there can be no assurance that a trading market will develop further or be maintained in the future.  As of May 9, 2011, the closing trade price of our Common Stock was $3.05 per share.  As of May 9, 2011, we had approximately 498 shareholders of record of our Common Stock, not including shares held in street name.  In addition, during the past two years our Common Stock has had a trading range with a low price of $2.99 per share and a high price of $7.00 per share.

The market price of our Common Stock may be volatile.

The market price of our Common Stock has been and will likely continue to be highly volatile, as is the stock market in general. Some of the factors that may materially affect the market price of our Common Stock are beyond our control, such as changes in financial estimates by industry and securities analysts, conditions or trends in the industry in which we operate or sales of our common stock. These factors may materially adversely affect the market price of our Common Stock, regardless of our performance. In addition, the public stock markets have experienced extreme price and trading volume volatility. This volatility has significantly affected the market prices of securities of many companies for reasons frequently unrelated to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of our Common Stock.

Because the Company became public by means of a reverse merger, it may not be able to attract the attention of major brokerage firms.

Additional risks may exist since the Company became public through a “reverse merger.”  Securities analysts of major brokerage firms may not provide coverage of the Company since there is little incentive to brokerage firms to recommend the purchase of its Common Stock.  No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of the Company in the future.

The outstanding warrants may adversely affect us in the future and cause dilution to existing stockholders.

We currently have warrants outstanding to purchase up to 4,781,056 shares of our Common Stock. These warrants have a term ranging from three years to five years and exercise price ranges from $2.50 to $3.75 per share, subject to adjustment in certain circumstances. Exercise of the warrants may cause dilution in the interests of other stockholders as a result of the additional Common Stock that would be issued upon exercise. In addition, sales of the shares of our Common Stock issuable upon exercise of the warrants could have a depressive effect on the price of our stock, particularly if there is not a coinciding increase in demand by purchasers of our Common Stock. Further, the terms on which we may obtain additional financing during the period any of the warrants remain outstanding may be adversely affected by the existence of these warrants as well.

We may need additional capital and may sell additional securities or other equity securities or incur indebtedness, which could result in additional dilution to our shareholders or increase our debt service obligations.

We may require additional cash resources due to changed business conditions or other future developments, including any investments or acquisitions we may decide to pursue. If our cash resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities or equity-linked debt securities could result in additional dilution to our shareholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

We have not paid dividends in the past and do not expect to pay dividends in the future, and any return on investment may be limited to the value of our stock.

We have never paid any cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future and any return on investment may be limited to the value of our stock.  We plan to retain any future earning to finance growth.

Techniques employed by manipulative short sellers in Chinese small cap stocks may drive down the market price of our common stock.

Short selling is the practice of selling securities that the seller does not own but rather has, supposedly, borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale.   As it is therefore in the short seller’s best interests for the price of the stock to decline, many short sellers (sometime known as “disclosed shorts”) publish, or arrange for the publication of, negative opinions regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling a stock short.  While traditionally these disclosed shorts were limited in their ability to access mainstream business media or to otherwise create negative market rumors, the rise of the Internet and technological advancements regarding document creation, videotaping and publication by weblog (“blogging”) have allowed many disclosed shorts to publicly attack a company’s credibility, strategy and veracity by means of so-called research reports that mimic the type of investment analysis performed by large Wall Street firm and independent research analysts.  These short attacks have, in the past, led to selling of shares in the market, on occasion in large scale and broad base.  Issuers with business operations based in China and who have limited trading volumes and are susceptible to higher volatility levels than U.S. domestic large-cap stocks, can be particularly vulnerable to such short attacks.

These short seller publications are not regulated by any governmental, self-regulatory organization or other official authority in the U.S., are not subject to the certification requirements imposed by the Securities and Exchange Commission in Regulation AC (Regulation Analyst Certification) and, accordingly, the opinions they express may be based on distortions of actual facts or, in some cases, fabrications of facts.  In light of the limited risks involved in publishing such information, and the enormous profit that can be made from running just one successful short attack, unless the short sellers become subject to significant penalties, it is more likely than not that disclosed shorts will continue to issue such reports.

While we intend to strongly defend our public filings against any such short seller attacks, oftentimes we are constrained, either by principles of freedom of speech, applicable state law (often called “Anti-SLAPP statutes”), or issues of commercial confidentiality, in the manner in which we can proceed against the relevant short seller.  You should be aware that in light of the relative freedom to operate that such persons enjoy – oftentimes blogging from outside the U.S. with little or no assets or identity requirements – should we be targeted for such an attack, our stock will likely suffer from a temporary, or possibly long term, decline in market price should the rumors created not be dismissed by market participants.

The NASDAQ may delist our securities from quotation on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

Our Common Stock is traded on the NASDAQ, a national securities exchange. We cannot assure you that our securities will meet the continued listing requirements be listed on the NASDAQ in the future.

If the NASDAQ delists our Common Stock from trading on its exchange, we could face significant material adverse consequences including:

•	a limited availability of market quotations for our securities;

•
a determination that our Common Stock is a “penny stock” which will require brokers trading in our Common Stock to adhere to more stringent rules and possibly resulting in a reduced level of trading activity in the secondary trading market for our Common Stock;

•	a limited amount of news and analyst coverage for our company; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

Our Common Stock is considered “penny stock.”

The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share, subject to specific exemptions.  The market price of our Common Stock is currently less than $5.00 per share and therefore may be a “penny stock.”  Brokers and dealers effecting transactions in “penny stock” must disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities.  These rules may restrict the ability of brokers or dealers to sell the Common Stock and may affect your ability to sell shares.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Shares being offered  by the Selling Stockholders, although we may receive additional proceeds of up to $13,910,400 if all of the Warrants are exercised for cash. We will not receive any additional proceeds to the extent that the Warrants are exercised by cashless exercise. The Selling Stockholders may exercise the Warrants by a cashless exercise commencing on August 21, 2011, only if the market value of one share of Common Stock is greater than the exercise price of the applicable Warrant and the registration statement, of which this prospectus forms a part, is not effective. We expect to use the proceeds received from the exercise of the Warrants, if any, for general working capital purposes.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Except for the historical information contained herein, the matters discussed in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and elsewhere in this prospectus are forward-looking statements that involve risks and uncertainties. The factors listed in the section captioned “Risk Factors,” as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from those projected. Except as may be required by law, we undertake no obligation to update any forward-looking statement to reflect events after the date of this prospectus.

Overview

Our company (formerly known as Emazing Interactive, Inc.) was incorporated in the State of Texas in April 2006 and re-domiciled to become a Nevada corporation in October 2006. From the date of our company’s incorporation until June 26, 2009, when our company consummated the Share Exchange (as defined below), our company’s activities were primarily concentrated in web server access and company branding in hosting web based e-games.

On June 26, 2009, our company entered into a Share Exchange Agreement (the “Exchange Agreement”), with (i) China Net Online Media Group Limited, a company organized under the laws of British Virgin Islands (“China Net BVI”), (ii) China Net BVI’s shareholders, Allglad Limited, a British Virgin Islands company (“Allglad”), Growgain Limited, a British Virgin Islands company (“Growgain”), Rise King Investments Limited, a British Virgin Islands company (“Rise King BVI”), Star (China) Holdings Limited, a British Virgin Islands company (“Star”), Surplus Elegant Investment Limited, a British Virgin Islands company (“Surplus”), Clear Jolly Holdings Limited, a British Virgin Islands company (“Clear” and together with Allglad, Growgain, Rise King BVI, Star and Surplus, the “China Net BVI Shareholders”), who together owned shares constituting 100% of the issued and outstanding ordinary shares of China Net BVI (the “China Net BVI Shares”) and (iii) G. Edward Hancock, our principal stockholder at such time. Pursuant to the terms of the Exchange Agreement, the China Net BVI Shareholders transferred to us  all of the China Net BVI Shares in exchange for the issuance of 13,790,800 shares (the “Exchange Shares”) in the aggregate of our common stock (the “Share Exchange”). As a result of the Share Exchange, China Net BVI became our wholly owned subsidiary and we are now a holding company which, through certain contractual arrangements with operating companies in the People’s Republic of China (the “PRC”), is engaged in providing advertising, marketing and communication services to small and medium companies in China.

Our wholly owned subsidiary, China Net BVI, was incorporated in the British Virgin Islands on August 13, 2007.  On April 11, 2008, China Net BVI became the parent holding company of a group of companies comprised of CNET Online Technology Limited, a Hong Kong company (“China Net HK”), which established and is the parent company of Rise King Century Technology Development (Beijing) Co., Ltd., a wholly foreign-owned enterprise (“WFOE”) established in the PRC (“Rise King WFOE”). We refer to the transactions that resulted in China Net BVI becoming an indirect parent company of Rise King WFOE as the “Offshore Restructuring.”

PRC regulations prohibit direct foreign ownership of business entities providing internet content, or ICP services in the PRC, and restrict foreign ownership of business entities engaging in the advertising business. In October 2008, a series of contractual arrangements (the “Contractual Agreements”) were entered into between Rise King WFOE and Business Opportunity Online (Beijing) Network Technology Co., Ltd. (“Business Opportunity Online”), Beijing CNET Online Advertising Co., Ltd. (“Beijing CNET Online”) (collectively the “PRC Operating Subsidiaries”) and its common individual owners (the “PRC Shareholders” or the “Control Group”). The Contractual Agreements allowed China Net BVI through Rise King WFOE to, among other things, secure significant rights to influence the PRC Operating Subsidiaries’ business operations, policies and management, approve all matters requiring shareholder approval, and the right to receive 100% of the income earned by the PRC Operating Subsidiaries.  In return, Rise King WFOE provides consulting services to the PRC Operating Subsidiaries.  In addition, to ensure that the PRC Operating Subsidiaries and the PRC Shareholders perform their obligations under the Contractual Arrangements, the PRC Shareholders have pledged to Rise King WFOE all of their equity interests in the PRC Operating Subsidiaries.  They have also entered into an option agreement with Rise King WFOE which provides that at such time that current restrictions under PRC law on foreign ownership of Chinese companies engaging in the Internet content, information services or advertising business in China are lifted, Rise King WFOE may exercise its option to purchase the equity interests in the PRC Operating Subsidiaries directly.

At the time the above Contractual Agreements were signed, the controlling shareholder of China Net BVI was Rise King BVI, who holds 42.58% of the Company’s common stock. The sole registered shareholder of Rise King BVI at that time was Mr. Yang Li, who held all 10,000 outstanding shares of common stock of Rise King BVI.  Mr. Li entered into a slow-walk agreement with each of the Control Group individuals, pursuant to which, upon the satisfaction of certain conditions, the Control Group individuals had the option to purchase all of the outstanding shares of Rise King BVI (4,600 by Mr. Handong Cheng, 3,600 by Mr. Xuanfu Liu and 1,800 by Ms. Li Sun, acting as a nominee for Mr. Zhige Zhang) at a purchase price of US$1 per share (the par value of Rise King BVI’s common stock).  Under the terms of the slow-walk agreement, the Control Group had the right to purchase the shares as follows: (1) one-third of the shares when China Net BVI and its PRC subsidiaries and affiliates (“the Group”) generated at least RMB 100,000,000 of the gross revenue for twelve months commencing from January 1, 2009 to December 31, 2009 (the “Performance Period I”);  (2) one-third of the shares when the Group generated at least RMB 60,000,000 of the gross revenue for six months commencing from January 1, 2010 to June 30, 2010 (the “Performance Period II); (3) one-third of the shares when the Group generated at least RMB 60,000,000 of the gross revenue for six months commencing from July 1, 2010 to December 31, 2010 (the “Performance Period III”).  In the event that the Group did not achieve the performance targets specified above, then the Control Group individuals could exercise the Option at the Alternative Exercise Price (which is US$2 per share), on the date that the Acquisition has been completed or abandoned.  Each Control Group individual had the right to purchase one-third of the total number of shares that he or she was eligible to purchase under the slow-walk agreement upon the satisfaction of each condition described above. If the Control Group individuals purchase all shares eligible for purchase under the slow-walk agreement, the Control Group will become the China Net BVI’s controlling shareholders.  On April 15, 2011, each of the Control Group individuals exercised their options to purchase the outstanding shares of Rise King BVI.  See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Recent Developments” for a further discussion of the exercise of the options.

The Control Group individuals also entered an Entrustment Agreement with Rise King BVI collectively, pursuant to which, based on the 42.58% equity interest held in the Group directly or indirectly, Rise King BVI entrusted the Control Group to manage the Group companies by irrevocably authorizing the Control Group act on behalf of Rise King BVI, as the exclusive agents and attorneys with respect to all matters concerning Rise King BVI’s Shareholding, during the validity period of the Entrustment Agreement, including the rights of attending the shareholders’ meeting; exercising all the shareholder’s rights and shareholder’s voting rights enjoyed by Rise King BVI under the laws and the articles of associations of the Company and each Group Company, (collectively “the Group”) including without limitation voting for and making decisions on the increase or reduction of the authorized capital/registered capital, issuing company bonds, merger, division, dissolution, liquidation of the Group or change the Group’s type, amendment to the articles of association of the Group, designating and appointing the legal representatives (the chairman of the Board), directors, supervisors, general managers and other senior officers of the Group. The Control Group also agreed and confirmed that each of them shall act in concert with one another when exercising all of their rights (including but not limited to the voting rights) authorized to them in the Entrustment Agreement. The Entrustment Period commenced on the date it was executed by all parties and was to be effective for a period of 10 years.  On April 15, 2011, in connection with the exercise of the options to purchase the outstanding shares of Rise King BVI by the Control Group, the Entrustment Agreement was terminated.  See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Recent Developments” for a further discussion of the termination of the Entrustment Agreement.

Pursuant to the above Contractual Agreements, all of the equity owners’ rights and obligations of the PRC Operating Subsidiaries were assigned to Rise King WFOE, which resulted in the equity owners lacking the ability to make decisions that have a significant effect on the PRC Operating Subsidiaries, and Rise King WFOE’s ability to extract the profits from the operation of the PRC Operating Subsidiaries, and assume the residual benefits of the PRC Operating Subsidiaries. Because Rise King WFOE and its indirect parent are the sole interest holders of the PRC Operating Subsidiaries, and pursuant to the Slow-Walk Agreement and Entrustment Agreement between Rise King BVI and the Control Group, the PRC Operating Subsidiaries are under common control with the Group, thus, China Net BVI consolidates the PRC Operating Subsidiaries from its inception, which is consistent with the provisions of FASB Accounting Standards Codification (“ASC”) Topic 810, subtopic 10.

As a result of the Share Exchange on June 26, 2009, the former China Net BVI shareholders owned a majority of our common stock.  The transaction was regarded as a reverse acquisition whereby China Net BVI was considered to be the accounting acquirer as its shareholders retained control of our company after the Share Exchange, although we are the legal parent company.  The share exchange was treated as a recapitalization of our company.  As such, China Net BVI (and its historical financial statements) is the continuing entity for financial reporting purposes. Following the Share Exchange, we changed our name from Emazing Interactive, Inc. to ChinaNet Online Holdings, Inc. The financial statements have been prepared as if China Net BVI had always been the reporting company and then on the share exchange date, had changed its name and reorganized its capital stock.

Through a series of contractual agreements, we operate our business in China primarily through Business Opportunity Online, Beijing CNET Online. Beijing CNET Online owns 51% of Shanghai Borongdingsi Computer Technology Co., Ltd. (“Shanghai Borongdingsi”). Business Opportunity Online, Beijing CNET Online and Shanghai Borongdingsi, were incorporated on December 8, 2004, January 27, 2003 and August 3, 2005, respectively.

On June 24, 2010, one of our PRC Operating Subsidiaries, Business Opportunity Online (Beijing) Network Technology Co., Ltd. (“Business Opportunity Online”), together with three other individuals, who were not affiliated with us, formed a new company, Shenzhen City Mingshan Network Technology Co., Ltd. (“Shenzhen Mingshan”). Shenzhen Mingshan is 51% owned by Business Opportunity Online and 49% owned collectively by the other three individuals.  Shenzhen Mingshan is located in Shenzhen City, Guangdong Province of the PRC and is primarily engaged in developing and designing internet based software, online games and the related operating websites and providing related internet and information technology services necessary to operate such games and websites. As of December 31, 2010, Business Opportunity Online has invested approximately RMB 4,000,000 (approximately US$605,000) in Shenzhen Mingshan.

On December 6, 2010, Rise King WFOE entered into a series of exclusive contractual arrangements with Rise King (Shanghai) Advertisement Media Co., Ltd. (“Shanghai Jing Yang”), a company incorporated under the PRC laws in December 2009 and primarily engaged in the advertisement business. The contractual arrangements that we entered into with Shanghai Jing Yang allow us, through Rise King WFOE, to, among other things, secure significant rights to influence Shanghai Jing Yang’s business operations, policies and management, approve all matters requiring shareholder approval, and the right to receive 100% of the income earned by Shanghai Jing Yang. As of the date these contractual agreements were entered into, Shanghai Jing Yang did not have any operations.  Therefore, Shanghai Jing Yang’s accounts were included in our consolidated financial statements with no goodwill recognized in accordance with Accounting Standard Codification ™ (“ASC”) Topic 810 “Consolidation”.

As of December 31, 2010, we operated our business in China primarily through Business Opportunity Online, Beijing CNET Online, Shanghai Borongdingsi, ShenZhen Mingshan and Shanghai Jing Yang. From time to time, we refer to these entities collectively as the “PRC Operating Subsidiaries.”

On December 8, 2010, through Shanghai Jing Yang, we acquired a 49% interest in a newly established company, Beijing Yang Guang Media Investment Co., Ltd. (“Beijing Yang Guang”) for cash consideration of RMB 7,350,000 (approximately US$1,112,000), which represents 49% of Beijing Yang Guang’s paid-in capital and net assets of RMB15,000,000.  As of December 8, 2010, Beijing Yang Guang had not commenced operations.  Therefore, the cash consideration paid was accounted for as ownership interests in an investee company in accordance with ASC Topic 323 “Equity Method and Joint Ventures”.  The investment in Beijing Yang Guang will provide us with the synergy to leverage lower TV time resources and improve the performance of our TV advertisement business segment for fiscal year 2011.  We anticipate that it will also allow us to increase revenues from our customers as it will allow us to provide additional value–added advertising and marketing channels.

Through our PRC Operating Subsidiaries, we are one of China’s leading B2B fully integrated internet service providers for expanding SMEs’ sales networks in China and our services primarily include proprietary internet and advertising technologies which prepare and publish rich media enabled advertising and marketing campaigns for clients on the Internet, television and other valued added communication channels, host mini-sites with online messaging and consulting functionalities, generate effective sales leads and provide online management tools to help SMEs manage the expansion of their sales networks. Our goal is to strengthen our position as the leading diversified one-stop internet service provider to SMEs for their sales network expansion in China. Our multi-channel advertising and promotion platform consists of the website www.28.com (“28.com”), our Internet advertising portal, ChinaNet TV, our TV production and advertising unit, and our bank kiosk advertising unit, which is primarily used as an advertising platform for clients in the financial services industry and will be further utilized as an additional value-added communication channel for SME clients.

Basis of presentation, critical accounting policies and management estimates

•	Change of reporting entity and basis of presentation

As a result of the Share Exchange on June 26, 2009, the former China Net BVI shareholders own a majority of our common stock.  The transaction was regarded as a reverse merger whereby China Net BVI was considered to be the accounting acquirer as its shareholders retained control of our company after the Share Exchange, although we are the legal parent company.  The share exchange was treated as a recapitalization of our company.  As such, China Net BVI (and its historical financial statements) is the continuing entity for financial reporting purposes. Pursuant to the terms of the Share Exchange, Emazing Interactive, Inc. was delivered with zero assets and zero liabilities at the time of closing. Following the Share Exchange, we changed our name from Emazing Interactive, Inc. to ChinaNet Online Holdings, Inc. Our financial statements have been prepared as if China Net BVI had always been the reporting company and then on the share exchange date, had changed its name and reorganized its capital stock.

•	Critical accounting policies and management estimates

Our consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and include the accounts of our company, and all of our subsidiaries.  We prepare financial statements in conformity with GAAP, which requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities on the date of the financial statements and the reported amounts of revenues and expenses during the financial reporting period. We continually evaluate these estimates and assumptions based on the most recently available information, our own historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from those estimates. Some of our accounting policies require higher degrees of judgment than others in their application. We consider the policies discussed below to be critical to an understanding of our financial statements.

Foreign currency translation

Our functional currency is United States dollars (“US$”), and the functional currency of China Net HK is Hong Kong dollars (“HK$”).  The functional currency of our PRC operating subsidiaries is Renminbi (“RMB’), and the PRC is the primary economic environment in which we operate.

For financial reporting purposes, the financial statements of our PRC operating subsidiaries, which are prepared using RMB, are translated into our reporting currency, the United States Dollar (“U.S. dollar”). Assets and liabilities are translated using the exchange rate at each balance sheet date.  Revenue and expenses are translated using average rates prevailing during each reporting period, and shareholders’ equity is translated at historical exchange rates. Adjustments resulting from the translation are recorded as a separate component of accumulated other comprehensive income in shareholders’ equity.

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transactions.  The resulting exchange differences are included in the determination of net income of the consolidated financial statements for the respective periods.

The exchange rates used to translate amounts in RMB into US$ for the purposes of preparing the consolidated financial statements are as follows:

	2010	2009
Balance sheet items, except for equity accounts	6.6118	6.8372

Items in the statements of income and comprehensive income, and statements cash flows	6.7788	6.8409

(a)	No representation is made that the RMB amounts could have been, or could be converted into US$ at the above rates.

Ownership interests in an investee company

Investee Company that is not consolidated, but over which we exercise significant influence, are accounted for under the equity method of accounting in accordance with ASC Topic 323 “Equity Method and Joint Ventures”. Whether or not we exercise significant influence with respect to an Investee depends on an evaluation of several factors including, among other things, representation on the Investee Company’s board of directors and ownership level, which is generally a 20% to 50% interest in the voting securities of the Investee Company. Under the equity method of accounting, an Investee Company’s accounts are not reflected within our consolidated balance sheets and statements of income and comprehensive income; however, our share of the earnings or losses of the Investee Company is reflected in the caption “Share of earnings (losses) in equity Investee Company” in the consolidated statements of income and comprehensive income. Our carrying value in an equity method Investee Company is reflected in the caption “Ownership interests in Investee Company” in our consolidated balance sheets.

When our carrying value in an equity method Investee Company is reduced to zero, no further losses are recorded in our consolidated financial statements unless we guaranteed obligations of the Investee Company or has committed additional funding. When the Investee Company subsequently reports income, we will not record its share of such income until it equals the amount of its share of losses not previously recognized.

Revenue recognition

Our revenue recognition policies are in compliance with ASC Topic 605. In accordance with ASC Topic 605, revenues are recognized when all four of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the service has been rendered, (iii) the fees are fixed or determinable, and (iv) collectability is reasonably assured.

Sales

Sales include revenues from reselling of advertising time purchased from TV stations and internet advertising, reselling of internet advertising spaces and other advertisement related resources. No revenue from advertising-for-advertising barter transactions was recognized because the transactions did not meet the criteria for recognition in ASC Topic 605, subtopic 20.  Advertising contracts establish the fixed price and advertising services to be provided.  Pursuant to advertising contracts, we provide advertisement placements in different formats, including but not limited to banners, links, logos, buttons, rich media and content integration. Revenue is recognized ratably over the period the advertising is provided and, as such, we consider the services to have been delivered.  We treat all elements of advertising contracts as a single unit of accounting for revenue recognition purposes.  Based upon our credit assessments of our customers prior to entering into contracts, we determine if collectability is reasonably assured.  In situations where collectability is not deemed to be reasonably assured, we recognize revenue upon receipt of cash from customers, only after services have been provided and all other criteria for revenue recognition have been met.

Taxation

1.	Income tax

We adopt ASC Topic 740 “Income taxes” and use the liability method to accounts for income taxes.  Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the period in which the differences are expected to reverse. We record a valuation allowance to offset deferred tax assets if, based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized in the income statement in the period that includes the enactment date. We did not have any deferred tax assets and liabilities recognized for the years ended December 31, 2010 and 2009.

We adopt ASC Topic 740-10-25-5 through 740-10-25-7 and 740-10-25-13, which prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This interpretation also provides guidance on recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for income taxes in interim periods, and income tax disclosures.  For the years ended December 31, 2010 and 2009, we did not have any interest and penalties associated with tax positions and did not have any significant unrecognized uncertain tax positions.

i)           We are incorporated in the State of Nevada.  Under the current laws of Nevada we are not subject to state corporate income tax.  We became a holding company and do not conduct any substantial operations of our own after the Share Exchange. No provision for federal corporate income tax has been made in our financial statements as there have been no assessable profits for the years ended December 31, 2010 and 2009, or prior periods.  We do not provide for U.S. taxes or foreign withholding taxes on undistributed earnings from non-U.S. subsidiaries because such earnings are intended to be reinvested indefinitely. If undistributed earnings were distributed, foreign tax credits could become available under current law to reduce the resulting U.S. income tax liability.

ii)          China Net BVI was incorporated in the British Virgin Islands (“BVI”).  Under the current laws of the BVI, we are not subject to tax on income or capital gains.  Additionally, upon payments of dividends by China Net BVI to us, no BVI withholding tax will be imposed.

iii)         China Net HK was incorporated in Hong Kong and does not conduct any substantial operations of its own. No provision for Hong Kong profits tax have been made in our financial statements as there have been no assessable profits for the years ended December 31, 2010 and 2009, or prior periods. Additionally, upon payments of dividends by China Net HK to its sole shareholder, China Net BVI, no Hong Kong withholding tax will be imposed.

iv)         Our PRC operating entities, being incorporated in the PRC, are governed by the income tax law of the PRC and are subject to PRC enterprise income tax (“EIT”).  Effective from January 1, 2008, the EIT rate of the PRC was changed from 33% of to 25%, and applies to both domestic and foreign invested enterprises.

•
Rise King WFOE is a software company qualified by the related PRC governmental authorities and was entitled to a two-year EIT exemption from its first profitable year and a 50% reduction of its applicable EIT rate, which is 25% of its taxable income for the following three years.  Rise King WFOE had a net loss for the year ended December 31, 2008 and its first profitable year was fiscal year 2009 which has been verified by the local tax bureau by accepting the application filed by us.  Therefore, it was entitled to a two-year EIT exemption for fiscal year 2009 through fiscal year 2010 and a 50% reduction of its applicable EIT rate which is 25% for fiscal year 2011 through fiscal year 2013.

•
Business Opportunity Online was qualified as a High and New Technology Enterprise in Beijing High-Tech Zone in 2005 and was entitled to a three-year EIT exemption for fiscal year 2005 through fiscal year 2007 and a 50% reduction of its applicable EIT rate for the following three years for fiscal year 2008 through fiscal year 2010.  However, in March 2007, a new enterprise income tax law (the “New EIT”) in the PRC was enacted which was effective on January 1, 2008. Subsequently, on April 14, 2008, relevant governmental regulatory authorities released new qualification criteria, application procedures and assessment processes for “High and New Technology Enterprise” status under the New EIT which would entitle the re-qualified and approved entities to a favorable statutory tax rate of 15%.  With an effective date of September 4, 2009, Business Opportunity Online obtained the approval of its reassessment of the qualification as a “High and New Technology Enterprise” under the New EIT law and was entitled to a favorable statutory tax rate of 15%.  Under the previous EIT laws and regulations, High and New Technology Enterprises enjoyed a favorable tax rate of 15% and were exempted from income tax for three years beginning with their first year of operations, and were entitled to a 50% tax reduction to 7.5% for the subsequent three years and 15% thereafter. The current EIT Law provides grandfathering treatment for enterprises that were (1) qualified as High and New Technology Enterprises under the previous EIT laws, and (2) established before March 16, 2007, if they continue to meet the criteria for High and New Technology Enterprises under the current EIT Law. The grandfathering provision allows Business Opportunity Online to continue enjoying their unexpired tax holidays provided by the previous EIT laws and regulations. Therefore, its income tax was computed using a tax rate of 7.5% for the years ended December 31, 2009 and 2010 due to its unexpired tax holidays.

•	The applicable income tax rate for Beijing CNET Online was 25% for the years ended December 31, 2010 and 2009.

•
The New EIT also imposed a 10% withholding income tax for dividends distributed by a foreign invested enterprise to its immediate holding company outside China, which were exempted under the previous enterprise income tax law and rules.  A lower withholding tax rate will be applied if there is a tax treaty arrangement between mainland China and the jurisdiction of the foreign holding company. Holding companies in Hong Kong, for example, will be subject to a 5% rate.  Rise King WFOE is owned by an intermediate holding company in Hong Kong and will be entitled to the 5% preferential withholding tax rate upon distribution of the dividends to this intermediate holding company.

2.	Business tax and relevant surcharges

Revenue of advertisement services are subject to 5.5% business tax and 3% cultural industry development surcharge of the net service income after deducting amount paid to ending media promulgators. Revenue of internet technical support services is subjected to 5.5% business tax.  Business tax charged was included in cost of sales.

3.	Value added tax

As a general value added tax payer, revenue from sales of software of Rise King WFOE is subject to a 17% value added tax.

Warrant liabilities

On August 21, 2009 (the “Closing Date”), we entered into a securities purchase agreement (the “Purchase Agreement”), with several investors, including institutional, accredited and non-US persons and entities (the “Investors”), pursuant to which we sold units, comprised of 10% Series A Convertible Preferred Stock, par value US$0.001 per share (the “Series A preferred stock”), and two series of warrants, for a purchase price of US$2.50 per unit (the “August 2009 Financing”).  We sold 4,121,600 units in the aggregate, which included (i) 4,121,600 shares of Series A preferred stock, (ii) Series A-1 Warrants to purchase 2,060,800 shares of common stock at an exercise price of US$3.00 per share with a three-year term, and (iii) Series A-2 Warrants to purchase 2,060,800 shares of common stock at an exercise price of US$3.75 with a five-year term.  Net proceeds were approximately US$9,162,000, net of issuance costs of approximately US$1,142,000.  TriPoint Global Equities, LLC acted as placement agent and received (i) a placement fee in the amount equal to 8% of the gross proceeds and (ii) warrants to purchase up to 329,728 shares of common stock at an exercise price of US$2.50, 164,864 shares at an exercise price of US$3.00 and 164,864 shares at an exercise price of US$3.75 respectively, with a five-year term (“Placement Agent Warrants” and together with the Series A-1 Warrants and Series A-2 Warrants, the “Warrants”).

The Warrants have an initial exercise price which is subject to adjustment in certain circumstances for stock splits, combinations, dividends and distributions, reclassification, exchange or substitution, reorganization, merger, consolidation or sales of assets, issuance of additional shares of common stock or equivalents.  The Warrants may not be exercised if it would result in the holder beneficially owning more than 9.99% of our outstanding common shares. That limitation may be waived by the holders of the warrants by sending a written notice to us not less than 61 days prior to the date that they would like to waive the limitation.

Accounting for warrants

We analyzed the Warrants in accordance with ASC Topic 815 “Derivatives and Hedging” to determine whether the Warrants meet the definition of a derivative under ASC Topic 815 and if so, whether the Warrants meet the scope exception of ASC Topic 815, which is that contracts issued or held by the reporting entity that are both (1) indexed to its own stock and (2) classified in stockholders’ equity shall not be considered to be derivative instruments for purposes of ASC Topic 815.  We adopted the provisions of ASC Topic 815 subtopic 40, which applies to any freestanding financial instruments or embedded features that have the characteristics of a derivative, as defined by ASC Topic 815 and to any freestanding financial instruments that are potentially settled in an entity’s own common stock.  As a result of adopting ASC Topic 815 subtopic 40, we concluded that the Warrants issued in the August 2009 financing should be treated as a derivative liability, because the Warrants are entitled to a price adjustment provision to allow the exercise price to be reduced, in the event we issue or sell any additional shares of common stock at a price per share less than the then-applicable exercise price or without consideration, which is typically referred to as a “Down-round protection” or “anti-dilution” provision.  According to ASC Topic 815 subtopic 40, the “Down-round protection” provision is not considered to be an input to the fair value of a fixed-for-fixed option on equity shares which leads the Warrants fail to be qualified as indexed to our company’s own stock and then to fail to meet the scope exceptions of ASC Topic 815. Therefore, we accounted for the Warrants as derivative liabilities under ASC Topic 815.  Pursuant to ASC Topic 815, derivatives should be measured at fair value and re-measured at fair value with changes in fair value recorded in earnings at each reporting period.

In accordance with ASC Topic 340 subtopic 10 section S99-1, specific incremental costs directly attributable to a proposed or actual offering of securities may properly be deferred and charged against the gross proceeds of the offering.  In accordance with the SEC accounting and reporting manual “cost of issuing equity securities are charged directly to equity as deduction of the fair value assigned to share issued.”  Accordingly, we concluded that the warrants issued to the placement agents are directly attributable to the August 2009 financing.  If we had not issued the warrants to the placement agent, we would have had to pay the same amount of cash as the fair value.  Therefore, we deducted the total fair value of the Placement agent warrants as of the Commitment Date which was approximately US$733,000 as a deduction of the fair value assigned to the Series A preferred stock.

The total proceeds allocated to the Series A-1 warrants and Series A-2 warrants were approximately US$4,406,000 as of August 21, 2009 and the re-measured fair value of these warrants as of December 31, 2009 was approximately US$8,532,000. The changes in fair value of the Series A-1 warrants and Series A-2 warrants which are approximately US$4,126,000 were recorded in earnings for the year ended December 31, 2009. Since the Placement Agent warrants contain the same terms as the Series A-1 and Series A-2 Warrants, the Placement Agent Warrants are also entitled to the benefits of the “Down-round protection” provision, which means that the Placement Agent Warrants will also need to be accounted for as a derivative under ASC Topic 815 with changes in fair value recorded in earnings at each reporting period. As of December 31, 2009, the total fair value of the Placement agent warrants were approximately US$1,032,000, therefore, the changes of the total fair value of the Placement agent warrants which were approximately US$299,000 were recorded in earnings for the year ended December 31, 2009.  Total amount of changes in fair value of warrants liabilities recorded in earnings was approximately US$4,425,000 for the year ended December 31, 2009.

The following table summarizes the above transactions:

	As of December 31, 2009	As of August 21, 2009	Change in Fair Value (Gain)/Loss
	US$’000	US$’000	US$’000

Fair Value of the Warrants:

Series A-1 warrant	4,513	2,236	2,277

Series A-2 warrant	4,019	2,170	1,849

Placement Agent warrants	1,032	733	299

	9,564	5,139	4,425

On March 29, 2010, we and the holders of the Warrants entered into agreements to amend certain provisions of the Warrants. The amendment to the investor and placement agent warrants removed the “Down-round protection” rights that were applicable if we were to issue new shares of common stock or common stock equivalents at a price per share less than the exercise price of the Warrants.  In addition, the amendment to the warrants added a provision to grant the holders of a majority of the warrants an approval right until December 31, 2010, over any new issuance of shares of common stock or common stock equivalents at a price per share less than the exercise price of the warrants.

As a result of this amendment, the Warrants issued in the August 2009 financing were qualified as indexed to our company’s own stock and then met the scope exceptions of ASC Topic 815, and were eligible to be reclassified as equity.  In accordance with ASC Topic 815, the classification of a contract should be reassessed at each balance sheet date. If the classification required under this ASC changes as a result of events during the period, the contract should be reclassified as of the date of the event that caused the reclassification.  If a contract is reclassified from an asset or a liability to equity, gains or losses recorded to account for the contract at fair value during the period that the contract was classified as an asset or a liability should not be reversed.  Therefore, we re-measured the fair value of the Warrants as of March 29, 2010, the date of the event that caused the classification, which was approximately US$ 7,703,000 and reclassified the amount to equity as additional paid-in capital.  The gain of the changes in fair value during the period that the Warrants were classified as a derivative liability, which was approximately US$ 1,861,000 was recorded in earnings for the year ended December 31, 2010.

The following table summarized the above transactions:

	As of March 29, 2010	As of December 31, 2009	Change in Fair Value (Gain)/Loss
	US$’000	US$’000	US$’000

Fair Value of the Warrants:

Series A-1 warrant	3,606	4,513	(907)

Series A-2 warrant	3,256	4,019	(763)

Placement Agent warrants	841	1,032	(191)

	7,703	9,564	(1,861)

Series A convertible preferred stock

The Series A preferred stock has been classified as permanent equity as there was no redemption provision at the option of the holders that is not within our control on or after an agreed upon date. We evaluated the embedded conversion feature in the Series A preferred stock to determine if there was an embedded derivative requiring bifurcation.  We concluded that the embedded conversion feature of the Series A preferred stock is not required to be bifurcated because the conversion feature is clearly and closely related to the host instrument.

Allocation of the proceeds at commitment date and calculation of beneficial conversion feature

The following table summarizes the allocation of proceeds to the Series A preferred stock and the Warrants:

	Gross proceeds Allocated	Number of instruments	Allocated value per instrument
	US$(‘000)		US$
Series A-1 Warrant	2,236	2,060,800	1.08
Series A-2 Warrant	2,170	2,060,800	1.05
Series A preferred stock	5,898	4,121,600	1.43
Total	10,304

We then evaluated whether a beneficial conversion feature exists by comparing the operable conversion price of Series A preferred stock with the fair value of the common stock at the commitment date.  We concluded that the fair value of common stock was greater than the operable conversion price of Series A preferred stock at the commitment date and the intrinsic value of the beneficial conversion feature is greater than the proceeds allocated to the Series A preferred stock.  In accordance with ASC Topic 470 subtopic 20, if the intrinsic value of the beneficial conversion feature is greater than the proceeds allocated to the Series A preferred stock, the amount of the discount assigned to the beneficial conversion feature is limited to the amount of the proceeds allocated to the Series A preferred stock.  Accordingly, the total proceeds allocated to the Series A preferred stock were allocated to the beneficial conversion feature with a credit to additional paid-in capital upon the issuance of the Series A preferred stock.  Since the Series A preferred stock may convert to our  common stock at any time on or after the initial issue date, all discount was immediately recognized as a deemed dividend and a reduction to net income attributable to common shareholders.

According to ASC Topic 340 subtopic 10 section S99-1,  “specific incremental costs directly attributable to a proposed or actual offering of securities may properly be deferred and charged against the gross proceeds of the offering”.  And in accordance with the SEC accounting and reporting manual “cost of issuing equity securities are charged directly to equity as deduction of the fair value assigned to share issued”.  Accordingly, we deducted the direct issuing cost paid in cash from the assigned fair value to the Series A preferred stock.

Recent Accounting Pronouncements

In January 2010, the FASB issued ASU No. 2010-02—Consolidation (Topic 810): Accounting and Reporting for Decreases in Ownership of a Subsidiary. This Update amends Subtopic 810-10 and related guidance to clarify that the scope of the decrease in ownership provisions of the Subtopic and related guidance applies to (i) a subsidiary or group of assets that is a business or nonprofit activity; (ii) a subsidiary that is a business or nonprofit activity that is transferred to an equity method investee or joint venture; and (iii) an exchange of a group of assets that constitutes a business or nonprofit activity for a noncontrolling interest in an entity, but does not apply to: (i) sales of in substance real estate; and (ii) conveyances of oil and gas mineral rights. The amendments in this update are effective beginning in the period that an entity adopts FASB 160 (now included in Subtopic 810-10). We have adopted ASC Topic 810 Subtopic 810-10 to account for the controlling interest in its consolidated subsidiary.  The adoption of the provisions in this ASU did not have an impact on our consolidated financial position and results of operations.

In January 2010, the FASB issued ASU No. 2010-05—Compensation—Stock Compensation (Topic 718): Escrowed Share Arrangements and the Presumption of Compensation. This Update simply codifies EITF Topic No. D-110, “Escrowed Share Arrangements and the Presumption of Compensation” and does not change any existing accounting standards. Neither ASU No. 2010-05 nor EITF D-110 provides for any transition guidance, accordingly, we have adopted the SEC staff announcement in EITF Topic No. D-110 prospectively effective from October 1, 2009 for its escrow share arrangement entered into in August 2009.

In February 2010, the FASB issued ASU No. 2010-09, "Subsequent Events (Topic 855) - Amendments to Certain Recognition and Disclosure Requirements." ASU 2010-09 requires an entity that is an SEC filer to evaluate subsequent events through the date that the financial statements are issued and removes the requirement that an SEC filer disclose the date through which subsequent events have been evaluated. ASC 2010-09 was effective upon issuance. The adoption of the provisions in this ASU did not have an impact on our consolidated financial position and results of operations.

In December 2010, the FASB issued ASU No. 2010-28, “Intangibles—Goodwill and Other (Topic 350): When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts”. The amendments in this ASU modify Step 1 of the goodwill impairment test for reporting units with zero or negative carrying amounts. For those reporting units, an entity is required to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. In determining whether it is more likely than not that a goodwill impairment exists, an entity should consider whether there are any adverse qualitative factors indicating that an impairment may exist. The qualitative factors are consistent with the existing guidance and examples in paragraph 350-20-35-30, which requires that goodwill of a reporting unit be tested for impairment between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. For public entities, the amendments in this ASU are effective for fiscal years, and interim periods within those years, beginning after December 15, 2010. Early adoption is not permitted. The adoption of the provisions in this ASU is not expected to have a material impact on our consolidated financial position and results of operations.

In December 2010, the FASB issued ASU No. 2010-29, Business Combinations (Topic 805) - Disclosure of Supplementary Pro Forma Information for Business Combinations. This Accounting Standards Update requires a public entity to disclose pro forma information for business combinations that occurred in the current reporting period. The disclosures include pro forma revenue and earnings of the combined entity for the current reporting period as though the acquisition date for all business combinations that occurred during the year had been as of the beginning of the annual reporting period. If comparative financial statements are presented, the pro forma revenue and earnings of the combined entity for the comparable prior reporting period should be reported as though the acquisition date for all business combinations that occurred during the current year had been as of the beginning of the comparable prior annual reporting period. The amendments in this Update affect any public entity as defined by ASC Topic 805 that enters into business combinations that are material on an individual or aggregate basis. The amendments in this Update are effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. Early adoption is permitted. The adoption of the provisions in this ASU did not have an impact on our consolidated financial position and results of operations.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on our consolidated financial position and results of operations upon adoption

A.	RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2010 AND 2009

The following table sets forth a summary, for the periods indicated, of our consolidated results of operations. Our historical results presented below are not necessarily indicative of the results that may be expected for any future period. All amounts, except number of shares and per share data, in thousands of US dollars.

	Years ended December 31,
	2010	2009
	(US $)	(US $)
Sales
From unrelated parties	$40,423	$35,354
From related parties	1,164	2,370
	41,587	37,724
Cost of sales	18,970	21,233
Gross margin	22,617	16,491

Operating expenses
Selling expenses	3,403	4,198
General and administrative expenses	3,460	2,404
Research and development expenses	907	480
	7,770	7,082

Income from operations	14,847	9,409

Other income (expenses):
Changes in fair value of warrants	1,861	(4,425)
Interest income	13	14
Other expenses	6	(99)
	1,880	(4,510)

Income before income tax expense and noncontrolling interest	16,727	4,899
Income tax expense	352	880
Net income	16,375	4,019
Net loss attributable to noncontrolling interest	214	-
Net income attributable to ChinaNet Online Holdings, Inc.	16,589	4,019

	Years ended December 31,
	2010	2009
	(US $)	(US $)
Net income attributable to ChinaNet Online Holdings, Inc.	$16,589	$4,019

Beneficial conversion feature of Series A convertible preferred stock	-	(5,898)

Dividend of Series A convertible preferred stock	(794)	(373)

Net income attributable to common shareholders of ChinaNet Online Holdings, Inc.	$15,795	$(2,252)

Earnings/(loss) per share
Earnings (loss) per common share
Basic	$0.94	$(0.15)
Diluted	$0.79	$(0.15)

Weighted average number of common shares outstanding:
Basic	16,778,176	14,825,125
Diluted	20,896,061	14,825,125

Comprehensive Income
Net income	16,375	4,019
Foreign currency translation gain	813	14
	$17,188	$4,033
Comprehensive Income
Comprehensive income / (loss) attributable to noncontrolling interest	(214)	-
Comprehensive income attributable to ChinaNet’s Online Holdings, Inc.	17,402	4,033
	$17,188	$4,033

NON-GAAP MEASURES

To supplement the audited consolidated statement of income and comprehensive income presented in accordance with GAAP, we also provided non-GAAP measures of income from operations, income before income tax expenses, net income and basic and diluted earnings per share for the year ended December 31, 2010 and 2009, which are adjusted from results based on GAAP to exclude the non-cash charges recorded, which related to the issuance of Series A preferred stock and warrants in the August 2009 financing.  The non-GAAP financial measures are provided to enhance the investors’ overall understanding of our current performance in on-going core operations as well as prospects for the future. These measures should be considered in addition to results prepared and presented in accordance with GAAP, but should not be considered to be a substitute for or superior to GAAP results.  We use both GAAP and non-GAAP information in evaluating and operating business internally and therefore deem it important to provide all of this information to investors.

The following table presented reconciliations of our non-GAAP financial measures to the audited consolidated statements of income and comprehensive income for the years ended December 31, 2010 and 2009 (all amounts in thousands of US dollars):

	For the years ended December 31,
	2010		2009
	GAAP	NON GAAP	GAAP	NON GAAP
Income from operations	$14,847	$14,847	$9,409	$9,409
Other income (expenses):
Changes in fair value of warrants	1,861	-	(4,425)	-
Interest income	13	13	14	14
Other expenses	6	6	(99)	(99)
	1,880	19	(4,510)	(85)
Income before income tax expense	16,727	14,866	4,899	9,324
Income tax expense	352	352	880	880
Net income	16,375	14,514	4,019	8,444

	For the years ended December 31,
	2010		2009
	GAAP	NON GAAP	GAAP	NON GAAP
Net loss attributable to noncontrolling interest	214	214	-	-
Net income attributable to ChinaNet Online Holdings, Inc.	16,589	14,728	4,019	8,444

Other comprehensive income
Foreign currency translation gain	813	813	14	14
Comprehensive income	$17,188	$15,327	$4,033	$8,458

Net income attributable to ChinaNet Online Holdings, Inc.	$16,589	$14,728	$4,019	$8,444

Beneficial conversion feature of series A convertible preferred stock	-	-	(5,898)	-
Dividend for series A convertible preferred stock	(794)	(794)	(373)	(373)

Net income attributable to common shareholders of ChinaNet Online Holdings, Inc.	$15,795	$13,934	$(2,252)	$8,071

Earnings (loss) per common share-Basic	$0.94	$0.83	$(0.15)	$0.54

Earnings (loss) per common share-Diluted	$0.79	$0.70	$(0.15)	$0.50

Weighted average number of common shares outstanding:
Basic	16,778,176	16,778,176	14,825,125	14,825,125
Diluted	20,896,061	20,896,061	14,825,125	16,725,442

REVENUE

The following tables set forth a breakdown of our total revenue, divided into five segments for the periods indicated, with inter-segment transactions eliminated:
	For the years ended December 31,
	2010		2009
Revenue type	(Amounts expressed in thousands of US dollars, except percentages)
Internet advertisement	$28,259	68.0%	$17,722	47.0%
TV advertisement	12,493	30.0%	18,600	49.3%
Internet Ad. resources resell	94	0.2%	1,134	3.0%
Bank kiosks	531	1.3%	152	0.4%
Internet information management	210	0.5%	116	0.3%
Total	$41,587	100.0%	$37,724	100.0%

	For the years ended December 31,
	2010		2009
Revenue type	(Amounts expressed in thousands of US dollars, except percentages)
Internet advertisement	$28,259	100.0%	$17,722	100%
—From unrelated parties	27,102	96.0%	16,332	92%
—From related parties	1,157	4.0%	1,390	8%
TV advertisement	12,493	100.0%	18,600	100%
—From unrelated parties	12,486	99.9%	17,620	95%
—From related parties	7	0.1%	980	5%
Internet Ad. resources resell	94	100.0%	1,134	100%
—From unrelated parties	94	100.0%	1,134	100%
—From related parties	-	-	-	-
Bank kiosks	531	100.0%	152	100%
—From unrelated parties	531	100.0%	152	100%
—From related parties	-	-	-	-
Internet information management	210	100.0%	116	100%
—From unrelated parties	210	100.0%	116	100%
—From related parties	-	-	-	-
Total	$41,587	100.0%	$37,724	100%
—From unrelated parties	$40,423	97.0%	$35,354	94%
—From related parties	$1,164	3.0%	$2,370	6%

Total Revenues: Our total revenues increased to US$41.6 million for the year ended December 31, 2010 from US$37.7 million for the year ended December 31, 2009, representing a 10.2% increase.

We derive the majority of our advertising service revenues from the sale of advertising space on our internet portal www.28.com with the provision of related technical support, related internet marketing service and content management and from the sale of advertising time purchased from different TV programs to unrelated third parties and to certain related parties. We report our advertising revenue between related and unrelated parties because historically about 3%-6% of our advertising service revenues came from clients related to certain shareholders of our PRC operating subsidiaries. Our advertising services to related parties were provided in the ordinary course of business on the same terms as those provided to our unrelated advertising clients on an arm’s-length basis. In fiscal year 2010, we continued to execute our strategy of focusing on the internet advertising and marketing business and other related value-added services, including search engine optimization and marketing, brand management, internet information management and others, which achieved gross margins of 76% for the year ended December 31, 2010. We will continue to concentrate resources and capital on our advertising and marketing platform, mainly the internet portal,  www.28.com, and its related services in order to yield more predictable and recurring revenue.

Our advertising service revenues are recorded net of any sales discounts, these discounts include volume discounts and other customary incentives offered to our small and medium franchise and merchant clients, including additional advertising time for their advertisements if we have unused places available on our website and represent the difference between our official list price and the amount we charge our clients. We typically sign service contracts with our small and medium franchise and other small and medium enterprise clients that require us to place the advertisements on our portal website for specified places and specified periods; and/or place the advertisements onto our purchased advisement time during specific TV programs for specified periods. We recognize revenues as the advertisement airs over the contractual term based on the schedule agreed upon with our clients.

•
We achieved a 59% increase in internet advertising revenues to US$28.3 million for the year ended December 31, 2010 from US$17.7 million for the same period in 2009. This is primarily a result of (1) the successful brand building effort that www.28.com made in prior years both on TV and at other well-known portal websites in China, as well as participating in government programs with respect to stimulating employment rates through entrepreneurship and launching of services to branded clients in China in the fiscal year of 2010; (2) more mature client service technologies; (3) launching of more value-added services as previously discussed; and (4) a more experienced sales team. We also enhanced our search engine optimization function, which allows us to provide a more technologically advanced chargeable advertisement for generating sales leads, which was also one of the main reasons for the increase in internet advertisement revenue.  During the year ended December 31, 2010, 28.com has an annual weighted average of approximately 755 active clients and the total revenue per month reached approximately $2.4 million.

•
We had a 33% decrease in TV advertising revenue to US$12.5 million for the year ended December 31, 2010 from US$18.6 million for the same period in 2009.  We generated this US$12.5 million of TV advertising revenue by selling approximately 14,420 minutes of advertising time that we purchased from about seven provincial TV stations as compared with approximately 23,210 minutes of advertising time that we sold in the same period in 2009.  The decrease in revenue we generated from the TV advertisement segment for the year ended December 31, 2010 as compared to the same period of last year were mainly due to the following reasons: (1) decrease of approximately 8,800 total minutes of TV advertising time sold in the year of 2010 as compared to that of year 2009; (2) increases in demand for TV advertising are relatively limited due to higher demand for internet advertising, which can be more cost effective; (3) increase in TV minute cost which hardly passed to our customers and  resulted in lower demand from our customers for this service; and (4) the timing of the Chinese Spring Festival, which is an important factor that affects the TV advertisement segment performance in the first quarter of each year.  The TV advertisement business for franchisers in general begins after the Chinese Spring Festival of each year.  In 2010, the Chinese Spring Festival ended later than pervious years, in the middle of the first quarter of 2010.  As a result, the demand for our TV advertising services was affected for both January and February of 2010.  In response to this decreased demand, we had to decrease our selling price which in turn led to negative gross margins in the first quarter of 2010. During the year 2010, we reduced the business scope of the TV division; which was integrated into the advertising and marketing platform and provided to the existing Internet client base as one of the additional communication channels.  The TV division is unlikely to expand internally in terms of its operational size and manpower, but it will continue to grow through external outsourcing and potential partnerships and/or joint ventures to secure the availability of TV minutes when needed.

•
Our resale of internet advertising resources is our resale of a portion of the internet resources that we purchase from Baidu in bulk to our existing internet advertising clients, in order to promote their businesses through sponsored searches, search engine traffic generation techniques and so forth.  We achieved approximately US$0.1 million revenue in this business segment for the year ended December 31, 2010 as compared to approximately US$1.1 million for the same period in 2009. We do not consider this segment to be a core business nor revenue source, because it does not promote the www.28.com brand and the revenue generated by this segment is subjected to price fluctuation caused by the bidding system adopted by different search engines. In the fiscal year of 2010, as we intended to promote our direct service website of www.28.com, which has a much higher gross profit, the revenue from this segment decreased as compared to last year. We will continue to monitor our clients’ demands from this segment and negotiate the agency terms (i.e. discount rate, credit terms, etc) with major recourse providers, including Baidu, and adjust our strategy accordingly.

•
For the year ended December 31, 2010, we achieved approximately US$0.53 million of revenue from bank kiosk business segment as compared to approximately US$0.15 million for the same period in 2009. Since the bank kiosk advertising business is still in the development stage, it was not a significant contribution to revenue for the year ended December 31, 2010.  In May 2010, we signed an exclusive agreement with Shanghai Rural Commercial Bank (“SRCB”) to deploy our online banking and display advertising kiosks in all 300 existing and all future SRCB branches.  We also expanded the number of kiosks in fiscal year 2010, we have placed orders to purchase and install an additional 408 kiosks.  As of December 31, 2010, and we have finished the installation of an additional 325 kiosks, including 175 kiosks in China Construction Bank Henan province and 150 kiosks in SRCB.  Management believes that the increase in the number of the kiosks that have been and will be installed will enhance the related advertising coverage though bank kiosks and will help us to yield more clients in the future.

•
Internet information management is a new business segment that we launched in August 2009, which offers our clients an artificial intelligence software product based on our proprietary search engine optimization technology.  The main objective of the product is to assist our clients to gain an early warning of potential negative exposure on the internet so that, when necessary, they can formulate an appropriate response.  We charge a monthly fee to clients using this service.  For the year ended December 31, 2010, we generated US$ 0.21 million revenue from this business segment as compared to US$0.12 million revenue generated for the same period of 2009. We plan to expand our efforts to offer this service to more of our existing clients as well as a part of our sales package to branded clients in the future.

Cost of revenues

Our cost of revenues consist of costs directly related to the offering of our advertising services.  The following table sets forth our cost of revenues, divided into five segments, by amount and gross profit ratio for the periods indicated, with inter-segment transactions eliminated:

	For the years ended December 31,
	2010			2009
	(Amounts expressed in thousands of US dollars, except percentages)
	Revenue	Cost	GP ratio	Revenue	Cost	GP ratio
Internet advertisement	$28,259	$6,782	76%	$17,722	$4,456	75%
TV advertisement	12,493	11,974	4%	18,600	15,637	16%
Internet Ad. resources resell	94	85	10%	1,134	1,085	4%
Bank kiosk	531	45	92%	152	13	91%
Internet information management	210	12	94%	116	7	94%
Others	-	72	N/A	-	35	N/A
Total	$41,587	$18,970	54%	$37,724	$21,233	44%

Cost of revenues: Our total cost of revenues decreased to US$19.0 million for the year ended December 31, 2010 from US$21.2 million for the same period in 2009. This was mainly due to the decrease in costs associated with our lower margin business segments, such as the TV advertisement business and Internet advertisement resources resale business.  The lower margins experienced by these business were relative to the decreases in revenues of these segments for the year ended December 31, 2010.  Our cost of revenues related to the offering of our advertising services primarily consists of internet resources purchased from other portal websites and technical services providers related to lead generation, sponsored search, TV advertisement time costs purchased from TV stations, and business taxes and surcharges.

•
Internet resources cost is the largest component of our cost of revenue for internet advertisement revenue. We purchased these resources from other well-known portal websites in China, such as: Baidu, Google and Tecent (QQ), to assist our internet advertisement clients to get more diversified exposure and to generate more visits to their advertisements, including, their mini-sites, placed on our portal website.  We accomplish these objectives though sponsored search, advanced tracking, advanced traffic generating technologies, and search engine optimization technologies in connection with the well-known portal websites indicated above.  For the years ended December 31, 2010 and 2009, our internet resources cost for internet advertising revenue was US$6.8 million and US$4.5 million, respectively. The increase of the internet resources cost was in line with the increase of the internet advertisement revenue. According to our historical experiences, the average gross profit margin for internet advertising services was approximately 70%-80%.  For the years ended December 31, 2010 and 2009, the gross profit margin for this segment was 76% and 75% respectively, which was considered stable and reasonable for this business segment.

•
TV advertisement time cost is the largest component of our cost of revenue for TV advertisement revenue. We purchase TV advertisement time from about seven different provincial TV stations and resell it to our TV advertisement clients.  Our TV advertisement time cost was US$12.0 million and US$15.6 million for the year ended December 31, 2010 and 2009, respectively. Our gross profit margin for this segment decreased to 4% for the year ended December 31, 2010 as compared to 16% for the same period of 2009.  This decrease was mainly due to the following reasons: (1) the increase of our selling price is relatively lower than the increase of the purchase cost per minute charged by the TV stations for the fiscal year of 2010 as the customers can hardly afford the increasing; (2) as discussed above, due to the Chinese Spring Festival celebrated in the middle of the first quarter of 2010, we had to decrease our selling price further to eliminate the idle TV time purchased from the TV stations, which led to a negative gross profit margin of 2% for this segment in the first quarter of 2010. This situation improved in the following quarters of 2010, in which we achieved an average gross profit margin of approximately 9%. However, due to the increasing cost of the TV time, which led to a decrease in demand as compared to that of 2009, the total revenue for the following quarters of 2010 decreased by approximately 48% as compared with last year; therefore, the overall gross margin of this segment decreased significantly to 4%. During 2010, we reduced the business scope of the TV division. This division has been integrated into our advertising and marketing platform and provided to the existing Internet client base as one of the additional communication channels. It is unlikely to expand internally but will continue to grow through potential partnership externally.

•
Our resale of internet advertising resources consists of purchasing all of the ad-related products from Baidu in large volumes with a more favorable discount rate. We make purchases of these internet resources to enhance the value-added services offered to our internet advertising clients. Besides placing advertisements on www.28.com, some of our advertising clients also seek to use other direct channels for their promotions. Certain of these clients purchase internet resources from us because, through us, they have access to lower rates as compared to the current market price for such internet resources. The gross profit ratio for this business is not considered to be stable, because it is subjected to rate fluctuation triggered by the bidding system adopted by different search engines. For the year ended December 31, 2010, we limited the supply of this segment, because we intend to promote the direct advertisement services to our customers through our own portal website, www.28.com.

Gross Profit

As a result of the foregoing, our gross profit was US$22.6 million for the year ended December 31, 2010 compared to US$16.5 million for the same period in 2009.  Along with the increase of the proportion of the high margin internet advertisement revenue over the total revenue for the year ended December 31, 2010 as compared to the same period in 2009, our overall gross margin increased to 54% as compared with 44% for the same period in 2009.

Operating Expenses and Net Income

Our operating expenses consist of selling expenses, general and administrative expenses and research and development expenses.  The following tables set forth our operating expenses, divided into their major categories by amount and as a percentage of our total revenues for the periods indicated.

	For the years ended December 31,
	2010		2009
	(Amounts expressed in thousands of US dollars, except percentages)
	Amount	% of total revenue	Amount	% of total revenue
Total Revenue	$41,587	100%	$37,724	100%
Gross Profit	22,617	54%	16,491	44%
Selling expenses	3,403	8%	4,198	11%
General and administrative expenses	3,460	8%	2,404	7%
Research and development expenses	907	2%	480	1%
Total operating expenses	$7,770	19%	$7,082	19%

Operating Expenses:  Our operating expenses increased to US$ 7.7 million for the year ended December 31, 2010 from US$ 7.1 million for the same period of 2009.

•
Selling expenses: Selling expenses decreased to US$3.4 million for the year ended December 31, 2010 from US$4.2 million for the same period of 2009.  Our selling expenses primarily consist of advertising expenses for brand development that we pay to TV stations and other media outlets for the promotion and marketing of www.28.com, other advertising and promotional expenses, staff salaries staff benefits, performance bonuses, website server hosting and broadband leasing expenses, and travel and communication expenses.  For the year ended December 31, 2010, the decrease in our selling expenses was mainly due to the decrease in our brand development advertising expenses on TV to approximately US$2.0 million as compared to approximately US$3.1 million for the same period in 2009.  We do not expect that the decrease of brand building expenses on TV will have a significant adverse impact on our future revenue growth, because, through the investment we made in brand building of www.28.com in the last two years, our website has been gradually recognized as one of the most popular internet portals that provides internet advertising  and marketing services and other value-added services for SMEs, particularly for small and medium sized franchises in China.  With the increasing cost of TV advertisements, we have changed our strategy of brand building activities to focus more on government supported programs to increase employment in order to bring our brand building potential and reputation to the next level.  For the year ended December 31, 2010, we incurred approximately US$0.44 million brand building expenses in relation to the co-funding of “Entrepreneurship Fund for Chinese College Students” in China, which is recognized by the six major central ministries, including, China Federation of Industry and Commerce, Ministry of Education, Central Committee of the Communist Young League, United Front Work Department of CPC Central Committee, Ministry of Human Resources and Social Security, and Ministry of Civil Affairs. Management believes that these activities will help to yield additional branded clients who will utilize our portal to promote their chain stores (or franchises), related products and services, or business opportunities over the internet and our other advertising channels.  Without regard to the decrease of the brand development advertising expenses, the increase of the selling expenses for the year ended December 31, 2010 as compared to last year was mainly due to the increase of the staff salary and benefits expenses, which was approximately of US$0.3 million.

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General and administrative expenses: General and administrative expenses increased to US$3.5 million for the year ended December 31, 2010 as compared to US$2.4 million for the same period in 2009.  Our general and administrative expenses primarily consist of salaries and benefits for management, accounting and administrative personnel, office rentals, depreciation of office equipment, professional service fees, maintenance, utilities and other office expenses.  The increase in our general and administrative expenses was mainly due to the following reasons: (1) the increase in professional services charges related to being a US public company, including but not limited to legal, accounting, internal control enhancement etc, for approximately of  US$0.57 million; (2) the increase of the start-up expenditures of our newly established subsidiary, Shenzhen Mingshan, for approximately of  US$0.27 million; and (3) the increase of staff salary, travelling expenses and other general office supplies in relation to the expansion of our business, for about US$0.26 million.

•
Research and development expenses: Research and development expenses increased to US$0.91 million for the year ended December 31, 2010 from US$0.48 million for the same period of 2009.  Our research and development expenses primarily consist of salaries and benefits for the research and development staff, equipment depreciation expenses, and office utilities and supplies allocated to our research and development department. The increase of the research and development expenses for the year ended December 31, 2010 was mainly due to the expansion of our R&D function which resulted in an increase of the salary expenses and other general administrative expense and suppliers.  We expect that our research and development expenses will increase in future periods as we continue to expand, optimize and enhance the technology of our portal website, upgrade our advertising and internet management software and develop other related cloud-based management tools. In the next three to five years, we expect research and development expenses to be within the range of four percent to six percent of our total revenues.

Operating Profit: As a result of the foregoing, our operating profit increased to US$ 14.8 million for the year ended December 31, 2010 from US$ 9.4 million for the same period of 2009.

Changes in Fair Value of Warrants: We originally accounted for our warrants issued to investors and placement agent in our August 2009 financing as derivative liabilities under ASC Topic 815 “Derivatives and Hedging”, because it contains a “Down-round” protection that were applicable if we were to issue new shares of common stock or common stock equivalents at a price per share less than the exercise price of the Warrants.  The “Down-round protection” provision is not considered to be an input to the fair value of a fixed-for-fixed option on equity shares which lead to the Warrants to fail to be qualified as indexed to the Company’s own stock and then fail to meet the scope exceptions of ASC Topic 815. Therefore, we accounted for the Warrants as derivative liabilities under ASC Topic 815.  Pursuant to ASC Topic 815, derivative should be measured at fair value and re-measured at fair value with changes in fair value recorded in earnings at each reporting period. Therefore, we recorded approximately US$4.4 million loss of the changes in fair value of warrants for the year ended December 31, 2009.

On March 29, 2010, we and the holders of the Warrants entered into agreements to amend certain provisions of the Warrants. The amendment to the investor and placement agent warrants removes the “Down-round protection” rights.  In addition, the amendment to the warrants added a provision to grant the holders of a majority of the warrants an approval right until December 31, 2010, over any new issuance of shares of common stock or common stock equivalents at a price per share less than the exercise price of the warrants.   As a result of this amendment, the Warrants issued in the August 2009 financing were qualified as indexed to our own stock and then met the scope exceptions of ASC Topic 815, and were eligible to be reclassified as equity.  In accordance with ASC Topic 815, the classification of a contract should be reassessed at each balance sheet date. If the classification required under this ASC changes as a result of events during the period, the contract should be reclassified as of the date of the event that caused the reclassification.  If a contract is reclassified from an asset or a liability to equity, gains or losses recorded to account for the contract at fair value during the period that the contract was classified as an asset or a liability should not be reversed.  Therefore, we re-measured the fair value of the Warrants as of March 29, 2010, the date of the event that caused the classification, which was approximately US$ 7,703,000 and reclassified the amount to equity as additional paid-in capital.  The gain of the changes in fair value during the period that the Warrants were classified as a derivative liability for the year ended December 31, 2010, which was approximately US$ 1,861,000 was recorded in earnings.

Income Tax: We recognized an income tax expense of US$ 0.35 million and US$ 0.88 million for the year ended December 31, 2010 and 2009, respectively. With an effective date of September 4, 2009, one of our PRC operating entity, Business Opportunity Online obtained the approval of its reassessment of the qualification as a “High and New Technology Enterprise” under the New EIT law and was entitled to a favorable statutory tax rate of 15%.  Under the previous EIT laws and regulations, High and New Technology Enterprises enjoyed a favorable tax rate of 15% and were exempted from income tax for three years beginning with their first year of operations, and were entitled to a 50% tax reduction to 7.5% for the following three years and 15% thereafter. The current EIT Law provides grandfathering treatment for enterprises that were (1) qualified as High and New Technology Enterprises under the previous EIT laws, and (2) established before March 16, 2007, if they continue to meet the criteria for High and New Technology Enterprises under the current EIT Law. The grandfathering provision allows Business Opportunity Online to continue enjoying their unexpired tax holidays provided by the previous EIT laws and regulations. Business Opportunity Online was eligible to enjoy the grandfathering treatment, because it was established before March 16, 2007 and was qualified as a “High and New Technology Enterprise” under the previous EIT laws, which was granted with a three-year EIT exemption from fiscal year 2005 through 2007 and an 50% EIT deduction to 7.5% from fiscal year 2008 through fiscal year 2010. Therefore, its income tax was computed using a tax rate of 7.5% for the year ended December 31, 2010 and 2009 due to its unexpired tax holidays. The applicable income tax rate for Beijing CNET Online was 25% for the year ended December 31, 2010 and 2009. Rise King WFOE was granted a two-year EIT exemption for fiscal year 2009 (its first profitable year) through fiscal year 2010 and a 50% reduction of its applicable EIT rate which is 25% for fiscal year 2011 through fiscal year 2013. Therefore, no income tax expense was accrued for Rise King WFOE for the year ended December 31, 2010 and 2009.

Net Income: As a result of the foregoing, our net income amounted to US$ 16.4 million for the year ended December 31, 2010 as compared to US$ 4.0 million for the same period of 2009. Excluding the non-cash gain of US$1.86 million and non-cash loss of US$4.43 million recorded as changes in fair value of warrants for the year ended December 31, 2010 and 2009, respectively, we achieved net income amounting to US$ 14.5 million and US$ 8.4 million for the year ended December 31, 2010 and 2009, respectively.

Loss attributable to noncontrolling interest: Our newly established consolidated majority-owned subsidiary Shenzhen Mingshan was still in the start-up period as of December 31, 2010. The net loss incurred for the year ended December 31, 2010 of Shenzhen Mingshan was allocated between the shareholders of Shenzhen Mingshan based on ownership percentage in the entity.  Based on the ownership percentages of Shenzhen Mingshan, we allocated approximately US$0.21 million of losses to the noncontrolling interest shareholders of Shenzhen Mingshan for the year ended December 31, 2010.

Net income attributable to ChinaNet Online Holdings, Inc.: Total net income we achieved for the year ended December 31, 2010 minus the net loss attributable to the noncontrolling interest shareholders as discussed above was the net income attributable to ChinaNet Online Holdings, Inc.

Beneficial conversion feature of Series A convertible preferred stock: Upon consummation of our August 2009 Financing, we evaluated whether a beneficial conversion feature exists by comparing the operable conversion price of Series A preferred stock with the fair value of the common stock at the commitment date.  We concluded that the fair value of common stock was greater than the operable conversion price of Series A preferred stock at the commitment date and the intrinsic value of the beneficial conversion feature is greater than the proceeds allocated to the Series A preferred stock.  In accordance with ASC Topic 470 subtopic 20, if the intrinsic value of beneficial conversion feature is greater than the proceeds allocated to the Series A preferred stock, the amount of the discount assigned to the beneficial conversion feature is limited to the amount of the proceeds allocated to the Series A preferred stock, which was approximately US$5,898,000.  Accordingly, the approximately US$5,898,000 proceeds allocated to Series A preferred stock were all allocated to the beneficial conversion feature with a credit to additional paid-in capital upon the issuance of the Series A preferred stock.  Since the Series A preferred stock may convert to our common stock at any time on or after the initial issuing date, all beneficial conversion feature should be immediately recognized as a deemed dividend, a reduction to net income attributable to common shareholders.  Therefore, we recorded approximately US$5,898,000 beneficial conversion feature of Series A convertible preferred stock for the year ended December 31, 2009, as deemed dividend, a deduction of net income attributable to common shareholders of ChinaNet Online Holdings, Inc.

Dividend for Series A convertible preferred stock: Cash dividend to Series A convertible stock holders was calculated at the per annum rate of 10% of the liquidation preference amount of the Series A preferred stock which was US$2.5 per share and the actual number of days each share outstanding within the reporting period. The cash dividend we accrued for the Series A convertible preferred stock was approximately US$0.79 million and US$0.37 million for the year ended December 31, 2010 and 2009, respectively.

Net income attributable to ChinaNet’s common shareholders: Net income attributable to ChinaNet’s common shareholders represents the net income after the allocation to the noncontrolling interest shareholders minus the beneficial conversion feature of Series A convertible preferred stock, as deemed dividend to the holders of the preferred stock and the cash dividend accrued for Series A convertible preferred stock.

B.	LIQUIDITY AND CAPITAL RESOURCES

Cash and cash equivalents represent cash on hand and deposits held at call with banks. We consider all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.   As of December 31, 2010, we had cash and cash equivalents of US$15.6 million.

Our liquidity needs include (i) net cash used in operating activities that consists of (a) cash required to fund the initial build-out and continued expansion of our network and (b) our working capital needs, which include deposits and advanced payment for advertising time purchased from TV stations and for internet resource providers, payment of our operating expenses and financing of our accounts receivable; and (ii) net cash used in investing activities that consist of the payment for acquisitions to further expand our business and client base, and investments in bank kiosk equipment, computers and other office equipment. To date, we have financed our liquidity need primarily through proceeds from our operating activities.

The following table provides detailed information about our net cash flow for the periods indicated:

	For the years ended December 31,
	2010	2009
	Amounts in thousands of US dollars
Net cash provided by operating activities	$11,582	$4,617
Net cash used in investing activities	(9,373)	(930)
Net cash (used in)/provided by financing actives	(767)	7,544
Effect of foreign currency exchange rate changes on cash	231	7
Net increase in cash and cash equivalents	$1,673	$11,238

Net cash provided by operating activates: Our net cash provided by operating activities was US$11.6 million and US$4.6 million for the years ended December 31, 2010 and 2009, respectively.  For the year ended December 31, 2010, we achieved approximately US$15.3 million net income (excluding the US$1.86 million of non-cash gain recorded for the changes in fair value of warrants and the US$0.8 million of non-cash expenses of depreciation, amortization and share-based compensation expenses). On the other hand, in order to facilitate higher market penetration and better publicity of our internet portal in 2011, we provided a loan of approximately US$3.8 million to the production of a TV series of 36 episodes, called “Xiao Zhang Feng Yun”. This TV series is being produced for the commemoration of “The Republican Revolution of 1911” and will be broadcast on one or more of CCTV channels and some of the provincial TV channels in the year of 2011. Year 2011 is the 100th Anniversary of the “Revolution of 1911” and hence, by participating in this TV series, we will have the advertisement space on the closing of each episode as well as other side banners. This was the transaction that decreased our cash provided by operating activities to approximately US$11.6 million for the year ended December 31, 2010.  For the year ended December 31, 2009, we achieved approximately US$9.1 million net income (excluding the US$4.4 million of non-cash loss recorded for the changes in fair value of warrants and the US$0.65 million of non-cash expenses of depreciation, amortization and share-based compensation expenses), and our account receivables increased by approximately US$2.3 million. We also deposited approximately US$2.6 million for participating in TV advertisement time bidding, which resulted in decrease of the net cash provided by the operating activities to US$4.6 million.

Net cash used in investing activities: Our net cash used in investing activities increased to US$ 9.4 million for the year ended December 31, 2010 from US$ 0.9 million for the same period of 2009. For the year ended December 31, 2010, our net cash used in investing activities included four  transactions. First, we prepaid approximately US$1.5 million as a deposit for the acquisition of a 100% equity interest of Quanzhou Zhi Yuan Marketing Planning Co., Ltd. (“Quanzhou Zhi Yuan”) and a 51% equity interest of Quanzhou Tian Xi Sun He Advertisement Co., Ltd. (“Quanzhou Tian Xi Shun He”).  These two acquisition transactions were consummated in the first quarter of 2011.  Quanzhou Zhi Yuan and Quanzhou Tian Xi Shun He are both independent advertising companies based in Fujian province which provide comprehensive branding and marketing services to over 50 small to medium sized companies focused mainly in the sportswear and clothing industry.  These acquisitions will grant us an entry into the Fujian Province, a province of fast growing small and medium enterprises, and with our complete suite of internet advertising and marketing and franchise expansion services, we can expand our business opportunity to more regional franchises, dealerships, merchants and exporters who seek to expand their businesses domestically in China.  Second, we paid approximately US$1.1 million and acquired a 49% equity interest of a newly established company, Beijing Yang Guang.  The investment in Beijing Yang Guang will provide us the synergy to leverage lower cost TV time resources and obtain better TV time resources, and hence improve the financial performance of the TV advertisement business segment when our customers choose it in addition to our internet services. Third, after the acquisition of a 49% equity interest of Beijing Yang Guang, we loaned Beijing Yang Guang approximately US$5.9 million to provide a sustainable level of working capital for the expansion of this entity in the TV advertisement business.  Fourth, we invested approximately US$1.1 million in fixed assets for the year ended December 31, 2010, including approximately US$0.5 million for the purchase of new bank kiosk equipment.  Net cash used in investing activities for the year ended December 31, 2009 was mainly the cash used to purchase vehicles, computers and office equipment as a result of the expansion of our business and increase in our staff.

Net cash used in/provided by financing activities: Our net cash used in financing activities for the year ended December 31, 2010 was approximately US$0.77 million which mainly consisted of the following transactions: (1) cash dividends paid to our preferred stockholders for approximately of US$0.91 million; and (2) the cash contributed by the noncontrolling interest shareholders of Shenzhen Mingshan of approximately US$0.15 million in connection  with the establishment of the company.  Net cash provided by financing activities was approximately US$ 7.5 million for the year ended December 31, 2009.  This is mainly because we completed our August 2009 financing and received net proceeds of US$ 9.2 million from this financing. We also used approximately US$ 1.3 million to pay off the third party loans during fiscal year 2009 and US$ 0.3 million to cancel and retire 4,400,000 shares of our common stock immediately prior to the reverse merger transaction.

Restricted Net Assets

Our ability to pay dividends is primarily dependent on receiving distributions of funds from our PRC operating subsidiaries. Relevant PRC statutory laws and regulations permit payments of dividends by our PRC operating subsidiaries only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. The results of operations reflected in the financial statements prepared in accordance with U.S. GAAP differ from those reflected in the statutory financial statements of our PRC operating subsidiaries.

In accordance with the Regulations on Enterprises with Foreign Investment of China and their articles of association, a foreign invested enterprise established in the PRC is required to provide certain statutory reserves, namely general reserve fund, the enterprise expansion fund and staff welfare and bonus fund which are appropriated from net profit as reported in the enterprise’s PRC statutory accounts. A wholly-owned foreign invested enterprise is required to allocate at least 10% of its annual after-tax profit to the general reserve until such reserve has reached 50% of its respective registered capital based on the enterprise’s PRC statutory accounts. Appropriations to the enterprise expansion fund and staff welfare and bonus fund are at the discretion of the board of directors for all foreign invested enterprises. The aforementioned reserves can only be used for specific purposes and are not distributable as cash dividends. Rising King WFOE was established as a wholly-owned foreign invested enterprise and therefore is subject to the above mandated restrictions on distributable profits.

Additionally, in accordance with the Company Law of the PRC, a domestic enterprise is required to provide statutory common reserve at least 10% of its annual after-tax profit until such reserve has reached 50% of its respective registered capital based on the enterprise’s PRC statutory accounts. A domestic enterprise is also required to provide for discretionary surplus reserve, at the discretion of the board of directors, from the profits determined in accordance with the enterprise’s PRC statutory accounts. The aforementioned reserves can only be used for specific purposes and are not distributable as cash dividends. Beijing CNET Online and Business Opportunity Online were established as a domestic invested enterprise and therefore are subject to the above mandated restrictions on distributable profits.

As a result of these PRC laws and regulations that require annual appropriations of 10% of after-tax income to be set aside prior to payment of dividends as general reserve fund, our PRC operating entities are restricted in their ability to transfer a portion of their net assets to us.  Amounts restricted include paid-in capital and statutory reserve funds of our PRC operating subsidiaries as determined pursuant to PRC generally accepted accounting principles, totaling approximately US$3.2 million as of December 31, 2010.

In addition, we entered contractual arrangements with our PRC Operating Subsidiaries including engaging Rise King WFOE as the exclusive services provider to provide comprehensive technical support, business support and related consulting services to our PRC Operating Subsidiaries which allow Rise King WFOE to receive service fee accordingly. Under PRC law, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities. If any of the transactions we have entered into among our subsidiaries and affiliated entities are found not to be on an arm’s-length basis, or to result in an unreasonable reduction in tax under PRC law, the PRC tax authorities have the authority to disallow our tax savings, adjust the profits and losses of our respective PRC subsidiaries and assess late payment interest and penalties.  The PRC tax authorities may require us to adjust our taxable income under the contractual arrangements with the PRC Operating Subsidiaries we currently have in place in a manner that would materially and adversely affect the PRC Operating Subsidiaries’ ability to pay dividends and other distributions to us.

In addition, we entered contractual arrangements with our PRC Operating Entities including engaging Rise King WOFE as the exclusive services provider to provide comprehensive technical support, business support and related consulting services to our PRC Operating entities which allow Rise King WFOE to receive service fee accordingly. Under PRC law, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities. If any of the transactions we have entered into among our subsidiaries and affiliated entities are found not to be on an arm’s-length basis, or to result in an unreasonable reduction in tax under PRC law, the PRC tax authorities have the authority to disallow our tax savings, adjust the profits and losses of our respective PRC entities and assess late payment interest and penalties.  The PRC tax authorities may require us to adjust our taxable income under the contractual arrangements with the PRC Operating Entities we currently have in place in a manner that would materially and adversely affect the PRC Operating Entities’ ability to pay dividends and other distributions to us.

C.	OFF-BALANCE SHEET ARRANGEMENTS

None.

D.	TABULAR DISCLOSURE OF CONTRACTUAL OBLIGATIONS

The following table sets forth our company’s contractual obligations as of December 31, 2010:

	Office Rental	Server hosting and broad- band lease	Purchase of TV advert. time	Purchase of internet advert. resources	Total
	Amounts in thousands of US dollars
Year ended December 31,
-2011	270	58	2,540	168	3,036
-Thereafter	-	-	-	-	-
Total	270	58	2,540	168	3,036

Recent Developments

a)           On January 6, 2011, as approved by the shareholders of Shenzhen Mingshan, Shanghai Zi Rui Investment Co., Ltd., (“Shanghai Zirui”) a company not affiliated with us, invested RMB15,000,000 (approximately US$2,269,000) cash into our majority-owned subsidiary, Shenzhen Mingshan and Shenzhen Mingshan’s registered capital and paid-in capital then increased from RMB10,000,000 and RMB5,000,000 to RMB25,000,000 and RMB20,000,000, respectively.  Therefore, from January 6, 2011, Shanghai Zirui became the majority shareholder of Shenzhen Mingshan.  Our share of the equity interest in ShenZhen Minshan then decreased from 51% to 20.4% and we ceased to have a controlling financial interest in ShenZhen Mingshan but still retained an investment in and significant influence over Shenzhen Mingshan.

b)           We, through one of our PRC subsidiaries, Beijing CNET Online entered into an equity interest acquisition agreement with the shareholders of Quanzhou Zhi Yuan Marketing Planning Co., Ltd. (“Quznhou Zhi Yuan”) and Quanzhou Tian Xi Sun He Advertisement Co., Ltd. (“Quanzhou Tian Xi Shun He”), (collectively “the acquirees”) on December 18, 2010 and December 22, 2010, respectively. We agreed to pay cash consideration of RMB 9,500,000 (approximately US$1,437,000) and RMB 7,500,000 (approximately US$1,134,000) in exchange for a 100% of equity interest of QuanZhou Zhi Yuan and a 51% of the equity interest of Quanzhou Tian Xi Shun He, respectively.  As agreed by all parties, the completion dates of these acquisition transactions and the transfer of the control of the acquirees were the dates that the equity interest transfers were approved and registered with the relevant PRC government authorities.  Quanzhou Zhi Yuan and Quanzhou Tian Xi Shun He are both independent advertising companies based in Fujian province which provide comprehensive branding and marketing services to over 50 small to medium sized companies focused mainly in the sportswear and clothing industry. On January 4, 2011 and February 23, 2011, the acquisition of a 100% equity interest of Quanzhou Zhi Yuan and the acquisition of a 51% equity interest of Quanzhou Tian Xi Shun He were approved and registered with the relevant PRC government authorities of Quanzhou City, Fujian Provision, respectively.  We determine the acquisition dates of Quanzhou Zhi Yuan and Quanzhou Tian Xi Shun He as of January 4, 2011 and February 23, 2011, respectively. These were the dates both counter-parties of these transactions have completed their obligations and received the corresponding benefits as outlined in the acquisition agreements and also the dates the control of the acquires were officially and legally transferred to us in fact.

c)           On March 1, 2011, one of our PRC operating subsidiaries, Business Opportunity Online, together with an individual, who was not affiliated with us, formed a new company, Beijing Chuang Fu Tian Xia Network Technology Co., Ltd. (“Beijing Chuang Fu Tian Xia”). The registered capital of Beijing Chuang Fu Tian Xia is RMB1,000,000.  Business Opportunity Online and the co-founding individual invested RMB510,000 (approximately US$77,000) and RMB490,000 (approximately US$74,000) cash in Beijing Chuang Fu Tian Xia, respectively, and hence owned 51% and 49% of the equity interests of  Beijing Chuang Fu Tian Xi, respectively. In addition to capital investment, the co-founding individual is required to provide the controlled domain names, www. Liansuo.com and www.chuanye.com to register under the established subsidiary.  This subsidiary will be operating the websites associated the mentioned domain name.

d)           On April 28, 2009, each of Messrs. Handong Cheng, and Xuanfu Liu and Ms. Li Sun entered into Share Transfer Agreements with Mr. Yang Li, the sole shareholder of Rise King BVI, which beneficially owns an aggregate of 7,434,940 shares of our common stock, representing approximately 42.9% of the total issued and outstanding shares of our common stock (based on 17,328,236 shares of common stock issued and outstanding as of March 30, 2011), (the “Share Transfer Agreements”).  Pursuant to the terms of the Share Transfer Agreements, Mr. Li granted to each of Messrs. Cheng, Liu and Ms. Sun, acting as a nominee for Mr. Zhige Zhang, an option to purchase 46%, 36% and 18% of the outstanding stock of Rise King BVI, respectively.  On March 30, 2011, pursuant to the terms of the Share Transfer Agreement, Ms. Sun transferred her right to acquire 18% of the shares of Rise King BVI under the Share Transfer Agreement to Mr. Zhige Zhang, the chief financial officer of our company.  On March 30, 2011, each of Messrs. Cheng, Liu and Zhang (the “PRC Persons”) exercised their right to purchase the outstanding stock of Rise King BVI.  On the same date, the Entrustment Agreement originally entered into among Rise King BVI, Messrs. Cheng, Liu and Ms. Li was terminated.  As a result of these transactions, the ownership of Rise King was transferred from Mr. Li to Messrs. Cheng, Liu and Zhang.  Rise King BVI has sole voting and dispositive power over the Subject Shares. Messrs. Cheng, Liu and Zhang, may be deemed to share voting power over the shares as a result of their collective ownership of all of the outstanding stock of Rise King BVI.

DESCRIPTION OF THE BUSINESS

We are a holding company that conducts our primary businesses through our subsidiaries and operating companies, Business Opportunity Online, Beijing CNET Online, Shanghai Borongdongsi and Rise King (Shanghai) Advertisement Media Co., Ltd. We are one of China’s leading business-to-business (“B2B”) fully integrated internet service providers for expanding small and medium enterprises’ (“SMEs”) sales networks in China.  Our services were founded on proprietary internet and advertising technologies that include (i) preparing and publishing rich media enabled advertising and marketing campaigns for clients on the Internet, mobile phone, television and other valued added communication channels, (ii) hosting mini-sites with online messaging and consulting functionalities, (iii) generating effective sales leads and (iv) providing online management tools to help SMEs manage the expansion of their sales networks. Our goal is to strengthen our position as the leading diversified one-stop internet service provider to SMEs for their sales network expansion in China.  Our multi-channel advertising and promotion platform consists of the website www.28.com (“28.com”), our Internet advertising portal, ChinaNet TV, our TV production and advertising unit, and our bank kiosk advertising unit, which is primarily used as an advertising platform for clients in the financial services industry and will be further utilized as an additional value-added communication channel for SME clients.

We provide advertising, marketing and lead generation services to over 1,200 clients in a variety of consumer focused business categories including 883 active clients as of the year ended December 31, 2010.  Our advertising and marketing campaign services combine the Internet, mobile and television advertising, thereby maximizing advertising exposure for our clients; 28.com is a part of this advertising and promotion platform. Through the high traffic internet portal 28.com, operated through Business Opportunity Online, companies and entrepreneurs advertise their business information, brands, products and services, as well as other related business opportunities through their mini-sites hosted by 28.com.  The platform also offers campaign management tools for our clients including lead generation and capture, advanced tracking, search engine marketing, search engine optimization, resource scheduling, and content management.  Primarily through 28.com, our customers can build sales channels and develop relationships directly with franchisees, sales agents, distributors and/or resellers.  It also functions as a one-stop destination for the general public seeking new business opportunities or other business ventures.  The ChinaNet TV division, which operates through Beijing CNET Online, has in-house television productions and distribution capabilities.  We create and distribute television shows that are typically 10 or 20 minutes in length and are broadcasted on local television stations.  Airtime is purchased in 40 minute blocks which are further segmented into two to four sub-blocks.  The television shows are comprised of advertisements, similar to infomercials, and also include promotions for several clients during the allotted time. During 2010, we reduced the business scope of the TV division and integrated the TV division into our advertising and marketing platform as a part of the value-added services offered to our clients based on demand. The bank kiosk division, which operates through Shanghai Borongdongsi, provides interactive LCD ad displays and targets banking customers.  In cooperation with the China Construction Bank, in 2009 we placed 200 interactive kiosks in its branches throughout Henan Province.  During 2010, we placed an additional 175 kiosks in the branches of China Construction Bank in Henan province.  In May 2010, we signed an exclusive agreement with Shanghai Rural Commercial Bank (“SRCB”) to deploy our online banking and display advertising kiosks in all 300 existing, and all future, SRCB branches.  As of December 31, 2010, we installed 150 bank kiosks in SRCB branches.  Each kiosk has an LCD advertising display panel, which provides advertising aimed at bank customers. The kiosk also provides Internet access on a separate screen so that customers can perform basic non-cash banking functions such as transferring money, purchasing annuities and/or insurance, and paying bills.

We derive our revenue principally by:

•	charging our clients fixed monthly fees for the services provided by the advertising and marketing platform described above;

•	charging productions fees for television and video spots;

•	selling advertising time slots on our television shows and on our installed bank kiosks;

•	collecting fees associated with lead generation; and

•	charging brand management consulting fees to a certain group of clients.

The five largest industries in terms of revenue in which our advertising clients operate are (1) food and beverage, (2) cosmetics and health care, (3) footwear, apparel and garments, (4) home goods and construction materials, and (5) environmental protection equipment.  Advertisers from these industries together accounted for approximately 84% of our revenue in 2010.

Since we commenced our current business operations in 2003, we have experienced continuous growth in our network and in our financial results.  We generated total revenues of $41.6 million in 2010 compared to $37.7 million in 2009 and net income of $16.6 million in 2010 (after allocation of the losses incurred by our majority-owned subsidiary to the non-controlling interest shareholders) compared to net income of $4.0 million in 2009. Our net income attributable to common shareholders after the deduction of the cash dividend accrued for our preferred shareholders was $15.8 million for the year ended December 31, 2010.  Our net losses attributable to common shareholders was $2.3 million for the year ended December 31, 2009, after deduction of the cash dividend accrued for our preferred shareholders and deduction of a deemed dividend arising from the intrinsic value of the beneficial conversion feature upon issuance of our Series A preferred stock in the August 2009 financing, as required by US GAAP. With the exclusion of non-cash gain or loss recognized in relation to fair value changes of the warrants issued in the August 2009 financing and the deemed dividend recognized for the preferred stock, we achieved $14.7 million and $8.4 million net income in 2010 and 2009, respectively, and achieved $13.9 million and $8.1 million of net income attributable to common shareholders in 2010 and 2009, respectively.

Our Corporate History and Background

We were incorporated in the State of Texas in April 2006 and re-domiciled to become a Nevada corporation in October 2006. From the date of our incorporation until June 26, 2009, when we consummated the Share Exchange (as defined below), our business development activities were primarily concentrated in web server access and company branding in hosting web based e-games.

Our wholly owned subsidiary, China Net Online Media Limited was incorporated in the British Virgin Islands on August 13, 2007 (“China Net BVI”).  On April 11, 2008, China Net BVI became the parent holding company of a group of companies comprised of CNET Online Technology Limited, a Hong Kong company (“China Net HK”), which established, and is the parent company of, Rise King Century Technology Development (Beijing) Co., Ltd., a wholly foreign-owned enterprise (“WFOE”) established in the People’s Republic of China (“Rise King WFOE”).  We refer to the transactions that resulted in China Net BVI becoming an indirect parent company of Rise King WFOE as the “Offshore Restructuring.” We operate our business in China primarily through Business Opportunity Online (Beijing) Network Technology Co., Ltd. (“Business Opportunity Online”), Beijing CNET Online Advertising Co., Ltd. (“Beijing CNET Online”), and Shanghai Borongdingsi Computer Technology Co., Ltd. (“Shanghai Borongdingsi”).  Business Opportunity Online, Beijing CNET Online and Shanghai Borongdingsi, were incorporated on December 8, 2004, January 27, 2003 and August 3, 2005, respectively.  From time to time we refer to Business Opportunity Online, Beijing CNET Online and Shanghai Borongdingsi collectively as our “PRC Operating Entities.”  Shanghai Borongdingsi is owned 51% by Beijing CNET Online.  Beijing CNET Online and Shanghai Borongdingsi entered into a cooperation agreement in June 2008, followed up with a supplementary agreement in December 2008, to conduct e-banking advertisement business. The business is based on an e-banking cooperation agreement between Shanghai Borongdingsi and Henan provincial branch of China Construction Bank which allows Shanghai Borongdingsi, or its designated party, to conduct in-door advertising business within the business outlets throughout Henan Province. The e-banking cooperation agreement has a term of eight years, which began in August 2008. However, Shanghai Borongdingsi was not able to conduct the advertising business as a stand-alone business due to the lack of an advertising business license and supporting financial resources. Pursuant to the aforementioned cooperation agreements, Beijing CNET Online committed to purchase equipment, and to provide working capital, technical and other related support to Shanghai Borongdingsi.  Beijing CNET Online owns the equipment used in the kiosk business, is entitled to sign contracts in Shanghai Borongdingsi’s name on behalf of the business, and holds the right to collect the advertising revenue generated from the kiosk business exclusively until it recovers of the cost of purchasing the equipment. Thereafter, Beijing CNET Online has agreed to distribute 49% of the net profit generated from the e-banking advertising business, if any, to the minority shareholders of Shanghai Borongdingsi.

Restructuring

In October 2008, a restructuring plan was developed (the “Restructuring”).  The Restructuring was accomplished in two steps.  The first step was for Rise King WFOE to acquire control over Business Opportunity Online and Beijing CNET Online (collectively the “PRC Operating Subsidiaries”) by entering into a series of contracts (the “Contractual Agreements”), which enabled Rise King WFOE to operate the business and manage the affairs of the PRC Operating Subsidiaries. Both of the PRC Operating Subsidiaries at that time were, and currently are, owned by Messrs. Handong Cheng, Xuanfu Liu and Ms. Li Sun (the “PRC Shareholders”). Mr. Cheng is now our Chief Executive Officer.  After the PRC Restructuring was consummated, the second step was for China Net BVI to enter into and complete a transaction with a U.S. public reporting company, whereby that company would acquire China Net BVI, China Net HK and Rise King WFOE, and control the PRC Operating Subsidiaries (the “China Net BVI Companies”).

Legal Structure of the PRC Restructuring

The PRC Restructuring was consummated in a manner so as not to violate PRC laws relating to restrictions on foreign ownership of businesses in certain industries in the PRC and the PRC M&A regulations.

The Foreign Investment Industrial Guidance Catalogue jointly issued by the Ministry of Commerce (“MOFCOM”) and the National Development and Reform Commission in 2007 classified various industries/business into three different categories: (i) encouraged for foreign investment, (ii) restricted to foreign investment and (iii) prohibited from foreign investment.  For any industry/business not covered by any of these three categories, they will be deemed to be industries/business permitted to have foreign investment.  Except for those expressly provided restrictions, encouraged and permitted industries/businesses are usually open to foreign investment and ownership.  With regard to those industries/businesses restricted to or prohibited from foreign investment, there is always a limitation on foreign investment and ownership.

The business of the PRC Operating Subsidiaries falls under the class of a business that provides Internet content or information services, a type of value added telecommunication services, for which restrictions upon foreign ownership apply. As a result, Rise King WFOE is not allowed to do the business the PRC Operating Subsidiaries companies are currently pursuing.  Advertising business is open to foreign investment but one of the requirements is that the foreign investors of a WFOE shall have been carrying out advertising business for over three years pursuant to the Foreign Investment Advertising Measures as amended by MOFCOM and the State Administration of Industry and Commerce (“SAIC”) on August 22, 2008.  Rise King WFOE is not allowed to engage in the advertising business because its shareholder, China Net HK, does not meet such requirements.  In order to control the business and operations of the PRC Operating Subsidiaries, and consolidate the financial results of the two companies in a manner that does not violate current PRC laws, Rise King WFOE executed the Contractual Agreements with the PRC Shareholders and each of the PRC Operating Subsidiaries. The Contractual Agreements allow us through Rise King WFOE to, among other things, secure significant rights to influence the two companies’ business operations, policies and management, approve all matters requiring shareholder approval, and the right to receive 100% of the income earned by the PRC Operating Subsidiaries.  In return, Rise King WFOE provides consulting services to the PRC Operating Subsidiaries.  In addition, to ensure that the PRC Operating Subsidiaries and the PRC Shareholders perform their obligations under the Contractual Arrangements, the PRC Shareholders have pledged to Rise King WFOE all of their equity interests in the PRC Operating Subsidiaries.  They have also entered into an option agreement with Rise King WFOE which provides that at such time that current restrictions under PRC law on foreign ownership of Chinese companies engaging in the Internet content or information services in China are lifted, Rise King WFOE may exercise its option to purchase the equity interests in the PRC Operating Subsidiaries directly.

Each of the PRC Shareholders entered into a share transfer agreement (the “Share Transfer Agreement”) with Mr. Yang Li, the sole shareholder of Rise King Investment Limited, a British Virgin Islands company (“Rise King BVI”), which is a 55% shareholder of China Net BVI.  In entering into the Share Transfer Agreement, Ms. Li Sun was acting as the nominee of Mr. Zhige Zhang, our chief financial officer.  Mr. Zhang did not report his indirect ownership of ChinaNet BVI’s common stock by virtue of Ms. Li acting as his nominee on his original Form 3 filed with the SEC.  The PRC Shareholders have been granted the incentive options for the contributions that they have made and will continue to make to Rise King BVI. Under the Share Transfer Agreements Mr. Li granted to each of the PRC Shareholders an option to acquire, in the aggregate 10,000 shares of Rise King BVI, representing 100% of the issued and outstanding shares of Rise King BVI, provided that certain financial performance thresholds were met by the China Net BVI.  The Share Transfer Agreement was formalized and entered into on April 28, 2009.  There is no prohibition under PRC laws for the PRC Shareholders to earn an interest in Rise King BVI after the PRC Restructuring is consummated in compliance with PRC law.

Pursuant to the Share Transfer Agreement, the Option Shares vest and become exercisable in one-third increments upon the China Net BVI Companies attaining consolidated gross revenue performance targets for fiscal 2009, the six month period ended June 30, 2010 and the six month period ended December 31, 2010 of RMB 100 million, RMB 60 million and RMB 60 million. If the China Net BVI Companies achieve the performance targets the exercise price will be $1.00 per share.  If the targets are not met, the exercise price shall increase to $2.00 per share. Therefore, as of February 14, 2011, 100% of the Option Shares were exercisable.  On March 30, 2011, Ms. Li Sun transferred the Option Shares held by her to Mr. Zhang.  On March 30, 2011, pursuant to the terms of the Share Transfer Agreement, each of Mr. Cheng, Mr. Liu and Mr. Zhang exercised their rights to acquire the Option Shares. Due to the fact that the China Net BVI Companies had achieved the performance targets set forth in the Share Transfer Agreement, each of Mr. Cheng, Mr. Liu and Mr. Zhang paid an exercise of $1.00 per share to Mr. Yang Li.  As a result of this exercise, as of March 30, 2011, Mr. Cheng, Mr. Li and Mr. Zhang became the sold shareholders of Rise King BVI and collectively hold 55% of the outstanding shares of China Net BVI.

Accounting Treatment of the Restructuring

The Restructuring is accounted for as a transaction between entities under common control in a manner similar to pooling of interests, with no adjustment to the historical basis of the assets and liabilities of the PRC Operating Subsidiaries.  The operations of the PRC Operating Entities are consolidated as if the current corporate structure had been in existence throughout the period presented in the audited financial statements. The Restructuring is accounted for in this manner because pursuant to an Entrustment Agreement dated June 5, 2009 (the “Entrustment Agreement”) between Rise King BVI and the PRC Shareholders, Rise King BVI granted to the PRC Shareholders, on a collective basis, managerial control over each of the China Net BVI Companies by delegating to the PRC Shareholders its shareholder rights, including the right to vote, and its rights to designate management of the China Net BVI Company.  The Entrustment Agreement, together with the Contractual Arrangements demonstrates the ability of the PRC Shareholders to continue to control Business Opportunity Online and Beijing CNET Online, which are under our common control.  On March 30, 2011, in connection with the exercise of the options pursuant to the Share Transfer Agreement, the Entrustment Agreement was terminated.

Below is a summary of the material terms of the Contractual Agreements.

Exclusive Business Cooperation Agreements

Pursuant to Exclusive Business Cooperation Agreements entered into by and between Rise King WFOE and each of the PRC Operating Subsidiaries in October 2008, Rise King WFOE has the exclusive right to provide to the PRC Operating Subsidiaries complete technical support, business support and related consulting services, which include, among other things, technical services, business consultations, equipment or property leasing, marketing consultancy and product research. Each PRC Operating Subsidiary has agreed to pay an annual service fee to Rise King WFOE equal to 100% of its audited total amount of operational income each year.  Each PRC Operating Subsidiary has also agreed to pay a monthly service fee to Rise King WFOE equal to 100% of the net income generated on a monthly basis. The payment and terms of payment are fixed to ensure that Rise King WFOE obtains 100% of the net income for that month, although adjustments may be made upon approval by Rise King WFOE to provide for operational needs. If at year end, after an audit of the financial statements of any PRC Operating Subsidiary, there is determined to be any shortfall in the payment of 100% of the annual net income, such PRC Operating Subsidiary must pay such shortfall to Rise King WFOE. Each agreement has a ten-year term, subject to renewal and early termination in accordance with the terms therein.

Exclusive Option Agreements

Under Exclusive Option Agreements entered into by and among Rise King WFOE, dated as of October 8, 2008, each of the PRC Shareholders irrevocably granted to Rise King WFOE or its designated person an exclusive option to purchase, to the extent permitted by PRC law, a portion or all of their respective equity interest in any PRC Operating Subsidiary for a purchase price of RMB 10 or a purchase price to be adjusted to be in compliance with applicable PRC laws and regulations. Rise King WFOE or its designated person has the sole discretion to decide when to exercise the option, whether in part or in full. Each of these agreements has a ten-year term, subject to renewal at the election of Rise King WFOE.

Equity Pledge Agreements

Under the Equity Pledge Agreements entered into by and among Rise King WFOE, the PRC Operating Subsidiaries and each of the PRC Shareholders, dated as of October 8, 2008, the PRC Shareholders pledge, all of their equity interests in PRC Operating Subsidiaries to guarantee the PRC Operating Subsidiaries’  performance of its obligations under the Exclusive Business Cooperation Agreement. If the PRC Operating Subsidiaries or any of the PRC Shareholders breaches its/his/her respective contractual obligations under this agreement, or upon the occurrence of one of the events regarded as an event of default under each such agreement, Rise King WFOE, as pledgee, will be entitled to certain rights, including the right to dispose of the pledged equity interests. The PRC Shareholders of the PRC Operating Subsidiaries agree not to dispose of the pledged equity interests or take any actions that would prejudice Rise King WFOE’s interest, and to notify Rise King WFOE of any events or upon receipt of any notices which may affect Rise King WFOE’s interest in the pledge. Each of the equity pledge agreements will be valid until all the payments due under the Exclusive Business Cooperation Agreement have been fulfilled.

Irrevocable Powers of Attorney

The PRC Shareholders have each executed an irrevocable power of attorney, dated as of October 8, 2008, to appoint Rise King WFOE as their exclusive attorneys-in-fact to vote on their behalf on all PRC Operating Subsidiary matters requiring shareholder approval.  The term of each power of attorney is valid so long as such shareholder is a shareholder of the respective PRC Operating Subsidiary.

Share Exchange

On June 26, 2009, we entered into a Share Exchange Agreement (the “Exchange Agreement”), with (i) ChinaNet BVI, (ii) ChinaNet BVI’s shareholders, Allglad Limited, a British Virgin Islands company (“Allglad”), Growgain Limited, a British Virgin Islands company (“Growgain”), Rise King Investments Limited, a British Virgin Islands company (“Rise King BVI”), Star (China) Holdings Limited, a British Virgin Islands company (“Star”), Surplus Elegant Investment Limited, a British Virgin Islands company (“Surplus”), Clear Jolly Holdings Limited, a British Virgin Islands company (“Clear” and together with Allglad, Growgain, Rise King BVI, Star and Surplus, the “ChinaNet BVI Shareholders”), who together own shares constituting 100% of the issued and outstanding ordinary shares of ChinaNet BVI (the “ChinaNet BVI Shares”), and (iii) G. Edward Hancock, the former principal stockholder of the Company. Pursuant to the terms of the Exchange Agreement, the ChinaNet BVI Shareholders transferred to the Company all of the ChinaNet BVI Shares in exchange for the issuance of 13,790,800 (the “Exchange Shares”) shares of Common Stock (the “Share Exchange”).  As a result of the Share Exchange, ChinaNet BVI became a wholly owned subsidiary of our company and we are now a holding company, which through certain contractual arrangements with operating companies in the PRC, is engaged in providing advertising, marketing and communication services to small and medium companies in China.

Immediately prior to the Share Exchange, we cancelled and retired 4,400,000 shares of our issued and outstanding Common Stock (the “Cancelled Shares”) (reducing our issued and outstanding shares to 1,383,500), and issued 600,000 shares of our Common Stock in the aggregate to certain third parties in consideration for services rendered (resulting in 1,983,500 shares of issued and outstanding Common Stock immediately prior to the Share Exchange).  A cash amount of $300,000, previously deposited by us into an escrow account was paid to G. Edward Hancock, our former majority shareholder and owner of the Cancelled Shares, as consideration for cancelling the Cancelled Shares in connection with the Share Exchange.  As a result of the cancellation of the Cancelled Shares, the share issuance described above, and the Share Exchange, we had 15,774,300 shares issued and outstanding immediately following the Share Exchange.

In connection with the Share Exchange, we entered into a Registration Rights Agreement dated June 26, 2009 with certain of our stockholders signatory thereto.  Pursuant to the Registration Rights Agreement, we agreed to provide those stockholders signatory thereto, for a 90-day period from the date of signing, piggyback registration rights under the Securities Act on a portion of their shares.  In the event that we do not file such registration statement within the 90-day period, the stockholders holding a majority of the securities registrable under the Registration Rights Agreement will have a demand registration right. There are no other penalties or liquidated damages (in securities of our company, cash or otherwise) as a result of the Company not successfully filing a registration statement within the 90-day period or pursuant to the terms of the demand.

Name Change

Prior to July 14, 2009, our company name was Emazing Interactive, Inc.  On July 14, 2009, our company caused to be formed a corporation under the laws of the State of Nevada called ChinaNet Online Holdings, Inc. (the “Merger Sub”) and acquired one hundred shares of its common stock for cash. As such, Merger Sub was merged with and into our company.  As a result of the merger, the separate existence of the Merger Sub ceased.  As a further result of the merger, our corporate name was changed to “ChinaNet Online Holdings, Inc.”  We are the surviving corporation in the merger and, except for the name change provided for in the Agreement and Plan of Merger, there was no change in our directors, officers, capital structure or business.

2009 Financing

On August 21, 2009 (the “Closing Date”), we entered into a securities purchase agreement (the “Purchase Agreement”), with several investors, including institutional, accredited and non-US persons and entities (the “Investors”), pursuant to which we sold units, comprised of 10% Series A Convertible Preferred Stock, par value $.001 per share (the “Series A Preferred Stock”), and two series of warrants, for a purchase price of $2.50 per unit and gross proceeds of approximately $10.3 million (the “Financing”).  Net proceeds from the Financing were approximately $9.2 million.  We sold 4,121,600 units in the aggregate, which included (i) 4,121,600 shares of our Series A Preferred Stock, (ii) Series A-1 Warrants to purchase 2,060,800 shares of Common Stock at an exercise price of $3.00 per share with a three-year term, and (iii) Series A-2 Warrants to purchase 2,060,800 shares of Common Stock at an exercise price of $3.75 with a five-year term.  In connection with the Financing, we issued to TriPoint Global Equities, LLC warrants to purchase 329,728 shares of our Common Stock at an exercise price of $2.50 per share,  164,864 at an exercise price of $3.00 and 164,864 at an exercise price of $3.75. The warrants expire on August 20, 2014.

In connection with the Financing, we entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors in which we agreed to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) to register the Common Stock underlying the Series A Preferred Stock, the Series A-1 Warrants and the Series A-2 Warrants, thirty (30) days after the closing of the Financing.  We have agreed to use our best efforts to have the Registration Statement declared effective within 150 calendar days after filing, or 180 calendar days after filing in the event the Registration Statement is subject to a “full review” by the SEC.

We are required to keep the Registration Statement continuously effective under the Securities Act until such date as is the earlier of the date when all of the securities covered by that registration statement have been sold or the date on which such securities may be sold without any restriction pursuant to Rule 144 (the “Financing Effectiveness Period”).  We will pay liquidated damages of 2% of each holder’s initial investment in the units sold in the Financing per month, payable in cash, up to a maximum of 10%, if the Registration Statement is not filed or declared effective within the foregoing time periods or ceases to be effective prior to the expiration of the Financing Effectiveness Period.  However, no liquidated damages shall be paid with respect to any securities being registered that we are not permitted to include in the Registration Statement due to the SEC’s application of Rule 415.

In connection with the Financing, we  entered into a securities escrow agreement with the Investors (the “Escrow Agreement”), pursuant to which Rise King BVI (the “Principal Stockholder”), initially placed 2,558,160 shares of Common Stock (the “Escrow Shares”) into an escrow account.  Of the Escrow Shares, 1,279,080 shares (equivalent to 50% of the Escrow Shares) were held as security for the achievement of audited net income equal to or greater than $7.7 million for the fiscal year 2009 (the “2009 Performance Threshold”) and the remaining 1,279,080 of the Escrow Shares are being held as security for the achievement of audited net income equal to or greater than $14 million for the fiscal year 2010 (the “2010 Performance Threshold”).

If we achieve at least 95% of the applicable Performance Threshold, all of the Escrow Shares for the corresponding fiscal year shall be returned to the Principal Stockholder. If we achieve less than 95% of the applicable Performance Threshold, the Investors shall receive in the aggregate, on a pro rata basis (based upon the number of shares of Series A Preferred Stock or Conversion Shares owned by each such Investor as of the date of distribution of the Escrow Shares), 63,954 shares of the Escrow Shares for each percentage by which the applicable Performance Threshold was not achieved up to the total number of Escrow Shares for the applicable fiscal year.  Any Escrow Shares not delivered to any Investor because such Investor no longer holds shares of Series A Preferred Stock or Conversion Shares shall be returned to the Principal Stockholder.

For the purposes of the Escrow Agreement, net income is defined in accordance with US GAAP and reported by us in our audited financial statements for each of the fiscal years ended 2009 and 2010; provided, however, that net income for each of fiscal years ended 2009 and 2010 shall be increased by any non-cash charges incurred (i) as a result of the Financing , including without limitation, as a result of the issuance and/or conversion of the Series A Preferred Stock, and the issuance and/or exercise of the Warrants, (ii) as a result of the release of the Escrow Shares to the Principal Stockholder and/or the Investors, as applicable, pursuant to the terms of the Escrow Agreement, (iii) as a result of the issuance of ordinary shares of the Principal Stockholder to Messrs. Handong Cheng and Xuanfu Liu and Ms. Li Sun, acting as nominee for Mr. Zhige Zhang, (the “PRC Shareholders”), upon the exercise of options granted to the PRC Shareholders by the Principal Stockholder, (iv) as a result of the issuance of warrants to any placement agent and its designees in connection with the Financing, (v) the exercise of any warrants to purchase Common Stock outstanding  and (vi) the issuance under any performance based equity incentive plan that we adopt.

The 2009 Performance Threshold was met, and 1,279,080 Escrow Shares (50% of the Escrow Shares) were released to the Principal Stockholder.

The 2010 Performance Threshold was met, and as a result, the remaining 1,279,080 Escrow Shares (50% of the Escrow Shares) will be released to the Principal Stockholder.  We are currently working with the Escrow Agent to facilitate the release of these shares.

In addition, we are a party to a Lock-Up Agreement with each of our executive officers and directors (the “Affiliates”), under which the Affiliates have agreed not to offer, sell, contract to sell, assign, transfer, hypothecate gift, pledge or grant a security interest in, or otherwise dispose of  any shares of our common stock that such Affiliates presently own or may acquire during the period commencing on the Closing Date and expiring on the date that is six months following the effective date of the Registration Statement  (the “Lock-up Period”).  Each Affiliate further agreed that during the 12-month period following the Lock-up Period, such Affiliate shall not transfer more than one-twelfth (1/12) of such Affiliate’s holding of Common Stock during any one calendar month.

Recent Developments

On December 6, 2010, through our wholly-owned subsidiary, Rise King WFOE, we entered into a series of exclusive contractual arrangements with Rise King (Shanghai) Advertisement Media Co., Ltd. (“Shanghai Jing Yang”), a company incorporated under PRC laws in December 2009. The contractual arrangements that we enetered into with Shanghai Jing Yang allow us, through Rise King WFOE, to, among other things, secure significant rights to influence Shanghai Jing Yang’s business operations, policies and management, approve all matters requiring shareholder approval, and the right to receive 100% of the income earned by Shanghai Jing Yang. From the date of incorporation until December 6, 2010, Shanghai Jing Yang did not conduct any business activities. This company is established and registered in the Industrial Zone in Jiading District of Shanghai, PRC, which will provide us a potential, preferential enterprise income tax rate of 10%.

On December 8, 2010, Shanghai Jing Yang acquired a 49% interest of a newly established company, Beijing Yang Guang Media Investment Co., Ltd. (“Beijing Yang Guang”). The investment in Beijing Yang Guang will provide us with the synergies to leverage our partner's client base lower priced TV time resources. Such partnership will allow us to provide additional value-added services to our existing client base with lower purchasing costs, more professional TV related services and resources and hence improve our performance of the TV advertisement business segment for fiscal year of 2011. As of December 31, 2010, Beijing Yang Guang has not commenced business activities.

Industry and Market Overview

Overview of the Advertising Market in China

China has the largest advertising market in Asia, excluding Japan.  According to ZenithOptimedia in 2010, China’s advertising market was the fourth largest in the world by media expenditure, which was estimated to be approximately $22.6 billion, accounting for 21.3% of the total advertising spending in the Asia-Pacific region.  ZenithOptimedia also projected that the advertising market in China will be one of the fastest growing advertising markets in the world, at a CAGR of 14.8% from 2010 to 2013. By 2013, China is projected to account for 26.2% of the total advertising spending in the Asia-Pacific region.  The growth of China’s advertising market is driven by a number of factors, including the rapid and sustained economic growth and increases in disposable income and consumption in China. According to ZenithOptimedia, China was the second largest economy in the world in 2010 in terms of GDP, which amounted to US$5.9 trillion.

According to the National Bureau of Statistics of China, the annual disposable income per capita in urban households increased from RMB 15,781 in 2008 to RMB 17,175 in 2009 and to RMB 19,109 in 2010, representing an increase of 8.8% and 11.3%, respectively.

According to ZenithOptimedia (December, 2010), China will become the third largest advertising market in the world, and by 2013, China will contribute approximately US$11.6 billion to the global advertising spending, following the United States which contributes approximately US$13.3 billion to global advertising spending.  Japan, the largest advertising spender in the Asia-Pacific region, is only expected to grow its advertising spending by 5% between 2010 and 2013, whereas an emerging market, like China, will grow its advertising spending by 51% in the same period. Overall, the Asia-Pacific region, excluding Japan, is estimated to have one of the highest growth rates on a year-over-year basis from 2009 to 2010, with an average growth rate of 10.95%. China is expected to lead the growth in the region.

Overview of the Internet Advertising Industry

ZenithOptimedia projected that the global internet advertising market will grow by 14% between 2009 and 2013 and reach $91.5 billion in 2013. Within China, the internet advertising market was particularly strong and grew to approximately 4.2 billion according to Enfodesk (February 2011).   This growth is expected to stem primarily from higher internet penetration rate of just 34.3% by the end of 2010 (The Ministry of Industry and Information Technology of China, January 2011), the use of search engine, rich media, video and game embedded advertisements. The growth of Internet advertising is expected to be 15.3% in 2011, and according to the iResearch China Merchant Website Research Report, is expected to reach $5.8 billion in 2012. The diagram below depicts the annual size & growth of the Chinese Internet advertising market from 2001 to 2012:

High Demand for the Internet Advertising in China

We believe that the Internet advertising market in China also has significant potential for future growth due to high demand from the rapid development of the franchise and chain store business and the SMEs. According to the 2009-2010 China Franchise Development Report by China Chain Store & Franchise Development Report, there were approximately 4,000 franchise enterprises and 330,000 chain stores in China by the end of 2009, and the number of franchise enterprises and chain stores increased by 15% and 10% respectively.

The development of the SME market is still in its early stages and since their sales channels and distribution networks are still underdeveloped, they are driven to search for new participants by utilizing Internet advertising.  The SMEs tend to be smaller, less-developed brands primarily focused on restaurants, garments, building materials, home appliances, and entertainment with low start-up costs within a range of $1,000-$15,000. The Chinese government has promulgated a series of laws and regulations to protect and promote the development of SMEs which appeals to entrepreneurs looking to benefit from the central government’s support of increased domestic demand.  SMEs are now responsible for about 60% of China’s industrial output and employment of about 75% of urban Chinese workforce. SMEs are creating the most new urban jobs, and they are the main destination for workers laid-off from state-owned enterprises (SOEs) that re-enter the workforce.

Our Principal Products and Services

Our products and services include:

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Advertising and marketing services, comprised primarily of services associated with 28.com.  In addition to the services provided by 28.com, advertising and marketing services also include other value-added communication channels and services, like television, mobile phones and kiosks, mini-site hosting, search engine optimization, search engine marketing, lead generation and capture, advanced tracking, resource scheduling, and content management;

•	Brand management consulting services, which include brand management consultation, sales channel expansion and other related consulting services.

•	TV infomercial production with TV airtime; and

•	In-bank advertising services conducted through our network of kiosks located in bank branches.

Advertising and Marketing Services:

Internet Advertising

We founded 28.com in 2003. 28.com is a leading Internet site for information about small business opportunities in China.  It was one of the earliest entrants in this sector, allowing it to currently hold an over 33% market share in China. We estimate that our average market share is at least 10% more than our closest competitor 78.cn.  As of December 31, 2010, we provided advertising services to more than 1,200 clients on the site.  The platform provides advertisers with the tools to build sales channels and develop relationships directly with franchisees, sales agents, distributors, resellers and/or franchisees. 28.com has the following features which enable it to be an attractive platform for the advertisers:

•	Allowing potential entrepreneurs interested in inexpensive franchise and other business ventures to find in-depth details about these businesses in various industries and business categories;

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Providing one-stop integrated internet marketing and advertising services for SMEs by offering customized services such as design, website and mini-site setup, and advertisement placement on various communication channels through intelligent based promotion; and

•	Bundling with 28.com video production, advanced traffic generation techniques and search-engine optimization and marketing.

28.com charges its clients fixed monthly fees for most of the value-added services described above at an aggregate average monthly price of approximately $3,100. The site has an annual weighted average of approximately 755 active clients and the total revenue per month reached approximately $2.4 million in 2010.  This segment accounted for 68% of our revenue in 2010 and 47% of our revenue in 2009.

Television Advertising

As part of our advertising and marketing  services, we produce and distribute television shows that are comprised of advertisements similar to infomercials, but include promotions for several clients during the allotted time.  Our clients pay us for production, editorial coverage and advertising spots. We are one of the top-tier producers of television shows of this nature in China, with a total show time that reached 14,420 minutes in 2010 and an estimated 16,000 minutes in 2011. The shows produced by our TV unit are distributed during airtime purchased on some of the largest provincial satellite television stations including Hebei TV, Henan TV, Guangdong TV, Jiangxi TV, Shanxi TV, Sichuang TV and Zhejiang TV.  The programs that air the shows produced by us include “Gold List,” “Online Business Opportunities,” “The Charm of Wealth,” “Venture Express,” “Start” and “New Business World.”  This segment accounted for 30% of our revenue in 2010 and 49% of our revenue in 2009.  As discussed above, this division has been integrated into the advertising and marketing platform and provided as one of the additional communication channels to both existing clientele and the brand managed clients in 2011. The division is unlikely to expand internally in terms of operational size and manpower but will continue to grow through external outsourcing and potential partnerships and/or joint ventures to secure the availability of TV minutes when needed.

Resale of Internet Advertising Resources

We resell to our clients sponsored search resources from Baidu.  This segment accounted for 0.2% of our revenue in 2010.

Bank Kiosks

We operate our bank kiosk advertising network, launched in 2008, through Shanghai Borongdingsi. We place our kiosk machines, which include a large, LCD advertising display, in bank branches to target banking patrons. We market our LCD display network to advertisers in the financial services and insurance industries. As of December 31, 2010, we had a total of 375 flat-panel displays placed in branches of China Construction Bank in Henan Province. The kiosks are useful to the banks because, in addition to the LCD advertising display, they provide bank customers with free Internet access to on-line banking services, thereby potentially shortening wait times in branches for teller services.  . In May 2010, we signed an exclusive agreement with Shanghai Rural Commercial Bank (SRCB) to deploy our online banking and display advertising kiosks in all 300 existing and all future SRCB branches.  As of December 31, 2010, we finished installation of 150 bank kiosks in SRCB branches. As of December 31, 2010, we generated US$ 0.5 million revenue from this business segment from Henan Standard Life, Jiashi Fund etc.

Our Competitive Strengths

Over our seven year operating history, we believe that we have built a strong track record of significant competitive strengths for example:

Innovative Operations

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Client-based innovation. Our advertising and marketing services are intended to be a one-stop shop for advertising and marketing solutions to our clients.  These services are based on the needs of our existing clients. All of our value added services, including lead generation and capture, online messaging and consulting, search engine marketing and optimization, mini-site hosting, content management and so forth, simplify the business process for our clients by allowing them to effectively allocate their resources and budget for various advertising and marketing tools and channels.

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Target market innovation and expansion of audience base.  We believe that by offering a multichannel communication platform, we enable SMEs to reach a wide range of consumers with complementary and mutually reinforcing advertising and marketing campaigns. We are better able to attract business owners who want to reach targeted consumer groups through a number of different advertising channels in different venues and regions and at different times of the day.

Strong Technological Advantages

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Award winning R&D team. We have a R&D team with extensive experience in China’s advertising and marketing industry. We appointed our Chief Technology Officer Mr. Hongli Xu in September 2009.  Mr. Xu has approximately 20 years of experience in the internet and software development industry in various sectors.  We believe Mr. Xu will provide critical leadership to our R&D team, as we continue to elevate our position in the Chinese media and advertising markets.

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Advanced campaign tracking & monitoring tools. We have deployed advanced tracking, search engine optimization, resource scheduling and content management and ad campaign management tools so as to achieve effective and efficient advertising effects.

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Valuable intellectual property. We have thirteen copyright certificates and property rights for thirteen software products in connection with the Internet advertising business which were developed by our research and development team.

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Experienced management team. We have an experienced management team. In particular, Handong Cheng, our founder, chairman and chief executive officer has over ten years’ experience in management. He demonstrated his entrepreneurship and business leadership by starting up our business and he has successfully grown our business to become a pioneer in online media marketing and advertising services. He also secured our status as the sole strategic alliance partner of China Construction Bank with respect to bank kiosk advertising. George Chu, our chief operating officer, has diversified and international industry experience that will help us to scale to the next level.  Zhige Zhang, our chief financial officer has over six years’ experience in software development and Internet ad technology.

First Mover Advantages

We have over 5 years of operations as a vertically integrated ad portal and ad agency. We have 7 years of experience as an Internet advertising agency.  We commenced our Internet advertising services business in 2003 and were among the first companies in China to create a site and a business focused on Internet advertising. We rapidly established a sizeable nationwide network, secured a significant market share and enhanced awareness of our brand. Our early entry into the market has also enabled us to accumulate a significant amount of knowledge and experience in this nascent segment of the advertising industry and to be able to maintain a strong market share position

Growth Strategy

Our objectives are to strengthen our position as the leading B2B Internet service provider on advertising, marketing, brand and internal management solutions as well rapid sales channel expansion to SMEs in China and continue to achieve rapid growth. We intend to achieve these objectives by implementing the following strategies:

Expanding to a new client base with brand management and rapid sales channel expansion solutions

We are further expanding our target client group to the non-franchised SMEs, especially the enterprises which have been in production and exporting business. Until recent years, as a result of financial crisis incurred in 2008, foreign demand has dropped and these enterprises are either forced to or intend to expand their businesses in the domestic market in China. Many of these businesses lack domestic sales management and expansion experience, especially in the 2nd and 3rd tier cities. We estimate that there are 4 million businesses that fall into the category of non-franchised SMEs, and we will help them to expand their business nationally in China in the form of franchising.

Monetizing the existing customer base through the addition of cloud-based management tools platform

We intend to launch cloud-based management tools and/or solutions to existing 28.com clients in the late second quarter of 2011.  These tools include, among other things, point of sales (POS), inventory supply chain management, office automation (OA) and customer relationship management (CRM).  This service is intended to increase our recurring revenues and enhance the loyalty and service satisfaction of our clients. Internet Information Management (IIM) launched in August 2009 is part of this platform. Throughout the next few years, we intend to increase the depth of this type of service by partnerships or through mergers and acquisitions.

Increasing our business opportunity through mergers and acquisitions to boost operational and cross-selling synergies

We plan to maximize opportunities for our business with a broader client base to increase recurring revenue with lower cost by merging or acquiring small regional advertising firms. We plan to accomplish cross-selling after expanding our client base through these regional advertising firms to materialize the synergies obtained through mergers and acquisitions.  As a result, we will be able to provide additional, flexible and bundled advertising and marketing packages that will allow SMEs to reach consumers by various complementary and reinforcing communication channels. In addition, all other value added services previously discussed will be provided to them, including management tools platform in the future.

Promoting Our Brand Name and Augment Our Service Offerings to Attract a Wider Client Base and Increase Revenues

Enhancing our brand name in the industry will allow us to solidify and broaden our client base by growing market awareness of our services and our ability to target discrete consumer groups more effectively than mass media. We believe the low cost of reaching consumers with higher-than-average disposable incomes through our network and our development of additional advertising media platforms and channels within our network can enable our customers to reach that goal. As we increase our advertising client base and increase sales, demand for and sale of time slots and frame space on our network will grow.

Our Advertising Clients; Sales and Marketing

Our Advertising Clients

The quality and coverage of our network has attracted a broad base of advertising clients. As of December 31, 2010, more than 1,200 customers purchased advertising time slots on our 28.com portal, China Net TV and our bank kiosks. We derive most of our revenues from:

•	charging our clients fixed monthly fees to advertise on 28.com and other internet marketing activities;

•	charging productions fees for television and web video spots;

•	selling advertising time slots on our television shows and bank kiosks; and

•	collecting fees associated with lead generation.

For the year ended December 31, 2010, we derived 68% of our revenues from our Internet advertising and 30% from our TV advertising.

The following table sets forth a breakdown of our revenue from Internet advertising by industry for the year ended December 31, 2010:

Industry	Percentage of total revenue
Food and beverage	15%
Women Accessories	4%
Footwear, apparel and garments	25%
Home Goods and Construction Materials	16%
Environmental Protection Equipment	13%
Cosmetic and Health Care	11%
Education Network	13%
Others	3%
Total	100.0%

Sales and Marketing

Sales and Marketing.  We employ experienced advertising sales people. We provide in-house education and training to our sales people to ensure they provide our current and prospective clients with comprehensive information about our services, the benefits of using our advertising and marketing services and relevant information regarding the advertising industry.  We also market our advertising services from time to time by placing advertisements on television, and acting as sponsor to third-party programming as well as to our shows.

Market Research.  We believe our advertising clients derive substantial value from our ability to provide advertising services targeted at specific segments of consumer markets. Market research is an important part of evaluating the effectiveness and value of our business to our customers. We conduct market research, consumer surveys, demographic analysis and other advertising industry research for internal use to evaluate new and existing advertising and marketing channels. We also purchase or commission studies containing relevant market study data from reputable third-party market research firms, for instance, iResearch Consulting Co., Ltd. We typically consult such studies to assist us in evaluating the effectiveness of our network to our advertisers. A number of these studies contain research on the numbers and socio-economic and demographic profiles of the people who visit our network.

Suppliers

Our suppliers are the major search engine, other internet gateways and regional television stations. Among these suppliers, Baidu counted for approximately 70% of the internet resource cost and for television, we have 7 major regional television stations as our suppliers for television airtime.

Research and Development

We intend to continue to optimize our Standard Operating Environment (the “SOE”) technology in order to reduce cost and time to deploy, configure, maintain, support and manage computer servers and systems. Whether we deploy newer technology will depend upon cost and network security. We also continue to develop proprietary software and systems in connection with the operation of and provision of services through 28.com to enhance ease of use.  We focus on enhancing related software systems enabling us to track and monitor advertiser demands. With the introduction of cloud based technology, we will continue to adapt this technology into our online management tools services through alliance, partnership, and/or  mergers and acquisitions.

Intellectual Property

We have thirteen  software copyright certificates issued by the State Copyright Office of the PRC (“SCO”) as below:

Name of Software	Registration Number
基于互联网广告效果投放综合监测及管理平台软件V1.0 Software V1.0 of General Monitoring and Management Platform on Internet Advertising Effect	2008SRBJ4073

基于效果的搜索引擎服务平台软件V1.0 Software V1.0 of Effect-based Search Engine Service Platform	2008SRBJ4084

基于互联网广告留言综合分析及管理平台软件V1.0 Software V1.0 of General Analysis and Management Platform on Internet Based Advertising Message	2008SRBJ4085

基于互联网广告留言综合分析及管理平台软件V2.0 Software V2.0 of General Analysis and Management Platform on Internet Based Advertising Message	2010SR038775

基于广告管理和OA系统的综合运营技术平台软件V1.0 Software V1.0 of General Operation Technology Platform on Advertisement Management and OA System	2010SR039308

互联网用户监测及网民综合分析评价系统V3.0 Software V3.0 of Internet User Monitor and General Analysis System	2010SR039309

互联网信息内容综合管理平台软件 V2.0 Software V2.0 of General Management Platform on Internet information contents	2010SR039310

基于互联网广告效果投放综合监测及管理平台软件V2.0 Software V2.0 of General Analysis and Management Platform on Internet Advertising Effect	2010SR039311

基于留言效果的搜索引擎服务平台软件V2.0 Software V2.0 of Effect-based Search Engine Service Platform	2010SR039020

基于电视媒体广告效果投放效果综合监测及管理平台软件V2.0 Software V2.0 of General Analysis and Management Platform on Television Advertisement Effect	2010SR039548

基于用户中心的短信、邮件群发的管理平台软件V1.0 Software V1.0 of General Management Platform on Group Mailing and Group SMS	2010SR039551

基于日志分析的访问热区和浏览轨迹分析系统V1.0 Software V1.0 of Analysis System on Log-Based Visit Hotspot and Browsing Trail	2010SR039554

基于用户桌面客户端的广告效果管理平台软件V1.0 Software V1.0 of Management Platform on Client/Service-Based Advertisement Effect	2010SR039556

With this intellectual property, we can facilitate our provision of services that are in demand by the appropriate customers and can track end users to help our customers access and adjust their marketing strategies.

We increased and plan to continue increasing the investment of R&D expenditures to enhance the safety of our hardware and server which we dependent upon in supporting our network and managing and monitoring programs on the network.

Competition

We compete with other internet advertising companies in China including companies that operate Internet advertising portals,, such as u88.cn 3158.com 08.cn and 78.cn. We compete for clients primarily on the basis of network size and coverage, location, price, the range of services that we offer and our brand name. We also compete for overall advertising spending with other alternative advertising media companies, such as wireless telecommunications, street furniture, billboard, frame and public transport advertising companies, and with traditional advertising media, such as newspapers, magazines and radio.

Legal Proceedings

We are currently not a party to any legal or administrative proceedings and are not aware of any pending or threatened legal or administrative proceedings against us in all material aspects. We may from time to time become a party to various legal or administrative proceedings arising in the ordinary course of our business.

Government Regulation

The PRC government imposes extensive controls and regulations over the media industry, including on television, radio, newspapers, magazines, advertising, media content production, and the market research industry. This section summarizes the principal PRC regulations that are relevant to our lines of business.

Regulations on the Advertising Industry in China

Foreign Investments in Advertising

Under the Administrative Provision on Foreign Investment in the Advertising Industry, jointly promulgated by the SAIC and MOFCOM on March 2, 2004, or the 2004 Provision, foreign investors can invest in PRC advertising companies either through wholly owned enterprises or joint ventures with Chinese parties. Since December 10, 2005, foreign investors have been allowed to own up to 100% equity interest in PRC advertising companies. However, the foreign investors must have at least three years of direct operations outside China in the advertising industry as their core business. This requirement is reduced to two years if foreign investment in the advertising company is in the form of a joint venture. Such requirement is also provided similarly in the newly promulgated regulation that replaced the 2004 Provision as of October 1, 2008, except that according to the new regulation, the establishment of wholly foreign-owned advertising companies must be approved by the SAIC or its authorized provincial counterparts and provincial MOFCOM instead of the SAIC and MOFCOM only. Foreign-invested advertising companies can engage in advertising design, production, publishing and agency, provided that certain conditions are met and necessary approvals are obtained.

We have not engaged in direct operations outside China in the advertising industry as our core business. Therefore, our subsidiary in China, Rise King WFOE, is ineligible to apply for the required licenses for providing advertising services in China. Our advertising business is operated by Business Opportunity Online and Beijing CNET Online in China.  We have been, and are expected to continue to be, dependent on these companies to operate our advertising business. We do not have any equity interest in our PRC Operating Entities, but Rise King WFOE, receives the economic benefits of the same through the Contractual Arrangements.

We have been advised by our PRC counsel, that each of the Contractual Agreements complies, and immediately after the completion of the transactions contemplated herein, will comply with all applicable PRC laws and regulations and does not violate, breach, contravene or otherwise conflict with any applicable PRC laws, rules or regulations. However, there exist substantial uncertainties regarding the application, interpretation and enforcement of current and future PRC laws and regulations and its potential effect on its corporate structure and contractual arrangements. The interpretation of these laws and regulations are subject to the discretion of competent PRC authorities. There can be no assurance that the PRC regulatory authorities will not take a view different from the opinions of our PRC counsel and determine that its corporate structure and contractual arrangements violate PRC laws, rules and regulations. In the event that the PRC regulatory authorities determine in their discretion that our corporate structure and contractual arrangements violate applicable PRC laws, rules and regulations, including restrictions on foreign investment in the advertising industry in the future, We may be subject to severe penalties, including an order to cease its business operations.

Business License for Advertising Companies

On October 27, 1994, the Tenth Session of the Standing Committee of the Eighth National People’s Congress adopted the Advertising Law which became effective on February 1, 1995. According to the currently effective Advertising Law and its various implementing rules, companies engaging in advertising activities must obtain from the SAIC or its local branches a business license which specifically includes within its scope the operation of an advertising business. Companies conducting advertising activities without such a license may be subject to penalties, including fines, confiscation of advertising income and orders to cease advertising operations. The business license of an advertising company is valid for the duration of its existence, unless the license is suspended or revoked due to a violation of any relevant law or regulation. We have obtained such a business license from the local branches of the SAIC as required by existing PRC regulations. We do not expect to encounter any difficulties in maintaining the business license. However, if we seriously violate the relevant advertising laws and regulations, the SAIC or its local branches may revoke our business licenses.

Outdoors

The Advertising Law in China stipulates that the exhibition and display of outdoor advertisements must comply with certain requirements. It provides that the exhibition and display of outdoors advertisements must not:

•	utilize traffic safety facilities and traffic signs;

•	impede the use of public facilities, traffic safety facilities and traffic signs;

•	obstruct commercial and public activities or create an unpleasant sight in urban areas;

•	be placed in restrictive areas near government offices, cultural landmarks or historical or scenic sites; or

•	be placed in areas prohibited by the local governments from having outdoor advertisements.

In addition to the Advertising Law, the SAIC promulgated the Outdoor Advertising Registration Administrative Regulations on December 8, 1995, as amended on December 3, 1998 and May 22, 2006, which also governs the outdoor advertising industry in China. Under these regulations, outdoor advertisements in China must be registered with the local SAIC before dissemination. The advertising distributors are required to submit a registration application form and other supporting documents for registration. After review and examination, if an application complies with the requirements, the local SAIC will issue an Outdoor Advertising Registration Certificate for such advertisement. The content, quantity, format, specifications, periods, distributors’ name, and locations of dissemination of the outdoor advertisement must be submitted for registration with the local SAIC. A change of registration with local SAICs must be effected in the event of a change in the distributor, the location of dissemination, the periods, the content, the format, or the specifications of the advertisements. It is unclear whether the SAIC, or any of its local branches in the municipalities and provinces covered by our network, will deem our business as outdoor advertising business, and thus require us to obtain the Outdoor Advertising Registration Certificate. If the PRC government determines that we were obligated to complete outdoor advertisement registration as an outdoor advertising network operator, we may be subject to administrative sanctions, including discontinuation of its business for failure to complete such registration.”

In addition, on December 6, 2007, the State Administration of Radio, Film and Television (“SARFT”) promulgated the December 2007 Notice pursuant to which the broadcasting of audio and visual programs, including news, drama series, sports, technology, entertainment and other programs, through radio and television networks, the Internet and other information systems affixed to vehicles and buildings and in airports, bus and railway stations, shopping malls, banks, hospitals and other outdoor public media would be subject to approval by the SARFT. The December 2007 Notice required the local branches of SARFT to investigate and record any organization or company engaging in the activities described in the December 2007 Notice without permission, to send written notices to such organizations or companies demanding their compliance with the December 2007 Notice, and to report the results of such investigations to SARFT by January 15, 2008. We have not yet received any notice from the SARFT or any of its local branches demanding compliance with the December 2007 Notice.  We may, however, be required to obtain an approval from SARFT under the December 2007 Notice, or may be required to remove entertainment programs from its advertising network.

Advertising Content

PRC advertising laws, rules and regulations set forth certain content requirements for advertisements in China including, among other things, prohibitions on false or misleading content, superlative wording, socially destabilizing content or content involving obscenities, superstition, violence, discrimination or infringement of the public interest. Advertisements for anesthetic, psychotropic, toxic or radioactive drugs are prohibited. There are also specific restrictions and requirements regarding advertisements that relate to matters such as patented products or processes, pharmaceutical products, medical procedures, alcohol, tobacco, and cosmetics. In addition, all advertisements relating to pharmaceuticals, medical instruments, agrochemicals and veterinary pharmaceuticals, together with any other advertisements which are subject to censorship by administrative authorities according to relevant laws or regulations, must be submitted to relevant authorities for content approval prior to dissemination.

Advertisers, advertising operators, including advertising agencies, and advertising distributors are required by PRC advertising laws and regulations to ensure that the content of the advertisements they prepare or distribute is true and in full compliance with applicable laws. In providing advertising services, advertising operators and advertising distributors must review the supporting documents provided by advertisers for advertisements and verify that the content of the advertisements complies with applicable PRC laws, rules and regulations. Prior to distributing advertisements that are subject to government censorship and approval, advertising distributors are obligated to verify that such censorship has been performed and approval has been obtained. Violation of these regulations may result in penalties, including fines, confiscation of advertising income, orders to cease dissemination of the advertisements and orders to publish an advertisement correcting the misleading information. In circumstances involving serious violations, the SAIC or its local branches may revoke violators’ licenses or permits for their advertising business operations. Furthermore, advertisers, advertising operators or advertising distributors may be subject to civil liability if they infringe on the legal rights and interests of third parties in the course of their advertising business.

We do not believe that advertisements containing content subject to restriction or censorship comprise a material portion of the advertisements displayed on our media network. However, there can be no assurance that each advertisement displayed on our network complies with relevant PRC advertising laws and regulations. Failure to comply with PRC laws and regulations relating to advertisement content restrictions governing the advertising industry in China may result in severe penalties.

Regulation on Intellectual Property

Regulation on Trademark

The Trademark Law of the PRC was adopted at the 24th meeting of the Standing Committee of the Fifth National People’s Congress on August 23, 1982 and amended on February 22, 1993 and October 27, 2001. The Trademark Law sets out the guidelines on administration of trademarks and protection of the exclusive rights of trademark owners. In order to enjoy an exclusive right to use a trademark, one must register the trademark with the Trademark Bureau of the SAIC and obtain a registration certificate.

Regulation on Patents

The Patent Law of the PRC was adopted at the 4th Meeting of the Standing Committee of the Sixth National People’s Congress on March 12, 1984 and subsequently amended in 1992 and 2000. The Patent Law extends protection to three kinds of patents: invention patents, utility patents and design patents. According to the Implementing Regulations of the Patent Law, promulgated by the State Council of the PRC on December 28, 2002 and effective on February 1, 2003, an invention patent refers to a new technical solution relating to a product, a process or improvement. When compared to existing technology, an invention patent has prominent substantive features and represents notable progress. A utility patent refers to any new technical solution relating to the shape, the structure, or their combination, of a product. Utility patents are granted for products only, not processes. A design patent (or industrial design) refers to any new design of the shape, pattern or color of a product or their combinations, which creates an aesthetic feeling and are suitable for industrial application. Inventors or designers must register with the State Intellectual Property Office to obtain patent protection. The term of protection is twenty years for invention patents and ten years for utility patents and design patents. Unauthorized use of patent constitutes an infringement and the patent holders are entitled to claims of damages, including royalties, to the extent reasonable, and lost profits.

Regulation on Copyright

The Copyright Law of the PRC was adopted at the 15th Meeting of the Standing Committee of the Seventh National People’s Congress on September 7, 1990 and amended on October 27, 2001. Unlike patent and trademark protection, copyrighted works do not require registration for protection in China. However, copyright owners may wish to voluntarily register with China’s National Copyright Administration to establish evidence of ownership in the event enforcement actions become necessary. Consent from the copyright owners and payment of royalties are required for the use of copyrighted works. Copyrights of movies or other audio or video works usually expire fifty years after their first publication. We believe that we are in compliance with the PRC regulations on copyright.

Regulations on Foreign Currency Exchange

Foreign Currency Exchange

Pursuant to the Foreign Currency Administration Rules promulgated on August 25, 2008 and various regulations issued by SAFE and other relevant PRC government authorities, the Renminbi is freely convertible only to the extent of current account items, such as trade-related receipts and payments, interest and dividends. Capital account items, such as direct equity investments, loans and repatriation of investment, require the prior approval from SAFE or its local branch for conversion of the Renminbi into a foreign currency, such as U.S. dollars, and remittance of the foreign currency outside the PRC. Payments for transactions that take place within the PRC must be made in Renminbi. Domestic companies or individuals can repatriate foreign currency payments received from abroad or deposit these payments abroad subject to applicable regulations that expressly require repatriation within certain period. Foreign-invested enterprises may retain foreign exchange in accounts with designated foreign exchange banks subject to a cap set by SAFE or its local branch. Foreign currencies received under current account items can be either retained or sold to financial institutions engaged in the foreign exchange settlement or sales business without prior approval from SAFE by complying with relevant regulations. Foreign exchange income under capital account can be retained or sold to financial institutions engaged in foreign exchange settlement and sales business, with prior approval from SAFE unless otherwise provided.

Our business operations, which are subject to the foreign currency exchange regulations, have all been in accordance with these regulations. We will take steps to ensure that our future operations are in compliance with these regulations.

Foreign Exchange Registration of Offshore Investment by PRC Residents

Pursuant to SAFE’s Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents to Engage in Financing and Inbound Investment via Overseas Special Purpose Vehicles, or Circular No. 75.

Dividend Distribution

The principal laws, rules and regulations governing dividends paid by PRC operating subsidiaries include the Company Law of the PRC (1993), as amended in 2006, the Wholly Foreign Owned Enterprise Law (1986), as amended in 2000, and the Wholly Foreign Owned Enterprise Law Implementation Rules (1990), as amended in 2001. Under these laws and regulations, PRC subsidiaries, including wholly owned foreign enterprises, or WFOEs, and domestic companies in China, may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, its PRC significant subsidiaries, including WFOEs and domestic companies, are required to set aside at least 10% of their after-tax profit based on PRC accounting standards each year to their statutory capital reserve fund until the cumulative amount of such reserve reaches 50% of their respective registered capital. These reserves are not distributable as cash dividends.

Tax

On March 16, 2007, the Fifth Session of the Tenth National People’s Congress of PRC passed the Enterprise Income Tax Law of the People’s Republic of China, or EIT Law, which became effective on January 1, 2008. On November 28, 2007, the State Council at the 197th Executive Meeting passed the Regulation on the Implementation of the Income Tax Law of the People’s Republic of China, which became effective on January 1, 2008.  The EIT Law adopted a uniform tax rate of 25% for all enterprises (including foreign-invested enterprises) and revoked the existing tax exemption, reduction and preferential treatments applicable to foreign-invested enterprises. However, there is a transition period for enterprises, whether foreign-invested or domestic, that received preferential tax treatments granted by relevant tax authorities prior to the effectiveness of the EIT Law. Enterprises that were subject to an enterprise income tax rate lower than 25% may continue to enjoy the lower rate and gradually transit to the new tax rate within five years after the effective date of the EIT Law.

Under the EIT Law, enterprises are classified as either “resident enterprises” or “non-resident enterprises.” Pursuant to the EIT Law and the Implementation Rules, enterprises established under PRC laws, or enterprises established outside China whose “de facto management bodies” are located in China, are considered “resident enterprises” and subject to the uniform 25% enterprise income tax rate for their global income. According to the Implementation Rules, “de facto management body” refers to a managing body that in practice exercises overall management and control over the production and business, personnel, accounting and assets of an enterprise. Our management is currently based in China and is expected to remain in China in the future. In addition, although the EIT Law provides that “dividends, bonuses and other equity investment proceeds between qualified resident enterprises” is exempted income, and the Implementation Rules refer to “dividends, bonuses and other equity investment proceeds between qualified resident enterprises” as the investment proceeds obtained by a resident enterprise from its direct investment in another resident enterprise, however, it is unclear whether our circumstance is eligible for exemption.

Furthermore, the EIT Law and Implementation Rules provide that the “non-resident enterprises” are subject to the enterprise income tax rate of 10% on their income sourced from China, if such “non-resident enterprises” (i) do not have establishments or premises of business in China or (ii) have establishments or premises of business in China, but the relevant income does not have actual connection with their establishments or premises of business in China. Such income tax may be exempted or reduced by the State Council of the PRC or pursuant to a tax treaty between China and the jurisdictions in which its non-PRC shareholders reside. Under the Double Tax Avoidance Arrangement between Hong Kong and Mainland China, if the Hong Kong resident enterprise owns more than 25% of the equity interest in a company in China, the 10% withholding tax on the dividends the Hong Kong resident enterprise received from such company in China is reduced to 5%. If China Net HK is considered to be a Hong Kong resident enterprise under the Double Tax Avoidance Arrangement and is considered to be a “non-resident enterprise” under the EIT Law, the dividends paid to us by Rise King WFOE may be subject to the reduced income tax rate of 5% under the Double Tax Avoidance Arrangement. However, based on the Notice on Certain Issues with Respect to the Enforcement of Dividend Provisions in Tax Treaties, issued on February 20, 2009 by the State Administration of Taxation, if the relevant PRC tax authorities determine, in their discretion, that a company benefits from such reduced income tax rate due to a structure or arrangement that is primarily tax-driven, such PRC tax authorities may adjust the preferential tax treatment.

We are in the process of evaluating the impact of the EIT Law on our results of operations. Any significant income tax expenses may have a material adverse effect on our net income in 2008 and beyond. Reduction or elimination of the financial subsidies or preferential tax treatments we currently enjoy or imposition of additional taxes on us or our subsidiary in China may significantly increase our income tax expense and materially reduce our net income.

Provisions Regarding Mergers and Acquisitions of Domestic Enterprises by Foreign Investors

On August 8, 2006, six PRC regulatory agencies, including CSRC, MOC, SAT, SASAC, SAIC and SAFE, jointly promulgated the M&A Rules, which became effective on September 8, 2006, to regulate foreign investment in PRC domestic enterprises. The M&A Rules provide that the MOC must be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise and any of the following situations exist: (i) the transaction involves an important industry in China; (ii) the transaction may affect national “economic security”; or (iii) the PRC domestic enterprise has a well-known trademark or historical Chinese trade name in China. The M&A Rules also contain a provision requiring offshore SPVs formed for the purpose of the overseas listing of equity interests in PRC companies and controlled directly or indirectly by PRC companies or individuals, to obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock exchange. On September 21, 2006, the CSRC issued a clarification that sets forth the criteria and procedures for obtaining any required approval from the CSRC.

To date, the application of the M&A Rules is unclear. Our PRC counsel, has advised us that:

•	the CSRC approval requirement applies to SPVs that acquire equity interests in PRC companies through share exchanges and cash, and seek overseas listings; and

•
based on their understanding of the current PRC laws, rules and regulations and the M&A Rules, unless there are new PRC laws and regulations or clear requirements from the CSRC in any form that require the prior approval of the CSRC for the listing and trading of any overseas SPV’s securities on an overseas stock exchange, the M&A Rules do not require that we obtain prior CSRC approval because:  (i) the Share Exchange is a purely foreign related transaction governed by foreign laws, not subject to the jurisdiction of PRC laws and regulations; (ii) we are not a special purpose vehicle formed or controlled by PRC companies or PRC individuals; and (iii) we are owned or substantively controlled by foreigners.

However, the interpretation and application of the M&A Rules remain unclear, and the PRC government authorities have the sole discretion to determine whether the transaction is subject to the approval of the CSRC, especially when taking into consideration of the performance-based incentive option arrangement by way of the Share Transfer Agreements. If the CSRC or another PRC regulatory agency subsequently determines that CSRC approval is required for the transaction, we cannot predict how long it would take to obtain the approval. In addition, we may need to apply for a remedial approval from the CSRC and may be subject to certain administrative or other sanctions from these regulatory agencies.

Further, new rules and regulations or relevant interpretations may be issued from time to time that may require us to obtain retroactive approval from the CSRC in connection with the business combination. If this were to occur, our failure to obtain or delay in obtaining the CSRC approval for the business combination would subject us to sanctions imposed by the CSRC and other PRC regulatory agencies. These sanctions could include fines and penalties on our operations in China, restrictions or limitations on our ability to pay dividends outside of China, and other forms of sanctions that may materially and adversely affect our business, results of operations and financial condition.

If the CSRC or another PRC regulatory agency subsequently determines that CSRC approval is required for the business combination, we may need to apply for a remedial approval from the CSRC and may be subject to certain administrative punishments or other sanctions from these regulatory agencies. New rules and regulations or relevant interpretations may require that we retroactively obtain approval from the CSRC in connection with the business combination. If this were to occur, our failure to obtain or delay in obtaining the CSRC approval for the transaction would subject us to sanctions imposed by the CSRC and other PRC regulatory agencies. These sanctions could include fines and penalties on our operations in China, restrictions or limitations on our ability to pay dividends outside of China, and other forms of sanctions that may materially and adversely affect our business, results of operations and financial condition.

The M&A Rules also established additional procedures and requirements expected to make merger and acquisition activities in China by foreign investors more time-consuming and complex, including requirements in some instances that the MOC be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise. These rules may also require the approval from the MOC where overseas companies established or controlled by PRC enterprises or residents acquire affiliated domestic companies. Complying with the requirements of the new regulations to complete such transactions could be time-consuming, and any required approval processes, including MOC approval, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business.

Property

The following table summarizes the location of real property we lease.  We do not own any real property.

Item	Address	Leased/Owned
1	No. 3 Min, Zhuang Road, Building 6, Yu Quan Hui Gu Tusparh, Haidan District, Beijing, PRC, 1st Floor	Leased

2	No. 3 Min, Zhuang Road, Building 6, Yu Quan Hui Gu Tusparh, Haidan District, Beijing, PRC, 2nd Floor	Leased

3	No. 3 Min, Zhuang Road, Building 6, Yu Quan Hui Gu Tusparh, Haidan District, Beijing, PRC, Basement	Leased

Employees

As of December 31, 2010, we had 295 full-time employees, 84 of which are in sales and marketing, 92 of which are in operations and support, 55 of which are in management and administration and 64 of which are in technology and R & D.

We are compliant with local prevailing wage, contractor licensing and insurance regulations, and have good relations with our employees.

As required by PRC regulations, we participate in various employee benefit plans that are organized by municipal and provincial governments, including pension, work-related injury benefits, maternity insurance, medical and unemployment benefit plans. We are required under PRC laws to make contributions to the employee benefit plans at specified percentages of the salaries, bonuses and certain allowances of our employees, up to a maximum amount specified by the local government from time to time. Members of the retirement plan are entitled to a pension equal to a fixed proportion of the salary prevailing at the member’s retirement date.

Generally we enter into a standard employment contract with our officers and managers for a set period of years and a standard employment contract with other employees for a set period of years.  According to these contracts, all of our employees are prohibited from engaging in any activities that compete with our business during the period of their employment with us.  Furthermore, the employment contracts with officers or managers include a covenant that prohibits officers or managers from engaging in any activities that compete with our business for two years after the period of employment.

Corporation Information

Our principal executive offices are located at No. 3 Min Zhuang Road, Building 6, Yu Quan Hui Gu Tuspark, Haidian District, Beijing, PRC.  Our telephone number at this address is (86 10) 51600828 and our fax number is (86 10) 51600328.  For more information, see www.chinanet-online.com.

DIRECTORS AND EXECUTIVE OFFICERS

Executive Officers and Directors

The following discussion sets forth information regarding the executive officers and directors of the Company as of the date of this prospectus.  The board of directors is comprised of only one class. All of the directors will serve until the next annual meeting of shareholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. To date we have not had an annual meeting.  Provided below is a brief description of our executive officers’ and directors’ business experience during the past five years.

Name	Age	Position
Handong Cheng	40	Chairman of the Board, Chief Executive Officer and President
Zhige Zhang	36	Chief Financial Officer, Treasurer and Director
George Kai Chu	35	Chief Operating Officer and Secretary
Hongli Xu	42	Chief Technology Officer
Min Hu	41	Vice President, Head of Television Operations
Li Wu	32	Vice President, Head of 28.com
Zhiqing Chen	38	Director
Watanabe Mototake	69	Director
Douglas MacLellan	55	Director

Handong Cheng, Chief Executive Office, President and Director.  Mr. Cheng has served as Chief Executive Officer of ChinaNet since September 2007.  Prior to that role, from October 2003 to September 2007, Mr. Cheng acted as President of ChinaNet Online Advertising Limited.  From December 2007 through May 2010, Mr. Cheng served as the Chairman Special Assistant and Liaison Officer at DaChan Food Asia Ltd. Mr. Cheng holds and EMBA from Guanghua School of Management in Beijing, and a degree in economic law from the College of Law of Wuhan University

Zhige Zhang, Chief Financial Officer, Treasurer and Director.  Mr. Zhang has served as Chief Financial Officer of ChinaNet since January 2009.  Prior to that role, from January 2008 to January 2009, Mr. Zhang served as Executive Director of ChinaNet Online Media Group Limited.  From January 2007 to December 2007, Mr. Zhang was Director and Vice President of Fu Jian Rong Ji Software Limited Corporation, a software company.  From August 2002 to December 2006, Mr. Zhang acted as Chief Operating Officer of Beijing HSHZ Information System Engineering Company, a computer technology company.  Mr. Zhang holds a degree in industry design from Guilin University of Electronic Technology.

George Kai Chu, Chief Operating Officer and Secretary.  Mr. Chu has been our Chief Operating Officer and Secretary since May 2010.  From December 2007 to May 2010, Mr. Chu served as the Special Assistant to the Chairman of Dachan Food (Asia) Ltd. in Beijing and also served at Dachan Food as the Head of the Beijing and Hubei Operations.  From June 2007 to December 2007, Mr. Chu acted as Business Advisor to the Chinese Aviation and Space Industry Development Association (CASIDA) in Taipei.  From January 2005 to June 2007, Mr. Chu served as a Senior Manager at the Royal Bank of Canada Financial Group, Asset Management in Vancouver, Toronto and New York.  Mr. Chu has a BBA from Simon Fraser University.

Hongli Xu, Chief Technology Officer.  Mr. Xu has served as our Chief Technology Officer since January 2009.  From January 2007 to January 2008, Mr. Xu was Project Manager at Precom Information System Co., Ltd., a provider of business telephones, structured cabling and fiber optics solutions.  From January 2004 to January 2006, Mr. Xu served as Project Manager at ThinkingPower Technology Co., Ltd., an e-government software company focused on the broadcasting and television industry, where Mr. Xu oversaw the development and management of a full suite of software products designed to improve government interactions with citizens and businesses.  Mr. Xu created the first B2B website in China, "CCEC.com." Mr. Xu holds a Bachelor Degree in Software from Dalian University of Technology.

Min Hu, Vice President, Head of Television Operations.  Ms. Hu has been our Vice President, Head of Television Operations since May, 2010.  From June 2006 to May 2010, Ms. Hu acted as our Sales, Director, ChinaNet Television.

Li Wu, Vice President, Head of 28.com.  Ms. Wu has been our Vice President, Head of 28.com since May, 2010.  From March 2009 to May, 2010, Ms. Wu acted as Deputy General Manager, 28.com.  From June 2007 to March 2009, Ms. Wu worked for the internet media department of 28.com.  From October 2005 to June 2007, Ms. Wu worked for the human resources department of 28.com.

Zhiqing Chen, Director.  Mr. Chen has been a partner at Chen & Partners Law Firm since July 2010.  From January 2002 to June 2010, Mr. Chen was a partner at Jin Mao P.R.C. Lawyers in Shanghai, a law firm specializing in corporate law, including foreign investments and mergers and acquisitions. Mr. Chen’s clients include local PRC enterprises as well as international corporations. Prior to joining the Company, Mr. Chen served as a non-management director for Shanghai Fumai Investment Management Co., Ltd., Shanghai Zhijinwu Investment Management Co., Ltd, and Shanghai Merciful Groups Co., Ltd.  Mr. Chen received a bachelor’s degree in international law from East China University and an EMBA degree from Peking University.

Watanabe Mototake, Director.  Mr. Watanabe serves as a corporate advisor to SJI, Inc. (Jasdaq Market), a provider of computer and computer peripheral equipment and software merchant wholesaler, and has served in several capacities there since July 2005, including operating officer, manager of the president’s office and corporate auditor. From June 2007 to June 2008, Mr. Watanabe served as the Corporate Auditor for SJ Holdings, Inc., a provider of information services such as system development and provision of system-related consulting and maintenance support services.  From April 2000 to April 2005, Mr. Watanabe served as the executive director for TCC Inc., a power conversion company specializing in high quality connectors and adapters for the RF connector industry. Mr. Watanabe graduated in 1966 from Chuo University Faculty of Commerce in Japan.

Douglas MacLellan, Director.  Mr. MacLellan currently serves as chairman and chief executive officer at Radient Pharmaceuticals Corporation. (AMEX: RPC), a vertically integrated specialty pharmaceutical company, and also serves as chairman and chief executive officer for the MacLellan Group, an international financial advisory firm established in 1992, where he advises clients on strategic planning, operational activities, corporate finance, economic policy, asset allocation and mergers & acquisitions. From August 2005 to May 2009, Mr. MacLellan was co-founder and vice chairman at Ocean Smart, Inc. (OTCBB: OCSM), a Canadian based aquaculture company. From February 2002 to September 2006, Mr. MacLellan served as chairman and co-founder at Broadband Access MarketSpace, Ltd., a China based IT advisory firm, and was also co-founder at Datalex Corp., a software and IT company specializing in mainframe applications, from February 1997 to May 2002. Mr. MacLellan has a MA and BA from the University of Southern California in economic and international relations.

Director Qualifications

We seek directors with established strong professional reputations and experience in areas relevant to the strategy and operations of our businesses.  We also seek directors who possess the qualities of integrity and candor, who have strong analytical skills and who are willing to engage management and each other in a constructive and collaborative fashion, in addition to the ability and commitment to devote significant time and energy to service on the Board and its committees.  We believe that all of our directors meet the foregoing qualifications.

The Nominating and Corporate Governance Committee and the Board believe that the leadership skills and other experiences of its Board members, as described below, provide the Company with a range of perspectives and judgment necessary to guide our strategies and monitor their execution.

Handong Cheng.  Mr. Cheng is the founder of the Company and has been serving the franchise and advertising media industries for more than ten years.  In 2003, he participated in the establishment of Beijing ChinaNet On-line Advertising limited and Business Opportunity Online (Beijing) Networking Technology Ltd. (www.28.com), an entity engaged in operational, administration and management activities.  Mr. Cheng has contributed to the Board’s strong leadership and vision for the development of the Company.

Zhige Zhang.  Mr. Zhang has years of experience in capital markets, financial and software development management. Prior joining the Company, he was responsible for marketing and investment operations at Konka Group. In 2001, Mr. Zhang started working in software and network technology industry integrating with new advertising technology from PRECOM, who has wealth of experience in software development management and network technology advertising industry.

Douglas MacLellan.  Mr. MacLellan has been working in China since 1983 and has experience with joint venture and wholly-foreign owned enterprise structuring.  In addition, Mr. MacLellan has over thirteen years of active audit committee chair experience.

Zhiqing Chen.  Mr. Chen contributes to our Board extensive legal knowledge with respect to foreign investments and mergers and acquisitions.  Mr. Chen also has experience working with PRC enterprises and international corporations.

Mototake Watanabe. Mr. Watanabe has over ten years of experience in management, finance, business strategy and audit.

Family Relationships

There are no family relationships between any of our directors or executive officers.

Involvement in Certain Legal Proceedings

There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of our Company during the past ten years.

Corporate Governance

Board Composition

The Board of Directors is currently composed of five members. All actions of the Board of Directors require the approval of a majority of the directors in attendance at a meeting at which a quorum is present. A quorum is a majority of the Board of Directors.

Board Committees

Our board of directors has an audit committee, a nominating and corporate governance committee and a compensation committee, each of which was formed on November 30, 2009.  Zhiqing Chen, Watanabe Mototake and Douglas MacLellan, serve on each committee.  Our board of directors has determined that each of Watanabe Mototake, Zhiqing Chen and Douglas MacLellan are “independent” under the current independence standards of  Rule 5605(a)(2) of the Marketplace Rules of The NASDAQ Stock Market, LLC and meet the criteria set forth in Rule 10A(m)(3) under the Exchange Act.

Audit Committee

The Audit Committee, which is established in accordance with Section 3(a)(58)(A) of the Exchange Act, engages our independent accountants, reviewing their independence and performance; reviews our accounting and financial reporting processes and the integrity of our financial statements; the audits of our financial statements and the appointment, compensation, qualifications, independence and performance of our independent auditors; our compliance with legal and regulatory requirements; and the performance of our internal audit function and internal control over financial reporting.

The members of the Audit Committee are Douglas MacLellan, Chair, Zhiqing Cheng, and Mototake Watanabe.  The Board has determined that Dougals MacLellan is an audit committee financial expert, as defined in the Exchange Act.

Compensation Committee

The Compensation Committee reviews annually our corporate goals and objectives relevant to the officers’ compensation, evaluates the officers’ performance in light of such goals and objectives, determines and approves the officers’ compensation level based on this evaluation; make recommendations to the Board regarding approval, disapproval, modification, or termination of existing or proposed employee benefit plans, makes recommendations to the Board with respect to non-CEO and non-CFO compensation and administers the Company’s incentive-compensation plans and equity-based plans. The Compensation Committee has the authority to delegate any of its responsibilities to subcommittees as it may deem appropriate in its sole discretion.  Our chief executive officer may not be present during voting or deliberations of the Compensation Committee with respect to his compensation.  Our executive officers do not play a role in suggesting their own salaries.

The members of the Compensation Committee are Douglas MacLellan, Chair, Zhiqing Chen, and Mototake Watanabe.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee assists the Board in identifying qualified individuals to the Board as its nominees for election as directors, in determining the composition of the Board, and in assessing the Board’s effectiveness.

The members of the Nominating and Corporate Governance Committee are Zhiqing Chen, Chair, Douglas MacLellan, and Mototake Watanabe.

Code of Ethics

We adopted a Code of Ethics applicable to our directors, officers and employees on December 21, 2009. The Code of Ethics is designed to deter wrongdoing and to promote ethical conduct and full, fair, accurate, timely and understandable reports that we file or submit to the Securities and Exchange Commission and others.  A printed copy of the Code of Ethics may be obtained free of charge by writing to us at our headquarters located at No. 3 Min Zhuang Road, Building 6, Yu Quan Hui Gu Tuspark, Haidian District, Beijing, PRC 100195 or on our website, www.chinanet-online.com.

Policy Regarding Board Attendance

Our directors are expected to attend board meetings as frequently as necessary to properly discharge their responsibilities and to spend the time needed to prepare for each such meeting. Our directors are expected to attend annual meetings of stockholders, but we do not have a formal policy requiring them to do so.

Shareholder Communications

The Company has a process for shareholders who wish to communicate with the board of directors. Shareholders who wish to communicate with the Board may write to it at the Company’s address given above. These communications will be reviewed by one or more employees of the Company designated by the Board, who will determine whether they should be presented to the Board. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications.

Executive Compensation

Our Board of Directors has not adopted or established a formal policy or procedure for determining the amount of compensation paid to our executive officers. No pre-established, objective performance goals or metrics have been used by the Board of Directors in determining the compensation of our executive officers.

Elements of Compensation

Some of our executive officers receive a base salary to compensate them for services rendered during the year. Our policy of compensating our certain executives with a cash salary has served the Company well. Because of our history of attracting and retaining executive talent, we do not believe it is necessary at this time to provide our executives equity incentives, or other benefits for the Company to continue to be successful.

Base Salary and Bonus . The value of base salary and bonus for each our executive reflects his skill set and the market value of that skill set in the sole discretion of the Board of Director.

Equity Incentives. On April 29, 2011 our Board approved the 2011 Omnibus Securities and Incentive Plan.  For a description of the material terms of this plan, see “Market for Common Equity and Related Stockholder Matters—Securities Authorized for Issuance Under Equity Compensation Plans.”

Retirement Benefits. Our executive officers are not presently entitled to company-sponsored retirement benefits.

Perquisites. We have not provided our executive officers with any material perquisites and other personal benefits and, therefore, we do not view perquisites as a significant or necessary element of our executive’s compensation.

Deferred Compensation. We do not provide our executives the opportunity to defer receipt of annual compensation.

Payment of Post-Termination Compensation. We do not have change-in-control agreements with any of its directors or executive officers, and we are not obligated to pay severance or other enhanced benefits to executive officers upon termination of their employment.

Summary Compensation Table

The following table sets forth all cash compensation paid by us, as well as certain other compensation paid or accrued, for each of the last two fiscal years to each named executive officer.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	All Other Compensation ($)	Total ($)

Handong Cheng,	2010	26,577	-	26,577
Chairman of the Board, President and CEO	2009	26,577	-	26,577

During each of the last two fiscal years, none of our other executive officers had total compensation greater than $100,000. Our executive officers are reimbursed by us for any out-of-pocket expenses incurred in connection with activities conducted on our behalf. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of such expenses by anyone other than our Board, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.

Other compensation represents the aggregate grant date fair value of the restricted shares granted to each named executive officer for financial reporting purpose pursuant to FASB ASC Topic 718 during fiscal year 2010.

Employment Agreements

The following employment agreement was entered into by us and the following executive officer:

On April 1, 2009, Rise King Century Technology Development (Beijing) Co., Ltd., our indirect wholly owned subsidiary (“Rise King WFOE”) entered into an employment agreement with Handong Cheng.  Pursuant to the terms of this agreement, Rise King WFOE agreed to employ Mr. Cheng as its Chief Executive Officer for a non-fixed term. Mr. Cheng agreed that in the event that his employment with Rise King WFOE is terminated, for a period of one year following the date of his termination of employment, he will not contact, for any commercial purpose, or provide to a third party, information about clients or entities with which Rise King WFOE was acquainted during the term of his employment with Rise King WFOE.  Subject to certain exceptions, either party may terminate this agreement upon 30 days prior written notice.

The Company does not have change-in-control agreements with any of its directors or executive officers, and the Company is not obligated to pay severance or other enhanced benefits to executive officers upon termination of their employment.

Outstanding Equity Awards at Fiscal Year-End

Option Awards
Name	Grant Date	Number of securities underlying Unexercised Options (#) Exercisable	Number of securities underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Market Value of Unexercised Options ($)
Handong Cheng	-	-	-	-	-	-

Director Compensation for the Fiscal Year 2010

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non- equity incentive plan compensation	Non- qualified deferred compensation earnings	All Other Compensation	Total
Zhige Zhang	$27,372	$-	$-	-	$-	$-	$27,372
Douglas MacLellan	$60,000	$-	$62,920	-	$-	$-	$122,920
Zhiqing Chen	$6,000	$-	$7,150	-	$-	$-	$13,150
Mototaka Watanabe	$6,000	$-	$7,150	-	$-	$-	$13,150

Pursuant to one year agreements with the Company entered into on November 25, 2009, each of Messrs. Chen and Watanabe will receive a fee of $300 per month for the term of the agreement, as well $200 per month as long as each serves on the Audit Committee, while Mr. MacLellan will receive a monthly fee of $3,000 for the term of the agreement, as well as $2,000 a month so long as he serves as the Audit Committee Chairman. Upon execution of their agreements, Messrs. Chen and Watanabe were each awarded a 5-year option to purchase up to 5,000 shares of common stock of the Company at $5.00 per share, such options vesting in quarterly installments annually over 24 months, so long as each is, respectively, a member of the board of directors. Upon execution of his agreement, Mr. MacLellan was awarded (i) one 5-year option to purchase up to 24,000 shares of common stock of the Company at $5.00 per share, such options vesting in quarterly installments annually over 24 months, so long as he is a member of the board of directors and (ii) one 5-year option to purchase up to 20,000 shares of common stock of the Company at $5.00 per share, such options vesting in quarterly installments over 24 months, so long as he is Chairman of the Audit Committee. The Company will also reimburse each Independent Director for expenses related to his or her attending meetings of the board, meetings of committees of the board, executive sessions and shareholder meetings. Each of the agreements with Messrs. Chen, Watanabe and MacLellan expired according to their terms and we are currently negotiating the terms of new agreements with each of them.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our Common Stock as of May 9, 2011 by (i) each person (or group of affiliated persons) who is known by us to own more than five percent of the outstanding shares of our common stock, (ii) each director and executive officer, and (iii) all of our directors and executive officers and director nominees as a group. As of May 9, 2011, we had 17,509,334 shares of Common Stock issued and outstanding.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Unless otherwise noted, the principal address of each of the stockholders, directors and officers listed below is No. 3 Min Zhuang Road, Building 6, Yu Quan Hui Gu Tuspark, Haidian District, Beijing, PRC 100195.

All share ownership figures include shares of our Common Stock issuable upon securities convertible or exchangeable into shares of our Common Stock within sixty (60) days of  May 9, 2011, which are deemed outstanding and beneficially owned by such person for purposes of computing his or her percentage ownership, but not for purposes of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Outstanding Shares of Common Stock
Handong Cheng (1)	7,434,940	42.46
Zhige Zhang (1)	7,434,940	42.46
George Kai Chu	-	0%
Min Hu	130	*
Hongli Xu	140	*
Li Wu	130	*
Douglas McLellan (2)	33,000	*
Mototaka Watanabe (3)	3,750	*
Zhiqing Chen (4)	3,750	*
All Directors and Executive Officers, as a group (9)	7,475,840	42.60
Rise King Investments Limited (1)(5)	7,434,940	42.46
Star (China) Holdings Limited (6)	1,279,080	7.31
Clear Jolly Holdings Limited (7)	1,279,080	7.31
Xuanfu Liu (1)	7,434,940	42.46
Sansar Capital Management, L.L.C. (8)	2,601,789	13.34
Taylor International Fund, Ltd. (9)	1,108,300	5.95

* Less than one percent

(1)
Rise King Investments Limited (“Rise King”) is collectively owned by Handong Cheng, Xuanfu Liu and Zhige Zhang  As a result,, Mr. Cheng, Mr. Liu and Mr. Zhang may be deemed to be beneficial owners of the shares of our common stock held by Rise King. Each of Mr. Cheng, Mr. Liu and Ms. Sun disclaim such beneficial ownership, and nothing herein shall be deemed to be an admission that Mr. Cheng, Mr. Liu or Mr. Zhang is the beneficial owner of any such shares for any purpose.  Information regarding this beneficial owner is furnished in reliance upon the Schedule 13D, dated April 2, 2011.

(2)	Includes options to acquire 33,000 shares of the Company’s common stock that are exercisable within 60 days of May 9, 2011.

(3)	Includes options to acquire 3,750 shares of the Company’s common stock that are exercisable within 60 days of May 9, 2011.

(4)	Includes options to acquire 3,750 shares of the Company’s common stock that are exercisable within 60 days of May 9, 2011.

(5)
The business address of Rise King Investments Limited is P.O. Box 957, Offshore Incorporations Center, Road Town, Tortola, British Virgin Islands.  Information regarding this beneficial owner is furnished in reliance upon its Schedule 13D, dated July 6, 2009.

(6)	The business address of Star (China) Holdings Limited is P.O. Box 957, Offshore Incorporations, Center, Road Town, Tortola, British Virgin Islands.

(7)
The business address of Clear Jolly Holdings Limited is P.O. Box 957, Offshore Incorporations Center, Road Town, Tortola, British Virgin Islands.  Information regarding this beneficial owner is furnished in reliance upon its Schedule 13D, dated July 6, 2009.

(8)
Consists of (i) 601,789 shares of Common Stock, (ii) 1,000,000 shares underlying Series A  Preferred Stock and (iii) Series A-1 and Series A-2 Warrants to purchase up to 1,000,000 shares of our Common Stock, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 to the Selling Stockholder table below.  Mr. Sanjay Motwani, portfolio manager has voting and dispositive power over the shares held by Sansar Capital Management.  Mr. Motwani may be deemed to beneficially own the shares of Common Stock held by Sansar Capital Management. Mr. Motwani disclaims beneficial ownership of such shares. The address for  Sansar Capital Management is 135 E 57th Street 23rd Floor, New York, NY 10022, U. S. A.  Information regarding this beneficial owner is furnished in reliance upon its Schedule 13G, dated February 10, 2011.

(9)
Consists of (i) 428,300 shares underlying Series A Preferred Stock and (ii) Series A-1 Warrants to purchase up to 390,000 shares of our Common Stock and Series A-2 Warrants to purchase up to 290,000 shares of our Common Stock, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 to the Selling Stockholder table below.  Stephen S. Taylor, portfolio manager  has voting and dispositive power over the shares held by Taylor International Fund Ltd.  Mr. Taylor may be deemed to beneficially own the shares of Common Stock held by Taylor International Fund, Ltd. Mr. Taylor disclaims beneficial ownership of such shares. The address  for  Taylor International Fund, Ltd. is 714 South Dearborn Street, 2nd floor, Chicago, IL 60605.  Information regarding this beneficial owner is furnished in reliance upon its Schedule 13G, dated February 3, 2011.

Changes in Control

There are no arrangements known to us, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

PRC law currently limits foreign equity ownership of companies that provide value-added telecommunication services and advertisement services (in case the parent company is not qualified).  To comply with these foreign ownership restrictions, we operate our business in China through a series of contractual arrangements with the PRC Operating Subsidiaries and its shareholders.  Some of the shareholders of the PRC Operating Subsidiaries are also our directors and executive officers. These agreements are summarized as follows:

Exclusive Business Cooperation Agreements

Pursuant to Exclusive Business Cooperation Agreements entered into by and between Rise King WFOE and each of the PRC Operating Subsidiaries in October 2008, Rise King WFOE has the exclusive right to provide to the PRC Operating Subsidiaries complete technical support, business support and related consulting services, which include, among other things, technical services, business consultations, equipment or property leasing, marketing consultancy and product research. Each PRC Operating Subsidiary has agreed to pay an annual service fee to Rise King WFOE equal to 100% of its audited total amount of operational income each year.  Each PRC Operating Subsidiary has also agreed to pay a monthly service fee to Rise King WFOE equal to 100% of the net income generated on a monthly basis. The payment and terms of payment are fixed to ensure that Rise King WFOE obtains 100% of the net income for that month, although adjustments may be made upon approval by Rise King WFOE to provide for operational needs. If at year end, after an audit of the financial statements of any PRC Operating Subsidiary, there is determined to be any shortfall in the payment of 100% of the annual net income, such PRC Operating Subsidiary must pay such shortfall to Rise King WFOE. Each agreement has a ten-year term, subject to renewal and early termination in accordance with the terms therein.

Exclusive Option Agreements

Under Exclusive Option Agreements entered into by and among Rise King WFOE, each of the PRC Shareholders, dated as of October 8, 2008, each of the PRC Shareholders irrevocably granted to Rise King WFOE or its designated person an exclusive option to purchase, to the extent permitted by PRC law, a portion or all of their respective equity interest in any PRC Operating Subsidiary for a purchase price of RMB 10 or a purchase price to be adjusted to be in compliance with applicable PRC laws and regulations. Rise King WFOE or its designated person has the sole discretion to decide when to exercise the option, whether in part or in full. Each of these agreements has a ten-year term, subject to renewal at the election of Rise King WFOE.

Equity Pledge Agreements

Under the Equity Pledge Agreements entered into by and among Rise King WFOE, the PRC Operating Subsidiaries and each of the PRC Shareholders, dated as of October 8, 2008, the PRC Shareholders pledge, all of their equity interests in  PRC Operating Subsidiaries to guarantee Beijing CNET Online’s performance of its obligations under the Exclusive Business Cooperation Agreement. If Beijing CNET Online or any of the PRC Shareholders breaches his/her respective contractual obligations under this agreement, or upon the occurrence of one of the events regarded as an event of default under each such agreement, Rise King WFOE, as pledgee, will be entitled to certain rights, including the right to dispose of the pledged equity interests. The PRC Shareholders of the PRC Operating Subsidiaries agree not to dispose of the pledged equity interests or take any actions that would prejudice Rise King WFOE’s interest, and to notify Rise King WFOE of any events or upon receipt of any notices which may affect Rise King WFOE’s interest in the pledge. Each of the equity pledge agreements will be valid until all the payments due under the Exclusive Business Cooperation Agreement have been fulfilled.

Irrevocable Powers of Attorney

The PRC Shareholders have each executed an irrevocable powers of attorney, dated as of October 8, 2008, to appoint Rise King WFOE as their exclusive attorneys-in-fact to vote on their behalf on all PRC Operating Subsidiary matters requiring shareholder approval.  The term of each power of attorney is valid so long as such shareholder is a shareholder of the respective PRC Operating Subsidiary.

Policies and Procedures for Review, Approval or Ratification of Transactions with Related Persons

It is the Company’s policy that the Company will not enter into transactions required to be disclosed under item 404 of the SEC’s Regulation S-K unless the Board of Directors first reviews and approves the transactions.

Promoters and Certain Control Persons

The Company has not had a promoter at any time during the past five years. Other than shares of the Company received as part of the Share Exchange or compensation or reimbursement of expenses in connection with job responsibilities at the Company, as the case may be, none of the persons or entities that may be deemed to have acquired control of the Company as a result of the Share Exchange have received anything of value from the Company during the past five years.  Other than the shares of China Net BVI received in the Share Exchange, the Company has not received any assets from such persons during the past five years.

SELLING STOCKHOLDERS

We are registering for resale shares of our Common Stock that are issued and outstanding, and shares of Common Stock underlying our Preferred Stock and Warrants held by the Selling Stockholders identified below. We are registering the shares to permit the Selling Stockholders and their pledgees, donees, transferees and other successors-in-interest that receive their shares from a Selling Stockholder as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus to resell the shares when and as they deem appropriate in the manner described in the “Plan of Distribution”.  As of the date of this prospectus there are 17,460,333 shares of common stock issued and outstanding.

The following table sets forth:

•	the name of the Selling Stockholders,

•	the number of shares of our Common Stock that the Selling Stockholders beneficially owned prior to the offering for resale of the shares under this prospectus,

•	the maximum number of shares of our Common Stock that may be offered for resale for the account of the Selling Stockholders under this prospectus, and

•
the number and percentage of shares of our Common Stock to be beneficially owned by the Selling Stockholders after the offering of the shares (assuming all of the offered shares are sold by the Selling Stockholders).

Material Relationships with the Company

J and M Group, LLC and Chesapeake Group are engaged as our investor and public relations firms.

Securities Issued in the Financing Transaction

The Selling Stockholders listed under the heading “Holders of Common Stock Underlying 10% Series A Convertible Preferred Stock and Series A-1 and Series A-2 Warrants,” are registering the shares of Common Stock underlying the Preferred Stock and Warrants issued in the Financing consummated on August 21, 2009, which is more fully described in the section “Description of the Business - 2009 Financing” on page 51. Immediately prior to the issuance of the shares in the Placement, there were 15,774,300 shares of common stock issued and outstanding, of which 7,060,280 shares were held by persons other than selling shareholders, affiliates of ours, or affiliates of the selling shareholders.  On August 20, 2009, the trading day immediately prior to the consummation of the Placement, the closing price per share of our common stock was $3.60, and as of April 23, 2010, the closing price per share of our common stock was $4.30.

The following table provides information with respect to the transactions in which certain of the Selling Stockholders who are listed under the heading “Holders of Common Stock” received their shares, prior to the Share Exchange Transaction.

	Date of Transaction	# shares issued	# shares outstanding prior to issuance	# of shares outstanding prior to issuance held by persons other than selling shareholder, affiliates of the Company or affiliates of the selling shareholders		Percentage of total issued and outstanding securities that were issued or issuable in the transaction	Market Price per Share of Common Stock immediately prior to the transaction	Current Market Price per Share of Common Stock as of May 9, 2011
J and M Group LLC	6/26/2009	120,000	1,383,500	1,353,500	*	0.089%	$1.00	$3.05

*	Reflects the number of shares of Common Stock issued and outstanding after the cancellation of 4,400,000 shares on June 25, 2009.

Immediately prior to the consummation of the Placement, there were 15,774,300 shares of common stock issued and outstanding, of which 7,060,280 shares were held by persons other than selling shareholders, affiliates of ours, or affiliates of the selling shareholders.  On August 20, 2009, the trading day immediately prior to the consummation of the Placement, the closing price per share of our common stock was $3.60, and as of May 9, 2011, the closing price per share of our common stock was $3.05.

Paul Hickey, Greg Freihofner, and Ancora Greater China Fund, L.P. who are identified as Selling Stockholders, are affiliates of a broker-dealer. They each have advised us that the securities were acquired in the ordinary course of business and, at the time, they had no agreements or understandings, directly or indirectly, with any person to distribute the shares. None of the other Selling Stockholders has any agreement or understanding to distribute any of the shares being registered.

Each Selling Stockholder may offer for sale all or part of the shares from time to time. The table below assumes that the Selling Stockholders will sell all of the shares offered for sale. A Selling Stockholder is under no obligation, however, to sell any shares pursuant to this prospectus.

Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to Offering (1)	Percentage Ownership Prior to Offering	Maximum Number of Shares of Common Stock to be Sold (2)	Number of Shares of Common Stock Owned After Offering	Percentage Ownership After Offering (3)
Holders of Common Stock Underlying 10% Series A Convertible Preferred Stock and Series A-1 and Series A-2 Warrants
Jayhawk Private Equity Fund II, L.P. (4)	300,000	1.68	300,000	-0-	-0-
Blue Earth Fund, LP. (5)	800,000	4.37	800,000	-0-	-0-
Taylor International Fund, Ltd. (6)	1,114,587	5.98	1,114,587	-0-	-0-
Silver Rock II, Ltd.(7)	186,200	1.06	186,200	-0-	-0-
Ancora Greater China Fund, LP (8)	50,999	*	50,999	-0-	-0-
Eric E. Shear (9)	40,000	*	40,000	-0-	-0-
Bruice A. Shear (10)	20,000	*	20,000	-0-	-0-
Tangiers Investors LP (11)	20,000	*	20,000	-0-	-0-
Dynacap Global Capital Fund II LP (12)	32,000	*	32,000	-0-	-0-
Michael Cohen (13)	100,000	*	100,000	-0-	-0-
Trillion Growth China LP (14)	168,000	*	168,000	-0-	-0-
BBS Capital Fund, LP (15)	400,000	2.23	400,000	-0-	-0-
Sansar Capital Management (16)	2,697,473	13.83	2,000,000	697,473	2.9
Paul Hickey (17)	160,000	*	160,000	-0-	-0-
Kevin M. Goldstein (18)	8,000	*	8,000	-0-	-0-
Daybreak Special Situations Master Fund, Ltd. (19)	71,585	*	71,585	-0-	-0-

Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to Offering (1)	Percentage Ownership Prior to Offering	Maximum Number of Shares of Common Stock to be Sold (2)	Number of Shares of Common Stock Owned After Offering	Percentage Ownership After Offering (3)
Kinder Investments L.P. (20)	145,000	*	145,000	-0-	-0-
SPI Hawaii Investments, LP (21)	120,000	*	120,000	-0-	-0-
Alpha Capital (22)	120,000	*	120,000	-0-	-0-
Greg Freihofner (23)	20,000	*	20,000	-0-	-0-
The USX China Fund (24)	158,700	*	151,500	7,200	*
Ferghan O’Regan (25)	60,000	*	60,000	-0-	-0-
Herbert Verse (26)	10,000	*	10,000	-0-	-0-
Jesper Kronborg (27)	10,000	*	10,000	-0-	-0-
Peter Nordin Aps (28)	10,000	*	10,000	-0-	-0-
Henrick Gumaelius (29)	20,000	*	20,000	-0-	-0-
PK Solutions AB (30)	28,000	*	28,000	-0-	-0-
Enebybergs Revisionsbyra AB (31)	40,000	*	40,000	-0-	-0-
PJ Levay Lawrence (32)	30,000	*	30,000	-0-	-0-
Peter Gustafsson (33)	28,000	*	28,000	-0-	-0-
Robin Whaite (34)	59,600	*	59,600	-0-	-0-
Garolf AB (35)	80,000	*	80,000	-0-	-0-
Olive or Twist Limited (36)	20,000	*	20,000	-0-	-0-
Allan C. Lichtenberg (37)	20,000	*	20,000	-0-	-0-
SPI Dallas Investments, LP (38)	71,020	*	71,020	-0-	-0-
Hua-Mei 21st Century Partners (39)	142,115	*	142,115	-0-	-0-
Guerrilla Partners (40)	80,235	*	80,000	235	*
Lenox Capital Partners, L.P. (41)	80,000	*	80,000	-0-	-0-
Richard D. Squires (42)	80,000	*	80,000	-0-	-0-
Holders of Common Stock
J and M Group, LLC (43)	55,000	*	55,000	-0-	-0-
Chesapeake Group (44)	65,000	*	65,000	-0-	-0-

*	Less than one percent

(1)
Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, securities that are currently convertible or exercisable into shares of our Common Stock, or convertible or exercisable into shares of our Common Stock within 60 days of the date hereof are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name. The percentage of beneficial ownership is based on 17,509,334 shares of Common Stock outstanding as of May 9, 2011.

(2)	Includes the total number of shares of Common Stock that each Selling Stockholder intends to sell, regardless of the 9.99% beneficial ownership limitation, more fully explained in footnote 3.

(3)
Pursuant to the terms of the Warrants and the Certificate of Designation for the 10% Series A Convertible Preferred Stock (the “Series A Preferred Stock”), at no time may a purchaser of Series A Preferred Stock convert such purchaser’s shares into shares of our Common Stock if the conversion would result in such purchaser beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) more than 9.99% of our then issued and outstanding shares of Common Stock; provided, however, that upon a purchaser providing us with sixty-one days’ notice that such purchaser wishes to waive the cap, then the cap will be of no force or effect with regard to all or a portion of the Series A Preferred Stock referenced in the waiver notice. Similarly under the terms of the Warrants, at no time may a holder exercise such holder’s Warrant if the exercise would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) more than 9.99% of our then issued and outstanding shares of Common Stock; provided, however, that upon a purchaser providing us with sixty-one days’ notice that such purchaser wishes to waive the cap, then the cap will be of no force or effect with regard to all or a portion of the shares referenced in the waiver notice. The 9.99% beneficial ownership limitation does not prevent a stockholder from selling some of its holdings and then receiving additional shares. Accordingly, each stockholder could exercise and sell more than 9.99% of our Common Stock without ever at any one time holding more than this limit.

(4)
Consists of Series A-1 and Series A-2 Warrants to purchase up to 300,000 shares of our Common Stock, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in Note 3 above.  Kent C. McCarthy, President of Jayhawk Private Equity, LLC which is the general partner and has voting and dispositive power over the shares held by Jawhawk Private Equity Fund II, L.P.  Mr. McCarthy may be deemed to beneficially own the shares of Common Stock held by Jayhawk Private Equity Fund II, L.P.  Mr. McCarthy disclaims beneficial ownership of such shares.  The address for Jawhawk Private Equity Fund II, L.P. is 930 Tahoe Blvd., 802-281, Incline Village, NV 89451

(5)
Consists of  400,000 shares underlying  Series A Preferred Stock and Series A-1 and Series A-2 Warrants to purchase up to 400,000 shares of our Common Stock, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.  Brett Conrad, Managing Member, General Partner has voting and dispositive power over the shares held by Blue Earth Fund, LP.  Mr. Conrad may be deemed to beneficially own the shares of Common Stock held by Blue Earth Fund, LP. Mr. Conrad disclaims beneficial ownership of such shares. The address  for  Blue Earth Fund LP is 1312 Cedar Street, Santa Monica, CA 90405.

(6)
Consists of 334,587 shares underlying  Series A Preferred Stock and Series A-1 and Series A-2 Warrants to purchase up to 780,000 shares of our Common Stock, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.  Stephen S. Taylor has voting and dispositive power over the shares held by Taylor International Fund Ltd.  Mr. Taylor may be deemed to beneficially own the shares of Common Stock held by Taylor International Fund, Ltd. Mr. Taylor disclaims beneficial ownership of such shares. The address  for  Taylor International Fund, Ltd. is 714 South Dearborn Street 2nd floor, Chicago, IL 60605.

(7)
Consists of 86,200 shares of our Common Stock and Series A-1 and Series A-2 Warrants to purchase up to 100,000 shares of our common stock, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.  Rima Salam, Director has voting and dispositive power over the shares held by Silver Rock II, Ltd.  Mr. Salam may be deemed to beneficially own the shares of Common Stock held by Silver Rock II, Ltd. Mr. Salam disclaims beneficial ownership of such shares. The address  for  Silver Rock II, Ltd. is P.O. Box 213 999, Dubai UAE.

(8)
Consists of 50,999 shares underlying  Series A Preferred Stock John P. Micklitsch, the managing partner has voting and dispositive power over the shares held by Ancora Greater China Fund, LP.  Mr. Micklitsch may be deemed to beneficially own the shares of Common Stock held by Ancora Greater China Fund, LP . Mr. Micklitsch disclaims beneficial ownership of such shares. The address  for  Ancora Greater China Fund, LP is 2000 Auburn Dr. Suite 300, Cleveland, OH 44122.

(9)
Consists of  20,000 shares underlying  Series A Preferred Stock and Series A-1 and Series A-2 Warrants to purchase up to 20,000 shares of our Common Stock, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.

(10)
Consists of  Series A-1 and Series A-2 Warrants to purchase up to 20,000 shares of our Common Stock, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.

(11)
Consists of 10,000 shares of our Common Stock and Series A-1 and Series A-2 Warrants to purchase up to 10,000 shares of our Common Stock, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in Note 3 above.  Mr. Michael Sobeck has voting and dispositive power over the shares held by Tangiers Investors, LP.  Mr. Michael Sobeck may be deemed to beneficially own the shares of Common Stock held by Tangiers Investors, LP. Mr. Michael Sobeck disclaims beneficial ownership of such shares. Mr. Michael Sobeck is Managing Member of Tangiers Capital and General Partner of Tangiers Investors.  The address  for  Tangiers Investors, LP is 402 W. Broadway Ste 400, San Diego, CA 92101.

(12)
Consists of 16,000 shares underlying  Series A Preferred Stock and Series A-1 and Series A-2 Warrants to purchase up to 16,000 shares of our Common Stock, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.  Mr. Charles Smith, Director has voting and dispositive power over the shares held by Dynacap Global Capital Fund II LP .  Mr. Smith may be deemed to beneficially own the shares of Common Stock held by Dynacap Global Capital Fund II LP. Mr. Smith disclaims beneficial ownership of such shares. The address  for  Dynacap Global Capital Fund II LP is 1541 E Interstate 30 #140, Rockwall TX 75087.

(13)
Consists of  Series A-1 and Series A-2 Warrants to purchase up to 100,000 shares of our Common Stock, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.

(14)
Consists of 84,000 shares underlying  Series A Preferred Stock and Series A-1 and Series A-2 Warrants to purchase up to 84,000 shares of our Common Stock, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.  Mr. Corey Mitchell, the managing partner has voting and dispositive power over the shares held by Trillion Growth China LP.  Mr. Mitchell may be deemed to beneficially own the shares of Common Stock held by Trillion Growth China LP. Mr. Mitchell disclaims beneficial ownership of such shares. The address  for  Trillion Growth China LP is 155 Wellington St. W-2nd floor, Toronto, ON, MSV3l3, Canada.

(15)
Consists of 200,000 shares underlying  Series A Preferred Stock and Series A-1 and Series A-2 Warrants to purchase up to 200,000 shares of our Common Stock, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.  Mr. Berke Bakay, the principle of BBS Capital Fund, LP has voting and dispositive power over the shares held by BBS Capital Fund, LP .  Mr. Bakay may be deemed to beneficially own the shares of Common Stock held by BBS Capital Fund, LP. Mr. Bakay disclaims beneficial ownership of such shares. The address  for  BBS Capital Fund, LP is 4975 Preston Park Blvd. Suite # 775W, Plano, TX 75093.

(16)
Consists of 697,473 shares of our Common Stock, 1,000,000 shares underlying  Series A Preferred Stock and Series A-1 and Series A-2 Warrants to purchase up to 1,000,000 shares of our Common Stock, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.  Mr. Sanjay Motwani, portfolio manager has voting and dispositive power over the shares held by Sansar Capital Management.  Mr. Motwani may be deemed to beneficially own the shares of Common Stock held by Sansar Capital Management. Mr. Motwani disclaims beneficial ownership of such shares. The address  for  Sansar Capital Management is c/o Sansar Capital Asia Ptc. Ltd., 16 Raffles Quay #40-02A, Hong Leong Building, Sinagpore 048581.

(17)
Consists of  80,000 shares underlying  Series A Preferred Stock and Series A-1 and Series A-2 Warrants to purchase up to 80,000 shares of our Common Stock, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.

(18)
Consists of  4,000 shares of Common Stock and Series A-1 and Series A-2 Warrants to purchase up to 4,000 shares of our Common Stock, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.

(19)
Consists of 11,585 shares of our Common Stock, and Series A-1 and Series A-2 Warrants to purchase up to 60,000 shares of our Common Stock, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.  Mr. Lawrence J. Butz, has voting and dispositive power over the shares held by Daybreak Special Situations Master Fund, Ltd.  Mr. Butz may be deemed to beneficially own the shares of Common Stock held by Daybreak Special Situations Master Fund, Ltd. Mr. Butz disclaims beneficial ownership of such shares. The address  for Daybreak Special Situations Master Fund, Ltd. is 100 East Cook Avenue, Suite 100, Libertyville IL 60048.

(20)
Consists of 5,000 shares of our Common Stock, and Series A-1 and Series A-2 Warrants to purchase up to 140,000 shares of our Common Stock, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.  Mr. Don Perl, the managing member has voting and dispositive power over the shares held by Kinder Investments L.P.  Mr. Perl may be deemed to beneficially own the shares of Common Stock held by Kinder Investments, LP. Mr. Perl disclaims beneficial ownership of such shares. The address  for Kinder Investments, L.P. is P.O. Box 339 Lawrence NY 11559.

(21)
Consists of Series A-1 and Series A-2 Warrants to purchase up to 120,000 shares of our Common Stock, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.  Mr. Dennis J. Wong, General Partner has voting and dispositive power over the shares held by SPI Hawaii Investments, LP.  Mr. Wong may be deemed to beneficially own the shares of Common Stock held by SPI Hawaii Investments, LP. Mr. Wong disclaims beneficial ownership of such shares. The address for SPI Hawaii Investments, LP is 88 Kearny Street, Suite 1818, San Francisco CA 94108.

(22)
Consists of 60,000 shares underlying  Series A Preferred Stock and Series A-1 and Series A-2 Warrants to purchase up to 60,000 shares of our Common Stock, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.  Mr. Konrad Ackerman, Director has voting and dispositive power over the shares held by Alpha Capital.  Mr. Ackerman may be deemed to beneficially own the shares of Common Stock held by Alpha Capital. Mr. Ackerman disclaims beneficial ownership of such shares. The address for Alpha Capital is Pradafont 7 Furstentoms 9490 Vaduz, Liechtenstein.

(23)
Consists of  Series A-1 and Series A-2 Warrants to purchase up to 20,000 shares of our Common Stock, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.

(24)
Consists of 78,700 shares of our Common Stock, 40,000 shares underlying  Series A Preferred Stock and Series A-1 and Series A-2 Warrants to purchase up to 40,000 shares of our Common Stock, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.  Mr. Stephen L. Parr, President has voting and dispositive power over the shares held by The USX China Fund.  Mr. Parr may be deemed to beneficially own the shares of Common Stock held by The USX China Fund. Mr. Parr disclaims beneficial ownership of such shares. The address for The USX China Fund is 5100 Poplar Ave. Ste 3117, Memphis, TN 38137.

(25)
Consists of  Series A-1 and Series A-2 Warrants to purchase up to 60,000 shares of our Common Stock, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.

(26)
Consists of  Series A-1 and Series A-2 Warrants to purchase up to 10,000 shares of our Common Stock, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.

(27)
Consists of  Series A-1 and Series A-2 Warrants to purchase up to 10,000 shares of our Common Stock, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.

(28)
Consists of  Series A-1 and Series A-2 Warrants to purchase up to 10,000 shares of our Common Stock, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.

(29)
Consists of  Series A-1 and Series A-2 Warrants to purchase up to 20,000 shares of our Common Stock, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.

(30)
Consists of 14,000 shares underlying  Series A Preferred Stock and Series A-1 and Series A-2 Warrants to purchase up to 14,000 shares of our Common Stock, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.  Mr. Peter Gustafsson, Director has voting and dispositive power over the shares held by PK Solutions AB.  Mr. Gustafsson may be deemed to beneficially own the shares of Common Stock held by PK Solutions AB. Mr. Gustafsson disclaims beneficial ownership of such shares. The address for PK Solutions AB is Rehnsgatan 11 Stockholm, Sweden 11379.

(31)
Consists of 20,000 shares underlying  Series A Preferred Stock and Series A-1 and Series A-2 Warrants to purchase up to 20,000 shares of our Common Stock, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.  Mr. Lars Svantemark, Director has voting and dispositive power over the shares held by Enebybergs Revisionsbyra AB.  Mr. Svantemark may be deemed to beneficially own the shares of Common Stock held by Enebybergs Revisionsbyra AB. Mr. Svantemark disclaims beneficial ownership of such shares. The address for Enebybergs Revisionsbyra AB is Senapsgrand 19 Enebyberg, Sweden 18245.

(32)
Consists of  Series A-1 and Series A-2 Warrants to purchase up to 30,000 shares of our Common Stock, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.

(33)
Consists of  14,000 shares underlying  Series A Preferred Stock and Series A-1 and Series A-2 Warrants to purchase up to 14,000 shares of our Common Stock, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.

(34)
Consists of  Series A-1 and Series A-2 Warrants to purchase up to 59,600 shares of our Common Stock, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.

(35)
Consists of 40,000 shares underlying  Series A Preferred Stock and Series A-1 and Series A-2 Warrants to purchase up to 40,000 shares of our Common Stock, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.  Mr. Tommy Maartensson, Director has voting and dispositive power over the shares held by Garolf AB.  Mr. Maartensson may be deemed to beneficially own the shares of Common Stock held by Garolf AB. Mr. Maartensson disclaims beneficial ownership of such shares. The address for Garolf AB is Floragatan 12 Stockholm, Sweden 11431.

(36)
Consists of Series A-1 and Series A-2 Warrants to purchase up to 20,000 shares of our Common Stock, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.  Mr. Joel Wahlstrom, President has voting and dispositive power over the shares held by Olive or Twist Limited.  Mr. Wahlstrom may be deemed to beneficially own the shares of Common Stock held by Olive or Twist Limited. Mr. Wahlstrom disclaims beneficial ownership of such shares. The address for Olive or Twist Limited is 68 Hing Man Street Room 717/f Marina House Shaukerwan, Hong Kong.

(37)
Consists of  Series A-1 and Series A-2 Warrants to purchase up to 20,000 shares of our Common Stock, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.

(38)
Consists of 31,020 shares of our Common Stock and Series A-1 and Series A-2 Warrants to purchase up to 40,000 shares of our Common Stock, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.  Mr. Richard Squires, General Partner has voting and dispositive power over the shares held by SPI Dallas Investments LP.  Mr. Squires may be deemed to beneficially own the shares of Common Stock held by SPI Dallas Investments LP. Mr. Squires disclaims beneficial ownership of such shares. The address for SPI Dallas Investments LP is 2101 Cedar Springs Road, Suite 1525, Dallas, TX 75201.

(39)
Consists of 2,515 shares of our Common Stock, 59,600 shares underlying  Series A Preferred Stock and Series A-1 and Series A-2 Warrants to purchase up to 80,000 shares of our Common Stock, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.  Messrs. Peter Siris and Leigh S. Curry, Managing Director share voting and dispositive power over the shares held by Hua-Mei 21st Century Partners.  Messrs. Siris and Curry may be deemed to beneficially own the shares of Common Stock held by Hua-Mei 21st Century Partners.  Messrs. Siris and Curry disclaim beneficial ownership of such shares. Peter Siris is the managing director of Hua-Mei 21st Century Partners.  The address for Hua-Mei 21st Century Partners is 405 LexingtonAvenue, 39th Floor, New York, NY 10017.

(40)
Consists of 2,835 shares of our Common Stock, 37,400 shares underlying  Series A Preferred Stock and Series A-1 and Series A-2 Warrants to purchase up to 40,000 shares of our Common Stock, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.  Messrs. Peter Siris and Leigh S. Curry, Managing Director share voting and dispositive power over the shares held by Guerrilla Partners.  Messrs. Siris and Curry may be deemed to beneficially own the shares of Common Stock held by Guerrilla Partners.  Messrs. Siris and Curry disclaim beneficial ownership of such shares. The address for Guerrilla Partners is 405 Lexington Avenue, 39th Floor New York, NY 10017.

(41)
Consists of 80,000 shares of our Common Stock. Mr. Richard Squires, General Partner has voting and dispositive power over the shares held by Lennox Capital Partners, LP. Mr. Squires may be deemed to beneficially own the shares of Common Stock held by Lennox Capital Partners, LP. Mr. Squires disclaims beneficial ownership of such shares. The address for Lennox Capital Partners, LP is 2101 Cedar Springs Rd, Suit 1230, Dallas, TX 75201

(42)
Consists of Series A-1 and Series A-2 Warrants to purchase up to 80,000 shares of our Common Stock, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.

(43)
Reflects 55,000 shares of our Common Stock beneficially owned by the stockholder.  Joseph Pettinelli has voting and dispositive power over the shares held by J and M Group, LLC. Mr. Pettinelli may be deemed to beneficially own the shares of common stock held by J and M Group, LLC. The address for J and M Group LLC is 518 Virginia Ave., Suite 301, Towson, MD 21286.

(44)
Reflects 65,000 shares of Common Stock beneficially owned by the stockholder. Kevin Holmes has voting and dispositive power over the shares held by Chesapeake Group. Mr. Holmes may be deemed to beneficially own the shares of Common Stock held by Chesapeake Group. The address for Chesapeake Group is 17 W. Pennsylvania Avenue, Towson, MD 21024.

PLAN OF DISTRIBUTION

The Selling Stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their Shares on any stock exchange, market or trading facility on which the Shares are traded or quoted or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling Shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

•	block trades in which the broker-dealer will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	to cover short sales made after the date that this registration statement is declared effective by the SEC;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such Shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell Shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

In connection with the sale of the common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of the Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of Common Stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus.

The Selling Stockholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Stockholders and any broker-dealers or agents that are involved in selling the Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Securities will be paid by the Selling Stockholder and/or the purchasers. Each Selling Stockholder has represented and warranted to the Company that it acquired the securities subject to this registration statement in the ordinary course of such Selling Stockholder’s business and, at the time of its purchase of such securities such Selling Stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

TriPoint Global Equities, LLC is a registered broker dealer and FINRA member firm. TriPoint Global Equities, LLC served as placement agent for our Financing, which was completed on August 21, 2009.  TriPoint Global Equities, LLC received a (i) a cash fee in the amount of $721,280, equal to 7% of the gross proceeds of the Financing; (ii) a management fee in the amount of $51,520, equal to 0.5% of the gross proceeds of the Financing; and (iii) warrants to purchase up to 659,456 shares of Common Stock at an exercise price of $2.50, $3.00 or $3.75 per share, equal to 8% of the aggregate number of units sold in the Financing. The warrants granted to TriPoint Global Equities, LLC expire on August 20, 2014. The 659,456 shares of Common Stock issuable upon conversion of placement agent warrants received by TriPoint Global Equities, LLC are transferable within TriPoint or to its assigns or designees, at the discretion of TriPoint Global Equities, LLC.

In connection with the Share Exchange, Tripoint Capital Advisors, an affiliate of TriPoint Global Equities, LLC received 300,000 shares of our Common Stock in June 2009.

TriPoint Global Equities, LLC does not have an underwriting agreement with us and/or the Selling Stockholders and no Selling Stockholders are required to execute transactions through TriPoint Global Equities, LLC. Further, other than any existing brokerage relationship as customers with TriPoint Global Equities, LLC, no Selling Stockholders has any pre-arranged agreement, written or otherwise, with TriPoint Global Equities, LLC to sell their securities through TriPoint Global Equities, LLC.

FINRA Rule 5110 requires FINRA member firms (unless an exemption applies) to satisfy the filing requirements of Rule 5110 in connection with the resale, on behalf of Selling Stockholders, of the securities on a principal or agency basis. NASD Notice to Members 88-101 states that in the event a Selling Stockholder intends to sell any of the shares registered for resale in this prospectus through a member of FINRA participating in a distribution of our securities, such member is responsible for insuring that a timely filing, if required, is first made with the Corporate Finance Department of FINRA and disclosing to FINRA the following:

•	it intends to take possession of the registered securities or to facilitate the transfer of such certificates;

•	the complete details of how the selling shareholders’ shares are and will be held, including location of the particular accounts;

•
whether the member firm or any direct or indirect affiliates thereof have entered into, will facilitate or otherwise participate in any type of payment transaction with the selling shareholders, including details regarding any such transactions; and

•
in the event any of the securities offered by the selling shareholders are sold, transferred, assigned or hypothecated by any selling shareholder in a transaction that directly or indirectly involves a member firm of FINRA or any affiliates thereof, that prior to or at the time of said transaction the member firm will timely file all relevant documents with respect to such transaction(s) with the Corporate Finance Department of FINRA for review.

No FINRA member firm may receive compensation in excess of that allowable under FINRA rules, including Rule 2710, in connection with the resale of the securities by the selling shareholders, which total compensation may not exceed 8%.

We have advised each Selling Stockholder that it may not use Shares registered on this registration statement to cover short sales of Common Stock made prior to the date on which this registration statement shall have been declared effective by the Commission. If a Selling Stockholder uses this prospectus for any sale of the Common Stock, it will be subject to the prospectus delivery requirements of the Securities Act. The Selling Stockholders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such Selling Stockholders in connection with resales of their respective Shares under this registration statement.

We are required to pay all fees and expenses incident to the registration of the Shares, but the Company will not receive any proceeds from the sale of the Common Stock. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 70,000,000 shares, consisting of 50,000,000 shares of common stock par value $.001 per share, or Common Stock, and 20,000,000 shares of preferred stock, par value $.001 per share of which 8,000,000 shares have been designated as 10% Series A Preferred Stock, or Series A Preferred Stock.

Common Stock

We have 50,000,000 authorized shares of Common Stock, of which 17,509,334 shares are issued and outstanding as of May 9, 2011. Each holder of shares of Common Stock is entitled to one vote per share at stockholders’ meetings. Our Articles of Incorporation do not provide for cumulative voting for the election of directors. Holders of shares of Common Stock are entitled to receive, pro rata, such dividends as may be declared by the Board of Directors out of funds legally available therefor, and are also entitled to share, pro rata, in any other distributions to the stockholders. Upon any liquidation, dissolution or winding-up, holders of shares of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities. Holders of shares of Common Stock do not have any preemptive rights or other rights to subscribe for additional shares. The outstanding shares of Common Stock are paid for, fully paid and non-assessable.

Preferred Stock

We have 20,000,000 authorized shares of preferred stock par value $.001 per share, of which 8,000,000 shares are designated as Series A Preferred Stock, of which 2,470,586 shares are issued and outstanding as of May 9, 2011.

Voting Rights

The holders of Series A Preferred Stock have class voting rights with respect to actions that may materially and adversely affect the rights of the holders, including (i) authorizing, creating, issuing or increasing the authorized or issued amount of any class or series of preferred stock, ranking pari passu or senior to the Series A Preferred Stock, with respect to the distribution of assets on liquidation, (ii) amending, altering or repealing the provisions of the Series A Preferred Stock, (iii) issuing any shares of Series A Preferred Stock, (iv) repurchasing, redeeming or paying dividends on, shares of Common Stock or shares of equity securities that do not rank pari passu or senior to the Series A Preferred Stock, or “Junior Stock,” (v) amending the articles of incorporation or by-laws, (vi) effecting a distribution with respect to the Junior Stock, (vii) reclassifying outstanding securities, (viii) voluntarily filing for bankruptcy, liquidating assets or making an assignment for the benefit of creditors, or (ix) materially changing the nature of our business.  Without the affirmative vote or consent of the holders of a majority of the shares of the Series A Preferred Stock outstanding  at the time, given in person or by proxy, either in writing or at a meeting, in which the holders of the Series A  Preferred Stock vote separately as a class, such actions are prohibited. Except with respect to transactions upon which the Series A Preferred Stock shall be entitled to vote separately as a class and as otherwise required by Nevada law, each of the holders of the Series A Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock held by such holder are convertible, up to such number of shares of Common Stock beneficially owned by such holder and its affiliates at such time, when aggregated with all other shares of Common Stock beneficially owned by such holder and its affiliates at such time, result in such holder beneficially owning no more than of 9.99% of the then issued and outstanding shares of Common Stock as of the record date for determining stockholders entitled to vote on such matter.  Except as provided in the Certificate of Designation for the Series A Preferred Stock or as otherwise required by Nevada law, holders of Series A Preferred Stock shall vote together with the holders of Common Stock as a single class. The shares of Common Stock into which the Series A Preferred Stock are convertible will, upon issuance, have all of the same voting rights as other issued and outstanding shares of Common Stock and none of the rights of the Series A Preferred Stock.

Dividends Rights

The holders of the Series A Preferred Stock are entitled to dividends payable quarterly at the rate of 10% per annum within 30 days following the last business day of each August, November, February and May of each year. We have the right to pay such dividends in cash or in kind.

Conversion of Series A Preferred Stock

At any time on or after the issuance date, the holder of any such shares of Series A Preferred Stock may, at the holder’s option, elect to convert all or any portion of the shares of Series A Preferred Stock held by such person into a number of fully paid and nonassessable shares of Common Stock equal to the quotient of (i) the liquidation preference amount ($2.50) of the shares of Series A Preferred Stock being converted divided by (ii) the conversion price, which initially is $2.50 per share, subject to certain adjustments, such as in the event of (i) combination, stock split, or reclassification of the Common Stock; (ii)  distribution of dividends to the Common Stock; (iii) reclassification, exchange or substitution, (iv) reorganization, merger, consolidation or sales of assets or (iv) the issuance or sale of additional shares of Common Stock or equivalents. Pursuant to the terms of the Certificate of Designation then in effect, at no time may a holder of shares of Series A Preferred Stock convert into shares of Common Stock if the number of shares of Common Stock to be issued pursuant to such conversion would cause the number of shares of Common Stock beneficially owned by such holder and its affiliates at such time, when aggregated with all other shares of Common Stock owned by such holder and its affiliates at such time, result in such holder and its affiliates beneficially owning in excess of 9.99% of the then issued and outstanding shares of Common Stock at such time. However, a holder of Series A Preferred Stock is entitled to waive this cap upon a 61-day notice to us.

Failure to Timely Convert

If within three business days, with respect to our Common Stock being issued upon conversion, and within five business days in the event a new preferred stock certificate is being issued, of our receipt of an executed copy of a conversion notice the transfer agent fails to issue and deliver to a holder the number of shares of Common Stock to which such holder is entitled upon such holder’s conversion of the Series A Preferred Stock or within five trading days fails to issue a new preferred stock certificate representing the number of Series A Preferred Stock to which such holder is entitled, we will pay additional damages to such holder on each trading day after such third or fifth trading day, as the case may be, that such conversion is not timely effected in an amount equal to 0.5% of the product of (A) the sum of the number of shares of Common Stock not issued to the holder on a timely basis and to which such holder is entitled and, in the event we failed to deliver a preferred stock certificate to the holder on a timely basis, the number of shares of Common Stock issuable upon conversion of the shares of Series A Preferred Stock represented by such certificate, as of the last possible date which we could have issued such certificate to such holder timely and (B) the closing bid price of our Common Stock on the last possible date which we could have issued such Common Stock and such preferred stock certificate, as the case may be, to such holder timely. If we fail to pay those additional damages within five trading days of the date incurred, then such payment will bear interest at the rate of 2.0% per month (prorated for partial months) until such payments are made.

For the purposes of this provision with respect to our Common Stock, the term “closing bid price” shall mean, for any security as of any date, the last closing bid price of such security on the NASDAQ or other principal exchange on which such security is traded as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the “pink sheets” by Pink OTC Markets, Inc. If the closing bid price cannot be calculated for such security on such date on any of the foregoing bases, the closing bid price of such security on such date shall be the fair market value as mutually determined by the Company and the holders of a majority of the outstanding shares of Series A Preferred Stock, as applicable.

Liquidation Preference of Series A Preferred Stock

In the event of the liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, the holders of shares of Series A Preferred Stock then outstanding are entitled to receive, out of our assets available for distribution to stockholders, a liquidation preference amount of $2.50 per share for the Series A Preferred Stock, before any payment is made or any assets are distributed to the holders of the Common Stock or any other Junior Stock.  If our assets are not sufficient to pay in full the liquidation preference amount payable to the holders of outstanding shares of the Series A Preferred Stock or any other class of stock ranking pari passu, as to rights on liquidation, dissolution or winding up, then all of said assets will be distributed among the holders of the Series A Preferred Stock and the other classes of stock ranking pari passu with the Series A Preferred Stock, if any, ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. All payments pursuant thereto are to be in cash, property (valued at its fair market value as determined by an independent appraiser chosen by us and reasonably acceptable to the holders of a majority of the Series A Preferred Stock) or a combination thereof; provided, however, that no cash is to be paid to holders of junior stock unless each holder of the outstanding shares of Series A Preferred Stock have been paid in cash the full liquidation preference amount to which such holder is entitled as provided herein.

Series A-1 and A-2 Warrants

Pursuant to the financing we completed on August 21, 2009, we issued a Series A-1 Warrant to purchase 2,060,800 shares of our common stock at an exercise price of $3.00 and a Series A-2 Warrant to purchase 2,060,800 shares of our Common Stock at an exercise price of $3.75 (collectively, the “ Series A Warrants “). The Series A-1 Warrants and the Series A-2 Warrants have three-year and five-year terms, respectively, from issuance date. As of the date of this prospectus, none of the Series A Warrants have been exercised.

Commencing 24 months following the closing of the financing, if the market value of one share of Common Stock is greater than the applicable Series A Warrant Price and the registration statement of which this prospectus forms a part is not in effect as required under the Registration Rights Agreement, in lieu of exercising a warrant by payment of cash, a holder of a Series A Warrant may exercise the warrant by a cashless exercise, in which event we will issue to the holder a number of shares of our Common Stock computed using the following formula:

X = Y – (A)(Y)
B
Where X = the number of shares of Common Stock to be issued to the warrant holder.
Y = the number of shares of Common Stock purchasable upon exercise of all of the warrant or, if only a portion of the warrant is being exercised, the portion of the warrant being exercised.
A = the warrant price.
B = the per share market value of one share of Common Stock.

In addition, if at any time after the effective date of the Registration Statement, the Registration Statement  ceases to be effective, then, subject to certain exceptions, a holder of a Series A Warrant may exercise the warrant by cashless exercise.

The exercise price and number of shares of our Common Stock issuable upon exercise of the Series A Warrants may be adjusted in certain circumstances, including in the event of a stock dividend, recapitalization, reorganization, merger or consolidation and the issuance of rights to purchase additional shares of our Common Stock or to receive other securities convertible into additional shares of Common Stock.

No fractional shares will be issued upon exercise of the Series A Warrants. If, upon exercise of a warrant, a holder would be entitled to receive a fractional interest in a share, we will pay to the holder cash equal to such fraction multiplied by the then fair market value of one full share. Pursuant to the terms of the Series A Warrants, we will not effect the exercise of any warrants, and no person who is a holder of any warrant has the right to exercise his/her warrant, if after giving effect to such exercise, such person would beneficially own in excess of 9.99% of the then outstanding shares of our Common Stock. However, a holder of Series A Warrants is entitled to waive this cap upon a 61-day notice to us.

Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (“NRS”) and our bylaws and articles of incorporation.

Under the NRS, officer and director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company’s articles of incorporation. The NRS provides that an officer or director will not be liable for acts or omissions unless it is proven that the officer's or director's acts or omissions constituted a breach of fiduciary duties and such breach involved intentional misconduct, fraud, or a knowing violation of law. Our articles of incorporation provide that no director shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that a director's liability shall not be eliminated or limited for (i) breach of any duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any transaction from which the director derived an improper personal benefit, or (iv) an act or omission occurring before the person was a director of the Company.

Our bylaws and articles of incorporation provide that we will indemnify our directors, officers, employees, and agents, to the fullest extent to the extent required by the NRS and shall indemnify such individuals to the extent permitted by the NRS.  We may purchase and maintain liability insurance, or make other arrangements for such obligations or otherwise, to the extent permitted by the NRS.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock has been listed on the Nasdaq Global Stock Exchange under the symbol “CNET” since September 14, 2010.  Prior to that time from March 4, 2010 through September 13, 2010, our common stock was  listed on the NYSE Amex  under the trading symbol “CNET.”  Prior to that time, our common stock was quoted on the OTC Bulletin Board (“OTCB”) under the trading symbol “EMZG,” until August 14, 2009, when our ticker symbol was changed to “CHNT.”

The following table shows by each fiscal quarter and partial period, where applicable, the range of high and low bid quotations reported by the OTCBB during 2009, the high and low closing sale prices for our common stock for 2010 and the first quarter of 2011 and the second quarter of 2011 through May 9. There were no reported bids for our common stock during 2007. The OTCBB quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

Year	Period	High	Low
2009	First Quarter	$1.00	$1.00
	Second Quarter	2.00	0.75
	Third Quarter	4.40	1.25
	Fourth Quarter	5.30	3.00
2010	First Quarter	7.00	3.50
	Second Quarter	4.49	3.10
	Third Quarter	4.81	3.35
	Fourth Quarter	4.53	3.50
2011	First Quarter	4.65	3.50
	Second Quarter (through May 9)	3.80	2.99

Holders

As of  May 9, 2011, there were approximately 498 record holders of our common stock.

Dividends

We have never paid any dividends and we plan to retain earnings, if any, for use in the development of the business. Payment of future dividends, if any, will be at the discretion of the board of directors after taking into account various factors, including current financial condition, operating results and current and anticipated cash needs. If we ever determine to pay a dividend, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency from China for the payment of such dividends from the profits of the PRC Operating Subsidiaries. We have not paid any cash dividends on shares of our common stock and do not plan to do so in the near future. We currently plan to retain future earnings to fund the development and growth of our business. Any future determination related to our dividend policy will be made at the discretion of our board of directors.

Securities Authorized for Issuance Under Equity Compensation Plans

Our 2011 Omnibus Securities and Incentive Plan (the “Plan”) provides for the granting of distribution equivalent rights, incentive stock options, non-qualified stock options, performance share awards, performance unit awards, restricted stock awards, restricted stock unit awards, stock appreciation rights, tandem stock appreciation rights, unrestricted stock awards or any combination of the foregoing, as may be best suited to the circumstances of the particular employee, director or consultant as provided herein (the “Awards”). Certain Awards are intended to qualify as “incentive stock options” within the meaning of our Internal Revenue Code (the “Code”). The Plan was approved by our Board on April 29, 2011, but has not yet been approved by our stockholders.

The total number of shares of our common stock that may be issued under the Plan may not exceed 5,000,000. In connection with the Financing, we agreed that during a period ending on August 20, 2012, such issuances shall not exceed ten percent (10%) of the issued and outstanding shares of Common Stock of the Company in the aggregate.

Equity Repurchases

In connection with the Share Exchange, we repurchased and cancelled 4,400,000 shares of our Common Stock from our then stockholder G. Edward Hancock in June 2009.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

The following is a summary of the relevant provisions in our articles of incorporation, bylaws and Nevada law with regard to limitation of liability and indemnification of our officers, directors and employees. The full provisions are contained in the Nevada Revised Statutes and such documents.

Indemnification. Our directors and officers are indemnified as provided by our articles of incorporation, our bylaws and the Nevada Revised Statutes. Our bylaws and articles of incorporation provide that we will indemnify our directors, officers, employees, and agents, to the fullest extent to the extent required by the Nevada Revised Statutes and shall indemnify such individuals to the extent permitted by the Nevada Revised Statutes.  We may purchase and maintain liability insurance, or make other arrangements for such obligations or otherwise. Our bylaws and Nevada laws permit us to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding if he has exercised his powers in good faith and with a view to the interests of the corporation; or acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

We will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. As provided under the Nevada Revised Statutes, we will advance expenses of an officer or director as incurred in defending a civil or criminal action, suit, or proceeding upon receipt of an undertaking from the officer or director to repay the amounts advanced if it is ultimately determined by a court of competent jurisdiction that the officer or director is not entitled to such indemnification. Indemnification may not be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amount paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Limitation of Liability. Our articles of incorporation limit the liability of our directors and officers under certain circumstances.

In the event that a claim for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, both of which are likely to materially reduce the market and price for our shares.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

LEGAL MATTERS

The validity of the shares of our Common Stock offered hereby has been passed upon for us by Lewis and Roca LLP, Las Vegas, Nevada.

EXPERTS

The audited financial statements as of and for the years ended December 31, 2010 and December 31, 2009 have been included in this prospectus in reliance upon the report of Bernstein & Pinchuk LLP, an independent registered public accounting firm and their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, NE, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available, at no charge, to the public at the SEC’s web site at http://www.sec.gov .

CHINANET ONLINE HOLDINGS, INC. AND SUBSIDIARIES INDEX TO CONSOLIDATED

FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

Page

Report of Independent Registered Public Accounting Firm	F-1

Consolidated Balance Sheets	F-2 - F-3

Consolidated Statements of Income and Comprehensive Income	F-4 - F-5

Consolidated Statements of Cash Flows	F-6 - F-7

Consolidated Statements of Stockholders’ Equity	F-8 - F-9

Notes to Consolidated Financial Statements	F-10 - F-39

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

ChinaNet Online Holdings, Inc.

We have audited the accompanying consolidated balance sheets of ChinaNet Online Holdings, Inc. (“the Company”) as of December 31, 2010 and 2009, and the related consolidated statements of income and comprehensive income, changes in equity and cash flows for each of the years in the two-year period ended December 31, 2010. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2010 and 2009, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

/s/ Bernstein & Pinchuk LLP
March 31, 2011
New York, New York

CHINANET ONLINE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	As of December 31,
	2010	2009
	(US $)	(US $)
Assets
Current assets:
Cash and cash equivalents	$15,590	$13,917
Accounts receivable, net	4,319	3,173
Other receivables	7,811	2,636
Prepayment and deposit to suppliers	3,325	4,111
Due from related parties	185	492
Deposit for acquisitions	1,512	-
Inventories	2	2
Other current assets	29	30
Total current assets	32,773	24,361

Investment in and advance to unconsolidated investee	7,162	-
Property and equipment, net	2,010	1,355
Intangible assets, net	51	-
Other long-term assets, net	-	48
Total Assets	$41,996	$25,764

Liabilities and Equity
Current liabilities:
Accounts payable	$174	$290
Advances from customers	2,120	914
Other payables	10	27
Accrued payroll and other accruals	470	191
Due to related parties	291	24
Due to Control Group	81	1,142
Due to director	559	-
Taxes payable	2,193	1,978
Dividend payable	255	373
Total current liabilities	6,153	4,939

CHINANET ONLINE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS (CONTINUED)
(In thousands, except for number of shares and per share data)

	As of December 31,
	2010	2009
	(US $)	(US $)
Long-term liabilities:
Long-term borrowing from director	132	128
Warrant liabilities	-	9,564
Total Liabilities	6,285	14,631

Commitments and contingencies

Equity:
Series A convertible preferred stock (US$0.001 par value; authorized 8,000,000 shares; issued and outstanding 2,877,600 and 4,121,600 shares at December 31, 2010 and 2009, respectively; aggregate liquidation preference amount: $7,449 and $10,677, including accrued but unpaid dividends of $255 and $373, at December 31, 2010 and 2009, respectively.	3	4
Common stock (US$0.001 par value; Authorized 50,000,000 shares; issued and outstanding 17,102,320 shares and 15,828,320 shares at December 31, 2010 and 2009 respectively)	17	16
Additional paid-in capital	18,614	10,574
Statutory reserves	1,587	372
Retained earnings	14,630	50
Accumulated other comprehensive income	930	117
Total ChinaNet Online Holdings, Inc.’s stockholders’ equity	35,781	11,133

Noncontrolling interest	(70)	-
Total equity	35,711	11,133

Total Liabilities and Equity	$41,996	$25,764

See notes to the consolidated financial statements

CHINANET ONLINE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(In thousands)

	Years ended December 31,
	2010	2009
	(US $)	(US $)

Sales
From unrelated parties	$40,423	$35,354
From related parties	1,164	2,370
	41,587	37,724
Cost of sales	18,970	21,233
Gross margin	22,617	16,491

Operating expenses
Selling expenses	3,403	4,198
General and administrative expenses	3,460	2,404
Research and development expenses	907	480
	7,770	7,082

Income from operations	14,847	9,409

Other income (expenses)
Changes in fair value of warrants	1,861	(4,425)
Interest income	13	14
Other income/(expenses)	6	(99)
	1,880	(4,510)

Income before income tax expense and noncontrolling interest	16,727	4,899
Income tax expense	352	880
Net income	16,375	4,019
Net loss attributable to noncontrolling interest	214	-
Net income attributable to ChinaNet Online Holdings, Inc.	16,589	4,019

CHINANET ONLINE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME AND
COMPREHENSIVE INCOME （CONTINUED）
(In thousands, except for number of shares and per share data)

	Years ended December 31,
	2010	2009
	(US $)	(US $)

Net income attributable to ChinaNet Online Holdings, Inc.	$16,589	$4,019
Beneficial conversion feature of Series A convertible preferred stock	-	(5,898)
Dividend of Series A convertible preferred stock	(794)	(373)

Net income attributable to common stockholders of ChinaNet Online Holdings, Inc.	$15,795	$(2,252)

Earnings /(loss) per share
Earnings (loss) per common share
Basic	$0.94	$(0.15)
Diluted	$0.79	$(0.15)

Weighted average number of common shares outstanding:
Basic	16,778,176	14,825,125
Diluted	20,896,061	14,825,125

Comprehensive Income
Net income	16,375	4,019
Foreign currency translation gain	813	14
	$17,188	$4,033
Comprehensive Income

Comprehensive income / (loss) attributable to noncontrolling interest	(214)	-
Comprehensive income attributable to ChinaNet’s Online Holdings, Inc.	17,402	4,033
	$17,188	$4,033

See notes to the consolidated financial statements

CHINANET ONLINE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Years ended December 31,
	2010	2009
	(US $)	(US $)

Cash flows from operating activities
Net income	$16,375	$4,019
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and Amortization	465	207
Other	-	8
Share-based compensation expenses	337	360
Changes in fair value of warrants	(1,861)	4,425
Allowances for doubtful debts	-	71
Changes in operating assets and liabilities
Accounts receivable	(1,013)	(2,262)
Other receivables	(4,961)	(2,634)
Prepayment and deposit to suppliers	905	(29)
Due from related parties	315	(382)
Due from/to Control Group	(1,073)	235
Other current assets	1	14
Accounts payable	(123)	253
Advances from customers	1,146	303
Accrued payroll and other accruals	271	124
Due to director	559	-
Due to related parties	112	(322)
Other payables	(17)	-
Taxes payable	144	227
Net cash provided by operating activities	11,582	4,617

Cash flows from investing activities
Purchases of vehicles and office equipment	(977)	(890)
Purchase of intangible assets	(60)	-
Purchases of other long-term assets	(24)	(40)
Net cash contributed from acquisition of subsidiary	148	-
Advance to investee company	(5,901)	-
Payments for ownership interests in investee company	(1,084)	-
Deposit for acquisitions	(1,475)	-
Net cash used in investing activities	(9,373)	(930)

CHINANET ONLINE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
(In thousands)

	Years ended December 31,
	2010	2009
	(US $)	(US $)

Cash flows from financing activities
Cash investment contributed by noncontrolling interest	145	-
Dividend paid to convertible preferred stockholders	(912)	-
Repayment to director	-	(10)
Repayment to third parties	-	(1,308)
Cancellation and retirement of common stock	-	(300)
Proceeds from issuance of Series A convertible preferred stock and warrants (net of issuance cost of US$ 1,142)	-	9,162
Net cash (used in) provided by financing activities	(767)	7,544

Effect of exchange rate fluctuation on cash and cash equivalents	231	7

Net increase in cash and cash equivalents	1,673	11,238

Cash and cash equivalents at beginning of year	13,917	2,679
Cash and cash equivalents at end of year	$15,590	$13,917

Supplemental disclosure of cash flow information

Interest paid	$-	$-
Income taxes paid	$1,434	$1,129
Income taxes refunded	$928	$-

Non-cash transactions:

Warrant liability reclassify to additional paid in capital	$7,703	$-
Restricted stock and options granted for future service	$299	$219

See notes to the consolidated financial statements

CHINANET ONLINE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
(In thousands, except for number of shares)

	Total stockholders’ equity
	Series A convertible preferred stock		Common Stock		Additional paid-in capital	Statutory reserves	Retained earnings	Accumulated other comprehensive income	Non- Controlling Interests	Total Equity
	Number of shares	Amount	Number of shares	Amount
		(US $)		(US $)	(US $)	(US $)	(US $)	(US $)	(US $)	(US $)

Balance, January 1, 2009	-	-	13,790,800	14	599	304	2,370	103	-	3,390

Effect of reverse acquisition	-	-	1,383,500	1	(301)	-	-	-	-	(300)

Issuance of Series A convertible preferred shares	4,121,600	4	-	-	5,894	-	-	-	-	5,898

Recognition of beneficial conversion feature upon issuance of Series A convertible preferred shares as deemed dividend	-	-	-	-	5,898	-	(5,898)	-	-	-

Deduction of issuing cost	-	-	-	-	(1,142)	-	-	-	-	(1,142)

Deduction of grant date fair value of placement agent warrants as issuing cost	-	-	-	-	(733)	-	-	-	-	(733)

Series A convertible preferred stock dividend	-	-	-	-	-	-	(373)	-		(373)

Shares issued for services	-	-	600,000	1	149	-	-	-	-	150

Share based compensation related to service	-	-	-	-	79	-	-	-	-	79

Issuance of restricted shares	-	-	54,020	-	131	-	-	-	-	131

Net income for the year	-	-	-	-	-	-	4,019	-	-	4,019

Appropriation of statutory reserves	-	-	-	-	-	68	(68)	-	-	-

CHINANET ONLINE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY (CONTINUED)
(In thousands, except for number of shares)

	Total stockholders’ equity
	Series A convertible preferred stock		Common Stock		Additional paid-in capital	Statutory reserves	Retained earnings	Accumulated other comprehensive income	Non- Controlling Interests	Total Equity
	Number of shares	Amount	Number of shares	Amount
		(US $)		(US $)	(US $)	(US $)	(US $)	(US $)		(US $)

Foreign currency translation adjustment	-	-	-	-	-	-	-	14	-	14

Balance, December 31, 2009	4,121,600	4	15,828,320	16	10,574	372	50	117	-	11,133

Reclassification of warrant liabilities	-	-	-	-	7,703	-	-	-	-	7,703

Share based compensation related to services	-	-	-	-	156	-	-	-	-	156

Restricted shares issued for services	-	-	30,000	-	111	-	-	-	-	111

Restricted shares granted for services	-	-	-	-	70	-	-	-	-	70

Preferred stock converted into common stock	(1,244,000)	(1)	1,244,000	1	-	-	-	-	-	-

Preferred stock dividend	-	-	-	-	-	-	(794)	-	-	(794)

Noncontrolling equity interests in acquired subsidiary	-	-	-	-	-	-	-	-	144	144

Net income for the year	-	-	-	-	-	-	16,589	-	(214)	16,375

Appropriation of statutory reserves	-	-	-	-	-	1,215	(1,215)	-	-	-

Foreign currency translation adjustment	-	-	-	-	-	-	-	813	-	813

Balance, December 31, 2010	2,877,600	3	17,102,320	17	18,614	1,587	14,630	930	(70)	35,711

See notes to the consolidated financial statements

CHINANET ONLINE HOLDINGS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.	Organization and nature of operations

ChinaNet Online Holdings, Inc. (formerly known as Emazing Interactive, Inc.), (the “Company”), was incorporated in the State of Texas in April 2006 and re-domiciled to become a Nevada corporation in October 2006. From the date of the Company’s incorporation until June 26, 2009, when the Company consummated the Share Exchange, the Company’s activities were primarily concentrated in web server access and company branding in hosting web based e-games.

On June 26, 2009, the Company entered into a Share Exchange Agreement (the “Exchange Agreement”), with (i) China Net Online Media Group Limited, a company organized under the laws of British Virgin Islands (“China Net BVI”), (ii) China Net BVI’s shareholders, Allglad Limited, a British Virgin Islands company (“Allglad”), Growgain Limited, a British Virgin Islands company ("Growgain"), Rise King Investments Limited, a British Virgin Islands company (“Rise King BVI”), Star (China) Holdings Limited, a British Virgin Islands company (“Star”), Surplus Elegant Investment Limited, a British Virgin Islands company (“Surplus”), Clear Jolly Holdings Limited, a British Virgin Islands company (“Clear” and together with Allglad, Growgain, Rise King BVI, Star and Surplus, the “China Net BVI Shareholders”), who together owned shares constituting 100% of the issued and outstanding ordinary shares of China Net BVI (the “China Net BVI Shares”) and (iii) G. Edward Hancock, the principal stockholder of the Company at that time. Pursuant to the terms of the Exchange Agreement, the China Net BVI Shareholders transferred to the Company all of the China Net BVI Shares in exchange for the issuance of 13,790,800  shares (the “Exchange Shares”) in the aggregate of the Company’s common stock (the “Share Exchange”). As a result of the Share Exchange, China Net BVI became a wholly owned subsidiary of the Company and the Company is now a holding company, which through certain contractual arrangements with operating companies in the People’s Republic of China (the “PRC”), which engages in providing advertising, marketing and communication services to small and medium companies in China through www.28.com (the portal website of the Company’s PRC operating entity), TV media and bank kiosks.

The Company’s wholly owned subsidiary, China Net BVI was incorporated in the British Virgin Islands on August 13, 2007. On April 11, 2008, China Net BVI became the parent holding company of a group of companies comprised of CNET Online Technology Limited, a Hong Kong company (“China Net HK”), which established and is the parent company of Rise King Century Technology Development (Beijing) Co., Ltd., a wholly foreign-owned enterprise (“WFOE”) established in the PRC (“Rise King WFOE”). The Company refers to the transactions that resulted in China Net BVI becoming an indirect parent company of Rise King WFOE as the “Offshore Restructuring.”

PRC regulations prohibit direct foreign ownership of business entities providing internet content, or ICP services in the PRC, and restrict foreign ownership of business entities engaging in advertisement business. In October 2008, a series of contractual arrangements (the “Contractual Agreements”) were entered between Rise King WFOE and Business Opportunity Online (Beijing) Network Technology Co., Ltd. (“Business Opportunity Online”), Beijing CNET Online Advertising Co., Ltd. (“Beijing CNET Online”) (collectively the “PRC Operating Subsidiaries”) and its common individual owners (the “PRC Shareholders” or the “Control Group”). The Contractual Agreements allowed China Net BVI through Rise King WFOE to, among other things, secure significant rights to influence the PRC Operating Subsidiaries’ business operations, policies and management, approve all matters requiring shareholder approval, and the right to receive 100% of the income earned by the PRC Operating Subsidiaries.  In return, Rise King WFOE provides consulting services to the PRC Operating Subsidiaries.  In addition, to ensure that the PRC Operating Subsidiaries and the PRC Shareholders perform their obligations under the Contractual Arrangements, the PRC Shareholders have pledged to Rise King WFOE all of their equity interests in the PRC Operating Subsidiaries.  They have also entered into an option agreement with Rise King WFOE which provides that at such time that current restrictions under PRC law on foreign ownership of Chinese companies engaging in the Internet content, information services or advertising business in China are lifted, Rise King WFOE may exercise its option to purchase the equity interests in the PRC Operating Subsidiaries directly.

CHINANET ONLINE HOLDINGS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At the time of the above Contractual Agreements were signed, the controlling shareholder of China Net BVI is Rise King BVI, who holds 55% of the Company’s common stock. The sole registered shareholder of Rise King BVI, Mr. Yang Li, who owns 10,000 common stock of Rising King BVI, entered into slow-walk agreements with the Control Group individuals respectively, pursuant to which, upon the satisfaction of certain conditions, the Control Group individuals have the option to purchase up the 10,000 shares of Rise King BVI, (4,600 by Mr. Handong Cheng, 3,600 by Mr. Xuanfu Liu and 1,800 by Ms. Li Sun) owned by Mr. Yang Li, at a purchase price of US$ 1 per share (the par value of Rise King BVI’s common stock).  Under the terms of the slow-walk agreement, the Control Group will have the right to purchase the shares as follows: (1) one-third of the shares when China Net BVI and its PRC subsidiaries and affiliates (“ the Group”) will generate at least RMB 100,000,000 of the gross revenue for twelve months commencing from January 1, 2009 to December 31, 2009 (the “Performance Period I”);  (2) one-third of the shares when the Group will generate at least RMB 60,000,000 of the gross revenue for six months commencing from January 1, 2010 to June 30, 2010 (the “Performance Period II); (3) one-third of the shares when the Group generates at least RMB 60,000,000 of the gross revenue for six months commencing from July 1, 2010 to December 31, 2010 (the “Performance Period III”).  In the event that the Group does not achieve the performance targets specified above, then the Control Group individuals may exercise the Option at the Alternative Exercise Price (which is US$ 2 per share), on the date that the Acquisition has been completed or abandoned.  Each Control Group individual may purchase one-third of the total number of shares that he or she is eligible to purchase under the slow-walk agreement upon the satisfaction of each condition described above. If the Control Group individuals purchase all shares eligible for purchase under the slow-walk agreement, the Control Group will become the China Net BVI’s controlling shareholders.

The Control Group individuals also entered an Entrustment Agreement with Rise King BVI collectively, pursuant to which, based on the 55% equity interest held in the Group directly or indirectly, Rise King BVI entrusts the Control Group to manage the Group companies by irrevocably authorizes the Control Group act on behalf of Rise King BVI, as the exclusive agents and attorneys with respect to all matters concerning Rise King BVI’s Shareholding, during the validity period of this Agreement, including the rights of Attending the shareholders’ meeting; Exercising all the shareholder’s rights and shareholder’s voting rights enjoyed by Rise King BVI under the laws and the articles of associations of the Company and each Group Companies, (collectively “the Group”) including without limitation voting for and making decisions on the increase or reduction of the authorized capital/registered capital, issuing company bonds, merger, division, dissolution, liquidation of the Group or change of Group’ type, amendment to the articles of association of the Group, designating and appointing the legal representatives (the chairman of the Board), directors, supervisors, general managers and other senior officers of the Group. The Control Group also agrees and confirms that each of them shall act in concert with one another when exercising all of their rights (including but not limited to the voting rights) authorized to them in this Agreement. The Entrustment Period commences on the execution date of this agreement and shall be effective within a period of 10 years.  During the Entrustment period, this agreement shall not be rescinded or terminated by any party unless unanimously agreed by all parties.

Pursuant to the above Contractual Agreements, all of the equity owners' rights and obligations of the PRC Operating Subsidiaries were assigned to Rise King WFOE, which resulting in the equity owners lacking the ability to make decisions that have a significant effect on the PRC Operating Subsidiaries, and Rise King WFOE's ability to extract the profits from the operation of the PRC Operating Subsidiaries, and assume the residual benefits of the PRC Operating Subsidiaries. Because Rise King WFOE and its indirect parent are the sole interest holders of the PRC Operating Subsidiaries, and pursuant to the Slow-Walk Agreement and Entrust Agreement between Rise King BVI and the Control Group, the PRC Operating Subsidiaries are under common control with the Group, thus, China Net BVI consolidates the PRC Operating Subsidiaries from its inception, which is consistent with the provisions of FASB Accounting Standards Codification ("ASC") Topic 810, subtopic 10.

As a result of the Share Exchange on June 26, 2009, the former China Net BVI shareholders owned a majority of the common stock of the Company.  The transaction was regarded as a reverse acquisition whereby China Net BVI was considered to be the accounting acquirer as its shareholders retained control of the Company after the Share Exchange, although the Company is the legal parent company.  The share exchange was treated as a recapitalization of the Company.  As such, China Net BVI (and its historical financial statements) is the continuing entity for financial reporting purposes. Following the Share Exchange, the company changed its name from Emazing Interactive, Inc. to ChinaNet Online Holdings, Inc. The financial statements have been prepared as if China Net BVI had always been the reporting company and then on the share exchange date, had changed its name and reorganized its capital stock.

Throughthe above Contractual Agreements, the Company operates its business in China primarily through Business Opportunity Onlineand Beijing CNET Online. Beijing CNET Online owns 51% of Shanghai Borongdingsi Computer Technology Co., Ltd. (“Shanghai Borongdingsi”). Business Opportunity Online, Beijing CNET Online and Shanghai Borongdingsi, were incorporated on December 8, 2004, January 27, 2003 and August 3, 2005, respectively.

Shanghai Borongdingsi is owned 51% by Beijing CNET Online. Beijing CNET Online and Shanghai Borongdingsi entered into a cooperation agreement in June 2008, followed up with a supplementary agreement in December 2008, to conduct bank kiosk advertisement business. The business is based on a bank kiosk cooperation agreement between Shanghai Borongdingsi and Henan provincial branch of China Construction Bank which allows Shanghai Borongdingsi or its designated party to conduct in-door advertisement business within the business outlets throughout Henan Province. The bank kiosk cooperation agreement has a term of eight years starting August 2008. However, Shanghai Borongdingsi was not able to conduct the advertisement as a stand-alone business due to the lack of an advertisement business license and supporting financial resources. Pursuant to the aforementioned cooperation agreements, Beijing CNET Online committed to purchase equipment, and to provide working capital, technical and other related support to Shanghai Borongdingsi. Beijing CNET Online owns the equipment used in the kiosk business, is entitled to sign contracts in its name on behalf of the business, and holds the right to collect the advertisement revenue generated from the bank kiosk business exclusively until the recovery of the cost of purchase of the equipment. Thereafter, Beijing CNET Online has agreed to distribute 49% of the succeeding net profit generated from the bank kiosk advertising business, if any, to the minority shareholders of Shanghai Borongdingsi.

CHINANET ONLINE HOLDINGS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

On June 24, 2010, one of the Company’s PRC Operating Subsidiaries, Business Opportunity Online, together with three other individuals, who were not affiliated with the Company, formed a new company, Shenzhen City Mingshan Network Technology Co., Ltd. (“Shenzhen Mingshan”). Shenzhen Mingshan is 51% owned by Business Opportunity Online and 49% owned collectedly by the other three individuals.  Shenzhen Mingshan is located in Shenzhen City, Guangdong Province of the PRC and is primarily engaged in developing and designing of internet based software, online games and the related operating websites and providing related internet and information technology services necessary to operate such games and websites. As of December 31, 2010, Business Opportunity Online has invested approximately RMB 4,000,000 (approximately US$605,000) in Shenzhen Mingshan.

On December 6, 2010, Rise King WFOE entered into a series of exclusive contractual arrangements, which were similar to the Contractual Agreements discussed above, with Rise King (Shanghai) Advertisement Media Co., Ltd. (“Shanghai Jing Yang”), a company incorporated under the PRC laws in December 2009 and primarily engaged in advertisement business, pursuant to which the Company, through its wholly owned subsidiary, Rising King WFOE obtained all of the equity owners' rights and obligations of Shanghai Jing Yang, and the ability to extract the profits from the operation and assume the residual benefits of Shanghai Jing Yang, and hence became the sole interest holder of Shanghai Jing Yang.

As of the date these contractual agreements signed, Shanghai Jing Yang had not establish any resources to conducted any business activities by itself and the carrying amount of the net assets of Shanghai Jing Yang which was all cash and cash equivalents approximate fair values due to their short maturities.   Therefore, Shanghai Jing Yang’s accounts were included in the Company’s consolidated financial statements with no goodwill recognized in accordance to Accounting Standard Codification ™ (“ASC”) Topic 810 “Consolidation”.

As of December 31, 2010, the Company operates its business in China primarily through Business Opportunity Online, Beijing CNET Online, Shanghai Borongdingsi, ShenZhen Mingshan and Shanghai Jing Yang. From time to time, we refer to them collectively as the “PRC Operating Subsidiaries.”

On December 8, 2010, the Company, through one of its  PRC Operating Subsidiaries, Shanghai Jing Yang acquired a 49% interests of a newly established company, Beijing Yang Guang Media Investment Co., Ltd. (“Beijing Yang Guang”) for a cash consideration of RMB 7,350,000 (approximately US$1,112,000), which represents 49% of Beijing Yang Guang’s paid-in capital and net assets of RMB15,000,000. Beijing Yang Guang has not commenced its operations as of December 8, 2010 and the carrying amount of the net assets of Beijing Yang Guang which were mainly consist of cash and cash equivalents and other receivables approximate fair values due to their short maturities. Therefore, the cash consideration paid was accounted for as ownership interests in an investee company in accordance to ASC Topic 323 “Equity Method and Joint Ventures”.  The investment in Beijing Yang Guang will provide the Company the synergy to leverage lower TV time resources and hence improve the performance of the TV advertisement business segment for fiscal year 2011 and increase revenue from the Company’s customers as a result of an additional value–added advertising and marketing channels to subscribe on the top of Internet.

2.	Summary of significant accounting policies

a)	Change of reporting entity and basis of presentation

As a result of the Share Exchange on June 26, 2009, the former China Net BVI shareholders owned a majority of the common stock of the Company.  The transaction was regarded as a reverse acquisition whereby China Net BVI was considered to be the accounting acquirer as its shareholders retained control of the Company after the Share Exchange, although the Company is the legal parent company.  The share exchange was treated as a recapitalization of the Company.  As such, China Net BVI (and its historical financial statements) is the continuing entity for financial reporting purposes. Pursuant to the terms of the Share Exchange, Emazing Interactive, Inc. was delivered with zero assets and zero liabilities at the time of closing. Following the Share Exchange, the company changed its name from Emazing Interactive, Inc. to ChinaNet Online Holdings, Inc. The financial statements have been prepared as if China Net BVI had always been the reporting company and then on the share exchange date, had changed its name and reorganized its capital stock.

CHINANET ONLINE HOLDINGS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

b)	Principles of Consolidation

The consolidated financial statements include the financial statements of all the subsidiaries of the Company. All transactions and balances between the Company and its subsidiaries have been eliminated upon consolidation. According to the agreements between Beijing CNET Online and Shanghai Borongdingsi, although Beijing CNET Online legally owns 51% of Shanghai Borongdingsi’s interests, Beijing CNET Online only controls the assets and liabilities related to the bank kiosks business, which has been included in the financial statements of Beijing CNET Online, but does not control other assets of Shanghai Borongdingsi, thus, Shanghai Borongdingsi’s financial statements were not consolidated by the Company.

c)	Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the related disclosure of contingent assets and liabilities at the date of these consolidated financial statements, and the reported amounts of revenue and expenses during the reporting period. Management bases these estimates on historical experiences and the best information available at the time the estimates are made; however actual results could differ from those estimates. US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, contingencies and results of operations. While management has based their assumptions and estimates on the facts and circumstances existing as of December 31, 2010, final amounts may differ from these estimates.

d)	Foreign currency translation and transactions

The functional currency of the Company is United States dollars (“US$”), and the functional currency of China Net HK is Hong Kong dollars (“HK$”).  The functional currency of the Company’s PRC operating subsidiaries is Renminbi (“RMB”), and PRC is the primary economic environment in which the Company operates.

For financial reporting purposes, the financial statements of the Company’s PRC operating subsidiaries, which are prepared using the RMB, are translated into the Company’s reporting currency, the United States Dollar (“U.S. dollar”). Assets and liabilities are translated using the exchange rate at each balance sheet date.  Revenue and expenses are translated using average rates prevailing during each reporting period, and stockholders’ equity is translated at historical exchange rates. Adjustments resulting from the translation are recorded as a separate component of accumulated other comprehensive income in stockholders’ equity.

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transactions.  The resulting exchange differences are included in the determination of net income of the consolidated financial statements for the respective periods.

The exchange rates used to translate amounts in RMB into US$ for the purposes of preparing the consolidated financial statements are as follows:

	As of December 31,
	2010	2009

Balance sheet items, except for equity accounts	6.6118	6.8372

	For the Year ended December 31,
	2010	2009
Items in the statements of income and comprehensive income, and statements cash flows	6.7788	6.8409

CHINANET ONLINE HOLDINGS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

No representation is made that the RMB amounts could have been, or could be converted into US$ at the above rates.

e)	Cash and cash equivalents

Cash and cash equivalents consist of cash on hand and bank deposits, which are unrestricted as to withdrawal and use.  The Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

f)	Accounts receivable, net

Accounts receivable are recorded at net realizable value consisting of the carrying amount less an allowance for uncollectible accounts as needed. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company determines the allowance based on aging data, historical collection experience, customer specific facts and economic conditions. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.  The Company did not have any off-balance-sheet credit exposure relating to its customers, suppliers or others.

g)	Inventories

Inventories, consisting mainly of low value consumable articles are stated at the lower of cost or market value. Inventories are charged to expense when being withdrawn.

h)	Investment in unconsolidated investee

Investee company that are not consolidated, but over which the Company exercises significant influence, are accounted for under the equity method of accounting in accordance to ASC Topic 323 “Equity Method and Joint Ventures”. Whether or not the Company exercises significant influence with respect to an Investee depends on an evaluation of several factors including, among others, representation on the Investee companies’ board of directors and ownership level, which is generally a 20% to 50% interest in the voting securities of the Investee companies. Under the equity method of accounting, an Investee company’s accounts are not reflected within the Company’s consolidated balance sheets and statements of income and comprehensive income; however, the Company’s share of the earnings or losses of the Investee company is reflected in the caption “Share of earnings (losses) in equity investee company” in the consolidated statements of income and comprehensive income. The Company’s carrying value (including advance to the investee) in an equity method Investee company is reflected in the caption “Investment in and advance to unconsolidated investee” in the Company’s consolidated balance sheets.

When the Company’s carrying value in an equity method Investee company is reduced to zero, no further losses are recorded in the Company’s consolidated financial statements unless the Company guaranteed obligations of the Investee company or has committed additional funding. When the Investee company subsequently reports income, the Company will not record its share of such income until it equals the amount of its share of losses not previously recognized.

i)	Property and equipment, net

Property and equipment are recorded at cost less accumulated depreciation. Depreciation is calculated on the straight-line method after taking into account their respective estimated residual values over the following estimated useful lives:

Vehicles	5 years
Office equipment	3-5 years
Electronic devices	5 years

Depreciation expenses are included in selling expenses, general and administrative expenses and research and development expenses.

CHINANET ONLINE HOLDINGS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

When property and equipment are retired or otherwise disposed of, resulting gain or loss is included in net income or loss in the year of disposition for the difference between the net book value and proceeds received thereon.  Maintenance and repairs which do not improve or extend the expected useful lives of the assets are charged to expenses as incurred.

j)	Intangible assets, net

Purchased software is initially recorded at costs and amortized on a straight-line basis over the estimated useful economic life of 3 years.

k)	Impairment of long-lived assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of long-lived assets to be held and used is measured by a comparison of the carrying amount of the asset to the estimated undiscounted future cash flows expected to be generated by the asset.  If the carrying amount of an asset exceeds its estimated future undiscounted cash flows, an impairment loss is recognized for the difference between the carrying amount of the asset and its fair value. There were no impairment losses incurred for the years ended December 31, 2010 and 2009.

l)	Fair Value

ASC Topic 820 “Fair Value Measurements and Disclosures” defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. This topic also establishes a fair value hierarchy which requires classification based on observable and unobservable inputs when measuring fair value. There are three levels of inputs that may be used to measure fair value:

Level 1 -	Quoted prices in active markets for identical assets or liabilities.

Level 2 -
Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 -	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Determining which category an asset or liability falls within the hierarchy requires significant judgment. The Company evaluates its hierarchy disclosures each quarter.

The carrying values of cash and cash equivalents, trade and other receivables, prepayments, payables and other liabilities approximate fair values due to their short maturities.

Assets and liabilities measured at fair value on a non-recurring basis are summarized as follows:

	Fair value measurement using inputs			Carrying amount as of
	Level 1	Level 2	Level 3	December 31, 2009
Financial instruments	US$(’000)	US$(’000)	US$(’000)	US$(’000)

Warrant liabilities	-	9,564	-	9,564

CHINANET ONLINE HOLDINGS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Due to lack of the liquidity of the Company’s underlying stock and other factors, such as registration status, the Company estimated the fair value of the warrant liabilities as of December 31, 2009, based upon observable inputs such as quoted prices for similar securities, quoted price in markets that are not active or other inputs that are observable to determine the fair value of the warrant liabilities.

Warrant liabilities measured at fair value as of December 31, 2009 was related to the investor and placement agent warrants that were issued as a result of the Company’s August 2009 Financing contained a “Down-round protection provision” whereby for a period of twelve (12) months following December 31, 2009 (the effective date of the Registration Statement) in the event the Company issued any additional shares of Common Stock or securities exercisable, convertible or exchangeable for Common Stock at a price per share less than the exercise price then in effect or without consideration.  According to ASC Topic 815, subtopic 40, the “Down-round protection” provision is not considered to be an input to the fair value of a fixed-for-fixed option on equity shares which lead to the Warrants to fail to be qualified as indexed to the Company’s own stock and then fail to meet the scope exceptions of ASC Topic 815. Therefore, the Company accounted for the Warrants as derivative liabilities under ASC Topic 815.  Pursuant to ASC Topic 815, derivative should be measured at fair value and re-measured at fair value with changes in fair value recorded in earnings at each reporting period.

On March 29, 2010, the Company and the holders of the Warrants entered into agreements to amend certain provisions of the Warrants. The amendment to the investor and placement agent warrants removes the “Down-round protection” rights that were applicable if the Company were to issue new shares of common stock or common stock equivalents at a price per share less than the exercise price of the Warrants.  In addition, the amendment to the warrants added a provision to grant the holders of a majority of the warrants an approval right until December 31, 2010, over any new issuance of shares of common stock or common stock equivalents at a price per share less than the exercise price of the warrants.

As a result of this amendment, the Warrants issued in the August 2009 financing were qualified as indexed to the Company’s own stock and then met the scope exceptions of ASC Topic 815, and were eligible to be reclassified as equity.  In accordance to ASC Topic 815, the classification of a contract should be reassessed at each balance sheet date. If the classification required under this ASC changes as a result of events during the period, the contract should be reclassified as of the date of the event that caused the reclassification.  If a contract is reclassified from an asset or a liability to equity, gains or losses recorded to account for the contract at fair value during the period that the contract was classified as an asset or a liability should not be reversed.  Therefore, the Company re-measured the fair value of the Warrants as of March 29, 2010, the date of the event that caused the classification, which was approximately US$ 7,703,000 and reclassified the amount to equity as additional paid-in capital.  The gain of the changes in fair value during the period that the Warrants were classified as a derivative liability, which was approximately US$ 1,861,000 was recorded in earnings for the year ended December 31, 2010.

There was no asset or liability measured at fair value on a non-recurring basis as of December 31, 2010 and 2009, except warrant liabilities as of December 31, 2009.

m)	Revenue recognition

The Company's revenue recognition policies are in compliance with ASC Topic 605 “Revenue Recognition”. In accordance with ASC Topic 605, revenues are recognized when the four of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the service has been rendered, (iii) the fees are fixed or determinable, and (iv) collectability is reasonably assured.

Sales include revenues from reselling of advertising time purchased from TV stations and internet advertising, reselling of internet advertising spaces and other advertisement related resources. No revenue from advertising-for-advertising barter transactions was recognized because the transactions did not meet the criteria for recognition in ASC Topic 605, subtopic 20.  Advertising contracts establish the fixed price and advertising services to be provided.  Pursuant to advertising contracts, the Company provides advertisement placements in different formats, including but not limited to banners, links, logos, buttons, rich media and content integration. Revenue is recognized ratably over the period the advertising is provided and, as such, the Company considers the services to have been delivered. The Company treats all elements of advertising contracts as a single unit of accounting for revenue recognition purposes.  Based upon the Company’s credit assessments of its customers prior to entering into contracts, the Company determines if collectability is reasonably assured.  In situations where collectability is not deemed to be reasonably assured, the Company recognizes revenue upon receipt of cash from customers, only after services have been provided and all other criteria for revenue recognition have been met.

CHINANET ONLINE HOLDINGS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

n)	Cost of sales

Cost of sales primarily includes the cost of media advertising time, internet advertisement related resources and other technical services purchased from third parties, labor cost and benefits and PRC business tax.

o)	Advertising costs

Advertising costs for the Company’s own brand building are not includable in cost of sales, they are expensed when incurred or amortized over the estimated beneficial period and are included in “selling expenses” in the statement of income and comprehensive income. For the year ended December 31, 2010 and 2009, advertising expenses for the Company’s own brand building were approximately US$2,002,000 and US$ 3,063,000, respectively.

p)	Research and development expenses

Research and development costs are charged to expense when incurred. Expenses for research and development for the years ended December 31, 2010 and 2009 were approximately US$907,000 and US$ 480,000, respectively.

q)	Income taxes

The Company adopts ASC Topic 740 “Income taxes” and uses liability method to accounts for income taxes.  Under this method, deferred tax assets and liabilities are determined based on the difference between of the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the period in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized in income statement in the period that includes the enactment date. The Company had no deferred tax assets and liabilities recognized for the years ended December 31, 2010 and 2009.

r)	Uncertain tax positions

The Company adopts ASC Topic 740-10-25-5 through 740-10-25-7 and 740-10-25-13, which prescribes a more likely than not threshold for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This Interpretation also provides guidance on recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for income taxes in interim periods, and income tax disclosures.  For the year ended December 31, 2010 and 2009, the Company did not have any interest and penalties associated with tax positions and did not have any significant unrecognized uncertain tax positions.

s)	Share-based Compensation

The Company accounted for share-based compensation in accordance with ASC Topic 718 “Compensation-Stock Compensation” which requires that share-based payment transactions be measured based on the grant-date fair value of the equity instrument issued and recognized as compensation expense over the requisite service period, or vesting period.

t)	Noncontrolling interest

The Company accounts for noncontrolling interest in accordance with ASC Topic 810-10-45, which requires the Company to present noncontrolling interests (previously referred to as minority interests) as a separate component of total shareholders’ equity on the consolidated balance sheet and the consolidated net income attributable to the parent and the noncontrolling interest be clearly identified and presented on the face of the consolidated income and comprehensive income statement. ASC Topic 810-10-45 also requires that losses attributable to the parent and the noncontrolling interest in a subsidiary be attributed to those interests even if it results in a deficit noncontrolling interest balance.

u)	Comprehensive income

The Company accounts for comprehensive income in accordance with ASC Topic 220 “Comprehensive Income”, which establishes standards for reporting and displaying comprehensive income and its components in the consolidated financial statements. Comprehensive income is defined as the change in equity of a company during a period from transactions and other events and circumstances excluding transactions resulting from investments from owners and distributions to owners. Accumulated other comprehensive income, as presented on the accompanying consolidated balance sheets are the cumulative foreign currency translation adjustments.

CHINANET ONLINE HOLDINGS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

v)	Earnings / (loss) per share

Earnings / (loss) per share are calculated in accordance with ASC Topic 260, “Earnings Per Share”. Basic earnings per share is computed by dividing income attributable to common stockholders by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. Common shares issuable upon the conversion of the convertible preferred shares are included in the computation of diluted earnings per share on an “if-converted” basis when the impact is dilutive. The dilutive effect of outstanding common stock warrants is reflected in the diluted earnings per share by application of the treasury stock method when the impact is dilutive.

w)	Commitments and contingencies

The Company has adopted ASC 450 “Contingencies” subtopic 20, in determining its accruals and disclosures with respect to loss contingencies. Accordingly, estimated losses from loss contingencies are accrued by a charge to income when information available prior to issuance of the financial statements indicates that it is probable that a liability have been incurred and the amount of the loss can be reasonably estimated. Legal expenses associated with the contingency are expensed as incurred. If a loss contingency is not probable or reasonably estimable, disclosure of the loss contingency is made in the financial statements when it is at least reasonably possible that a material loss could be incurred.

x)	Recent accounting pronouncements

In January 2010, the FASB issued ASU No. 2010-02—Consolidation (Topic 810): Accounting and Reporting for Decreases in Ownership of a Subsidiary. This Update amends Subtopic 810-10 and related guidance to clarify that the scope of the decrease in ownership provisions of the Subtopic and related guidance applies to (i) a subsidiary or group of assets that is a business or nonprofit activity; (ii) a subsidiary that is a business or nonprofit activity that is transferred to an equity method investee or joint venture; and (iii) an exchange of a group of assets that constitutes a business or nonprofit activity for a noncontrolling interest in an entity, but does not apply to: (i) sales of in substance real estate; and (ii) conveyances of oil and gas mineral rights. The amendments in this Update are effective beginning in the period that an entity adopts FASB 160 (now included in Subtopic 810-10). The Company has adopted ASC Topic 810 Subtopic 810-10 to account for the controlling interest in its consolidated subsidiary.  The adoption of the provisions in this ASU did not have an impact on the Company’s consolidated financial position and results of operations.

In January 2010, the FASB issued ASU No. 2010-05—Compensation—Stock Compensation (Topic 718): Escrowed Share Arrangements and the Presumption of Compensation. This Update simply codifies EITF Topic No. D-110, “Escrowed Share Arrangements and the Presumption of Compensation” and does not change any existing accounting standards. Neither ASU No. 2010-05 nor EITF D-110 provides for any transition guidance, accordingly, the Company has adopted the SEC staff announcement in EITF Topic No. D-110 prospectively effective from October 1, 2009 for its escrow share arrangement entered into in August 2009.

In February 2010, the FASB issued ASU No. 2010-09, "Subsequent Events (Topic 855) - Amendments to Certain Recognition and Disclosure Requirements." ASU 2010-09 requires an entity that is an SEC filer to evaluate subsequent events through the date that the financial statements are issued and removes the requirement that an SEC filer disclose the date through which subsequent events have been evaluated. ASC 2010-09 was effective upon issuance. The adoption of the provisions in this ASU did not have an impact on the Company’s consolidated financial position and results of operations.

CHINANET ONLINE HOLDINGS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

In December 2010, the FASB issued ASU No. 2010-28, “Intangibles—Goodwill and Other (Topic 350): When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts”. The amendments in this ASU modify Step 1 of the goodwill impairment test for reporting units with zero or negative carrying amounts. For those reporting units, an entity is required to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. In determining whether it is more likely than not that a goodwill impairment exists, an entity should consider whether there are any adverse qualitative factors indicating that an impairment may exist. The qualitative factors are consistent with the existing guidance and examples in paragraph 350-20-35-30, which requires that goodwill of a reporting unit be tested for impairment between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. For public entities, the amendments in this ASU are effective for fiscal years, and interim periods within those years, beginning after December 15, 2010. Early adoption is not permitted. The adoption of the provisions in this ASU is not expected to have a material impact on the Company’s consolidated financial position and results of operations.

In December 2010, the FASB issued ASU No. 2010-29, Business Combinations (Topic 805) - Disclosure of Supplementary Pro Forma Information for Business Combinations. This Accounting Standards Update requires a public entity to disclose pro forma information for business combinations that occurred in the current reporting period. The disclosures include pro forma revenue and earnings of the combined entity for the current reporting period as though the acquisition date for all business combinations that occurred during the year had been as of the beginning of the annual reporting period. If comparative financial statements are presented, the pro forma revenue and earnings of the combined entity for the comparable prior reporting period should be reported as though the acquisition date for all business combinations that occurred during the current year had been as of the beginning of the comparable prior annual reporting period. The amendments in this Update affect any public entity as defined by ASC Topic 805 that enters into business combinations that are material on an individual or aggregate basis. The amendments in this Update are effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. Early adoption is permitted. The adoption of the provisions in this ASU did not have an impact on the Company’s consolidated financial position and results of operations.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s consolidated financial position and results of operations upon adoption.

3.	Cash and cash equivalents

	As of December 31,
	2010	2009
	US$(’000)	US$(’000)

Cash	39	616
Bank deposit	15,551	13,301
	15,590	13,917

4.	Accounts receivable

	As of December 31,
	2010	2009
	US$(’000)	US$(’000)

Accounts receivable	4,319	3,244
Allowance for doubtful debts	-	(71)
Accounts receivable, net	4,319	3,173

All of the accounts receivable are non-interest bearing. The Company reversed approximately US$71,000 allowance for doubtful debts provided for the year ended December 31, 2009 due to subsequent collection. As of March 31, 2011, approximately US$1,930,000 of the Company’s accounts receivable had been subsequently collected. Management believes that there will not be any collectability issue about these accounts receivable, therefore no allowance for doubtful accounts is required for the year ended December 31, 2010.

CHINANET ONLINE HOLDINGS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

5.	Other receivables

	As of December 31,
	2010	2009
	US$(’000)	US$(’000)

Short-term loan for marketing campaign	3,781	-
Short-term loans to third parties	3,781	-
Advance deposits for TV advertisement bidding	-	2,261
Staff advances for normal business purpose	249	375
	7,811	2,636

Short-term loan for marketing campaign: for one of the major marketing campaign, the Company made a marketing-related loan of RMB25,000,000 (approximately US$3,781,000) to a TV series of 36 episodes, called “Xiao Zhang Feng Yun”. This TV series is produced for the commemoration of “The Republican Revolution of 1911” (the Chinese bourgeois democratic revolution led by Dr. Sun Yat-sen which overthrew the Qing Dynasty) and will be broadcasted on one or more of CCTV channels and some of the provincial TV channels in year 2011. Year 2011 is the 100th Anniversary of the “Revolution of 1911” and hence, by participating in this TV series, the Company will gain the advertisement space on the closing of each episode. This loan had a length of approximately one year and is expected to have a return rate of 20%.

The Company loaned third parties on a subjective condition of search and/or obtain other potential value added communication channel resources with lower cost. Any of the third parties is required to pay back the capital within three month or on demand if no search contributed. The acquired resources are mainly used to self-advertising and marketing or advertising for clients in internet bundle packages in second and third tier cities or regions. As of March 31, 2011, these loans have been collected.

Advance deposits for TV advertisement bidding were deposits made by the Company to participate in the biddings for TV advertisement time of 2010 in several TV stations, and had been all subsequently collected in the first quarter of fiscal year 2010.

Management believes no allowance for doubtful accounts is required for these other receivables for the year ended December 31, 2010 and 2009.

6.	Prepayments and deposit to suppliers

	As of December 31,
	2010	2009
	US$(’000)	US$(’000)

Contract execution guarantees to TV advertisement and internet resources providers	2,778	3,086
Prepayments to TV advertisement and internet resources providers	413	991
Prepayment to online game operating service provider	91	-
Other deposits and prepayments	43	34
	3,325	4,111

CHINANET ONLINE HOLDINGS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Contract execution guarantee to TV advertisement and internet resources providers are paid as a contractual deposit to the Company’s service providers.  These amounts will be used to offset the service fee needs to be paid to the service providers in the last month of each contract period.

According to the contracts signed between the Company and its suppliers, the Company is normally required to pay the contract amount in advance.  These prepayments will be transferred to cost of sales when the related services are provided.

Management believes that there will not be any collectability issue about these deposits and prepayments, and no allowance for doubtful accounts is required for the year ended December 31, 2010 and 2009.

7.	Due from related parties

	As of December 31,
	2010	2009
	US$(’000)	US$(’000)

Beijing Hongfujiali Information Technology Co., Ltd.	-	439
Beijing Saimeiwei Food Equipment Technology Co., Ltd.	-	53
Beijing Telijie Century Environmental Technology Co., Ltd.	39	-
Soyilianmei Advertising Co., Ltd.	146	-
	185	492

These related parties are directly or indirectly owned by the Control Group or the management of the Company. , Control Group refers to Mr. Handong Cheng, Mr. Xuanfu Liu and Ms. Li Sun, the owners of the Company’s PRC Operating Subsidiaries, Business Opportunities Online, and Beijing CNET Online before the Offshore Restructuring, Amount due from Beijing Hongfujiali Information Technology Co., Ltd. which amounted to approximately US$439,000 was an advance deposit for participating in year 2010 advertising resources bidding which has been collected in January 2010.

Amount due from Soyilianmei Advertising Co., Ltd. as of December 31, 2010, which amounted to approximately US$146,000 was related to the internet advertising resources purchased by the Company on behalf this related party.

The rest of the related party balances were outstanding receivables for advertising services the Company provided to these related parties.

8.	Deposit for acquisitions

	As of December 31,
	2010	2009
	US$(’000)	US$(’000)

Quanzhou City Zhi Yuan Advertisement Co., Ltd.	983	-
Quanzhou City Tian Xi Shun He Advertisement Co., Ltd.	529	-
	1,512	-

CHINANET ONLINE HOLDINGS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The Company, through one of its PRC Operating Subsidiaries, Beijing CNET Online entered into an equity interest acquisition agreement with the shareholders of Quanzhou Zhi Yuan Marketing Planning Co., Ltd. (“Quanzhou Zhi Yuan”) and Quanzhou Tian Xi Sun He Advertisement Co., Ltd. (“Quanzhou Tian Xi Shun He”), (collectively “the acquirees”) on December 18, 2010 and December 22, 2010, respectively. According to the acquisition agreements signed with the shareholders of Quanzhou Zhi Yuan and Quanzhou Tian Xi Shun He, the Company agreed to pay an aggregate cash consideration of RMB 9,500,000 (approximately US$1,437,000) and an aggregate cash consideration of RMB 7,500,000 (approximately US$1,134,000) in exchange for a 100% of equity interest of QuanZhou Zhi Yuan and a 51% of the equity interest of Quanzhou Tian Xi Shun He, respectively.

The Company agreed to prepay a deposit of RMB6,500,000 (approximately US$983,000) and RMB3,500,000 (approximately US$529,000) of the cash consideration for the acquisition of the 100% of equity interest of Quanzhou Zhi Yuan and 51% equity interest of Quanzhou Tian Xi Shun He, respectively, to an independent agent who were entrusted by both of the counter-parties upon signing the agreement.  The shareholders of Quanzhou Zhi Yuan and Quanzhou Tian Xi Shun He will then fulfill the related obligations and process the relevant legal procedures and formalities as required in the acquisition agreements to complete the transaction. The prepaid cash consideration will then be released to the shareholders of the acquirees on the dates these equity interest transfers were approved and registered with the relevant PRC government authorities in Fujian Province, As agreed by all parties, the completion dates of these acquisition transactions and the transfer of the control of the acquirees were the dates that the equity interest transfers were approved and registered with the relevant PRC government authorities.  Therefore, as of December 31, 2010, the deposit prepayments of the cash considerations were accounted for as deposit for acquisitions.

Quanzhou Zhi Yuan and Quanzhou Tian Xi Shun He are both independent advertising companies based in Fujian province which provide comprehensive branding and marketing services to over 50 small to medium sized companies focused mainly in the sportswear and clothing industry. These acquisitions will enable the Company an entry into the Fujian Province, a base of fast growing small and medium enterprises and having a complete suite of marketing and franchise promotion services allows the Company to expand its market opportunity from franchises, dealerships and merchants looking to expand their businesses domestically in China.

On January 4, 2011 and February 23, 2011, the acquisition of a 100% equity interest of Quanzhou Zhi Yuan and the acquisition of a 51% equity interest of Quanzhou Tian Xi Shun He were approved and registered with the relevant PRC government authorities of Quanzhou City, Fujian Provision, respectively, and the prepaid cash considerations deposits were released to the shareholders of the acquirees in accordance. The Company determines the acquisition dates of Quanzhou Zhi Yuan and Quanzhou Tian Xi Shun He as of January 4, 2011 and February 23, 2011, respectively. These were the dates both counter-parties of these transactions have completed their obligations and received the corresponding benefits as outlined in the acquisition agreements and also the dates the control of the acquires were officially and legally transferred to the Company in fact.

9.	Investment in and advance to unconsolidated investee

	As of December 31,
	2010	2009
	US$(’000)	US$(’000)

Investment to unconsolidated investee	1,112	-
Advance to unconsolidated investee	6,050	-
	7,162	-

On December 8, 2010, one of the Company’s PRC Operating Subsidiaries, Shanghai Jing Yang acquired a 49% interest of a newly established company, Beijing Yang Guang Media Investment Co., Ltd (“Beijing Yang Guang”) for a cash consideration of RMB7,350,000 (approximately US$1,112,000) and became the noncontrolling interest holder of Beijing Yang Guang (see Note 1). Beijing Yang Guang was established on October 25, 2010. In order to facilitate the daily operation of Beijing Yang Guang and supplement the working capital deficit to conduct the TV advertisement business, the Company agreed to provide RMB60,000,000 (approximately US$9,075,000) of working capital loan in the aggregate to Beijing Yang Guang. As of December 31, 2010, the Company has provided RMB40,000,000 (approximately US$6,050,000) of working capital loan to Beijing Yang Guang.  This working capital loan is interest-free and payment on demand. The term of this capital loan is subject to annual review and renewal at the end of each fiscal year.  The loan will be repaid on demand for the amount requested or on an annual basis if not demanded in one single payment at the end of each fiscal year. The investment (including advance) is accounted for under the equity method of accounting, as the Company is able to exercises significant influence to but does not control the investee company. The Company’s share of the earnings or losses of Beijing Yang Guang will be reflected in the caption “Share of earnings (losses) in equity investee company” in the consolidated statements of income and comprehensive income with a corresponding adjustment to the carrying value of the “Investment in and advance to unconsolidated investee ” in the Company’s consolidated balance sheets. As of December 31, 2010, Beijing Yang Guang has not commenced its operations and the Company’s share of the losses of Beijing Yang Guang for the year ended December 31, 2010 was immaterial.

CHINANET ONLINE HOLDINGS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

10.	Property and equipment

Property and equipment consist of the following:

	As of December 31,
	2010	2009
	US$(’000)	US$(’000)

Vehicles	584	423
Office equipment	1,183	816
Electronic devices	969	438
Total property and equipment	2,736	1,677
Less: accumulated depreciation	726	322
	2,010	1,355

Depreciation expenses in aggregate for the years ended December 31, 2010 and 2009 were approximately US$383,000 and $207,000 respectively.

11.	Intangible assets

	As of December 31,
	2010	2009
	US$(’000)	US$(’000)

Computer software	61	-
Less: accumulated amortization	(10)	-
	51	-

Amortization expenses in aggregate for the year ended December 31, 2010 and 2009 were approximately US$10,000 and US$ nil, respectively.

12.	Accrued payroll and other accruals

	As of December 31,
	2010	2009
	US$(’000)	US$(’000)

Accrued payroll and staff welfare	258	131
Accrued operating expenses	212	60
	470	191

CHINANET ONLINE HOLDINGS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

13.	Due to related parties

	As of December 31,
	2010	2009
	US$(’000)	US$(’000)

Shiji Huigu Technology Investment Co., Ltd	91	-
Beijing Saimeiwei Food Equipments Technology Co., Ltd	3	14
Beijing Telijie Century Environmental Technology Co., Ltd.	45	10
Due to legal (nominal) shareholders of Shanghai Jing Yang	152	-
	291	24

The related parties listed above are directly or indirectly owned by the Control Group, the Company provided advertising services to them. The advance payments listed above are received from these parties for advertising services will be provided in the future periods.

Shanghai Jing Yang was incorporated in December 2009 by the Company’s senior management, prior to establish the Contractual Agreements with the Company (see Note 1), the legal shareholders contributed RMB1,000,000 (approximately US$152,000) as the original paid-in capital of Shanghai Jing Yang upon incorporation, this balance will be return to the legal (nominal) shareholders of Shanghai Jing Yang.

14.	Due to Control Group

	As of December 31,
	2010	2009
	US$(’000)	US$(’000)

Due to Control Group	81	1,142

Due to Control Group were amounts paid by Control Group individuals on behalf of the Company which mainly included staff salary, performance bonus, cost of internet resources purchased and other administrative expenses.  For the year ended December 31, 2010, the Company repaid the Control Group approximately US$1,061,000.

15.	Due to director

	As of December 31,
	2010	2009
	US$(’000)	US$(’000)

Due to director	559	-

Due to director represents the operating expenses paid by director on behalf of the Company.

CHINANET ONLINE HOLDINGS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

16.	Taxation

1)Income tax

i). The Company is incorporated in the state of Nevada.  Under the current law of Nevada, the company is not subject to state corporate income tax.  The Company become a holding company and does not conduct any substantial operations of its own after the Share Exchange. No provision for federal corporate income tax has been made in the financial statements as the Company has no assessable profits for the year ended December 31, 2010 and 2009, or prior periods.    The Company does not provide for U.S. taxes or foreign withholding taxes on undistributed earnings from non-U.S. subsidiaries because such earnings are intended to be reinvested indefinitely. If undistributed earnings were distributed, foreign tax credits could become available under current law to reduce the resulting U.S. income tax liability.

ii). China Net BVI was incorporated in the British Virgin Islands (“BVI”).  Under the current law of the BVI, China Net BVI is not subject to tax on income or capital gains.  Additionally, upon payments of dividends by China Net BVI to its shareholders, no BVI withholding tax will be imposed.

iii). China Net HK was incorporated in Hong Kong and does not conduct any substantial operations of its own. No provision for Hong Kong profits tax has been made in the financial statements as China Net HK has no assessable profits for the year ended December 31, 2010 and 2009, or prior periods. Additionally, upon payments of dividends by China Net HK to its shareholders, no Hong Kong withholding tax will be imposed.

iv).  The Company’s PRC operating subsidiaries, being incorporated in the PRC, are governed by the income tax law of the PRC and is subject to PRC enterprise income tax (“EIT”).  Effective from January 1, 2008, the EIT rate of PRC was changed from 33% to 25%, and applies to both domestic and foreign invested enterprises.

●
Rise King WFOE is a software company qualified by the related PRC governmental authorities and was entitled to a two-year EIT exemption from its first profitable year and a 50% reduction of its applicable EIT rate, which is 25% of its taxable income for the exceeding three years.  Rise King WFOE had a net loss for the year ended December 31, 2008 and its first profitable year is fiscal year 2009 which has been verified by the local tax bureau by accepting the application filed by the Company.  Therefore, it was entitled to a two-year EIT exemption for fiscal year 2009 through fiscal year 2010 and a 50% reduction of its applicable EIT rate which is 25% for fiscal year 2011 through fiscal year 2013.

●
Business Opportunity Online was qualified as a High and New Technology Enterprise in Beijing High-Tech Zone in 2005 and was entitled to a three-year EIT exemption for fiscal year 2005 through fiscal year 2007 and a 50% reduction of its applicable EIT rate for the following three years for fiscal year 2008 through fiscal year 2010.  However, in March 2007, a new enterprise income tax law (the “New EIT”) in the PRC was enacted which was effective on January 1, 2008. Subsequently, on April 14, 2008, relevant governmental regulatory authorities released new qualification criteria, application procedures and assessment processes for “High and New Technology Enterprise” status under the New EIT which would entitle the re-qualified and approved entities to a favorable statutory tax rate of 15%.  With an effective date of September 4, 2009, Business Opportunity Online obtained the approval of its reassessment of the qualification as a “High and New Technology Enterprise” under the New EIT law and was entitled to a favorable statutory tax rate of 15%.  Under the previous EIT laws and regulations, High and New Technology Enterprises enjoyed a favorable tax rate of 15% and were exempted from income tax for three years beginning with their first year of operations, and were entitled to a 50% tax reduction to 7.5% for the subsequent three years and 15% thereafter. The current EIT Law provides grandfathering treatment for enterprises that were (1) qualified as High and New Technology Enterprises under the previous EIT laws, and (2) established before March 16, 2007, if they continue to meet the criteria for High and New Technology Enterprises under the current EIT Law. The grandfathering provision allows Business Opportunity Online to continue enjoying their unexpired tax holidays provided by the previous EIT laws and regulations. Therefore, its income tax was computed using a tax rate of 7.5% for the year ended December 31, 2009 and 2010 due to its unexpired tax holidays.  For the year ended December 31, 2009, Business Opportunity Online accrued and prepaid its income taxes using 25% income tax rate, before it obtained the approval of its reassessment of the qualification as a “High and New Technology Enterprise” under the New EIT law.  In June 2010, Business Opportunity Online received the refund from the local tax authorities for approximately US$928,000 for the overpaid income taxes in 2009.

CHINANET ONLINE HOLDINGS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

●	The applicable income tax rate for Beijing CNET Online was 25% for the year ended December 31, 2010 and 2009.

●
The New EIT also imposed a 10% withholding income tax for dividends distributed by a foreign invested enterprise to its immediate holding company outside China, which were exempted under the previous enterprise income tax law and rules.  A lower withholding tax rate will be applied if there is a tax treaty arrangement between mainland China and the jurisdiction of the foreign holding company. Holding companies in Hong Kong, for example, will be subject to a 5% rate.  Rise King WFOE is invested by immediate holding company in Hong Kong and will be entitled to the 5% preferential withholding tax rate upon distribution of the dividends to its immediate holding company.

2) Business tax and relevant surcharges

Revenue of advertisement services are subject to 5.5% business tax and 3% cultural industry development surcharge of the net service income after deducting amount paid to ending media promulgators. Revenue of internet technical support services is subjected to 5.5% business tax.  Business tax charged was included in cost of sales.

3) Value added tax

As a general value added tax payer, revenue from sales of software of Rise King WFOE is subjected to 17% value added tax.

As of December 31, 2010 and 2009, taxes payable consist of:

	As of December 31,
	2010	2009
	US$(’000)	US$(’000)

Business tax payable	1,147	1,003
Culture industry development surcharge payable	5	27
Value added tax payable	216	8
Enterprise income tax payable	759	886
Individual income tax payable	66	54
	2,193	1,978

A reconciliation of the provision for income taxes determined at the US federal corporate income tax rate to the Company’s effective income tax rate is as follows:

	Year ended December 31,
	2010	2009
	US$(’000)	US$(’000)

Pre-tax income	16,727	4,899
US federal rate	35%	35%

Income tax expense computed at U.S. federal rate	5,854	1,715
Reconciling items:
Rate differential for domestic earnings	(2,028)	(1,912)
Tax holiday effects	(3,358)	(692)
Non-deductible expenses and non-taxable income	(116)	1,769

Effective tax expense	352	880

CHINANET ONLINE HOLDINGS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2010 and 2009, the Company did not have any significant temporary differences and carry forwards that may result in deferred tax.

17.	Dividend payable

	As of December 31,
	2010	2009
	US$(’000)	US$(’000)

Dividend payable to Series A convertible stock holders	255	373

Dividend to Series A convertible stockholders was accrued at the per annum rate of 10% and calculated based on US$2.5 per share liquidation preference and the actual number of days of each share of the Series A convertible stock outstanding for the year ended December 31, 2010 and 2009, respectively.  For the year ended December 31, 2010, the Company paid approximately US$912,000 dividends to its Series A convertible preferred stockholders.

18.	Long-term borrowing from director

	As of December 31,
	2010	2009
	US$(’000)	US$(’000)

Long-term borrowing from director	132	128

Long-term borrowing from director was a non-interest bearing loan from a director of the Company relating to the original paid-in capital contribution in the Company’s wholly-owned subsidiary Rise King WFOE.

19.	Warrant liabilities

On August 21, 2009 (the “Closing Date”), the Company entered into a securities purchase agreement (the “Purchase Agreement”), with several investors, including institutional, accredited and non-US persons and entities (the “Investors”), pursuant to which the Company sold units, comprised of 10% Series A Convertible Preferred Stock, par value US$0.001 per share (the “Series A preferred stock”), and two series of warrants, for a purchase price of US$2.50 per unit (the “August 2009 Financing”).  The Company sold 4,121,600 units in the aggregate, which included (i) 4,121,600 shares of Series A preferred stock, (ii) Series A-1 Warrant to purchase 2,060,800 shares of common stock at an exercise price of US$3.00 per share with a three-year term, and (iii) Series A-2 Warrants to purchase 2,060,800 shares of common stock at an exercise price of US$3.75 with a five-year term.  Net proceeds were approximately US$9,162,000, net of issuance costs of approximately US$1,142,000.  TriPoint Global Equities, LLC acted as placement agent and received (i) a placement fee in the amount equal to 8% of the gross proceeds and (ii) warrants to purchase up to 329,728 shares of common stock at an exercise price of US$2.50, 164,864 shares at an exercise price of US$3.00 and 164,864 shares at an exercise price of US$3.75 respectively, with a five-year term (“Placement agent warrants” and together with the Series A-1 Warrant and Series A-2 Warrant, the “Warrants”).

The Warrants have an initial exercise price which is subject to adjustments in certain circumstances for stock splits, combinations, dividends and distributions, reclassification, exchange or substitution, reorganization, merger, consolidation or sales of assets, issuance of additional shares of common stock or equivalents.  The Warrants may not be exercised if it would result in the holder beneficially owning more than 9.99% of the Company’s outstanding common shares. That limitation may be waived by the holders of the warrants by sending a written notice to the Company not less than 61 days prior to the date that they would like to waive the limitation.

CHINANET ONLINE HOLDINGS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Accounting for warrants

The Company analyzed the Warrants in accordance to ASC Topic 815 “Derivatives and Hedging” to determine whether the Warrants meet the definition of a derivative under ASC Topic 815 and if so, whether the Warrants meet the scope exception of ASC Topic 815, which is that contracts issued or held by the reporting entity that are both (1) indexed to its own stock and (2) classified in stockholders’ equity shall not be considered to be derivative instruments for purposes of ASC Topic 815.  The Company adopted the provisions of ASC Topic 815 subtopic 40, which applies to any freestanding financial instruments or embedded features that have the characteristics of a derivative, as defined by ASC Topic 815 and to any freestanding financial instruments that are potentially settled in an entity’s own common stock.  As a result of adopting ASC Topic 815 subtopic 40, the Company concluded that the Warrants issued in the August 2009 financing should be treated as a derivative liability, because the Warrants are entitled to a price adjustment provision to allow the exercise price to be reduced, in the event the Company issues or sells any additional shares of common stock at a price per share less than the then-applicable exercise price or without consideration, which is typically referred to as a “Down-round protection” or “anti-dilution” provision.  According to ASC Topic 815 subtopic 40, the “Down-round protection” provision is not considered to be an input to the fair value of a fixed-for-fixed option on equity shares which leads the Warrants fail to be qualified as indexed to the Company’s own stock and then to fail to meet the scope exceptions of ASC Topic 815. Therefore, the Company accounted for the Warrants as derivative liabilities under ASC Topic 815.  Pursuant to ASC Topic 815, derivatives should be measured at fair value and re-measured at fair value with changes in fair value recorded in earnings at each reporting period.

In accordance to ASC Topic 340 subtopic 10 section S99-1, specific incremental costs directly attributable to a proposed or actual offering of securities may properly be deferred and charged against the gross proceeds of the offering.  In accordance to the SEC accounting and reporting manual “cost of issuing equity securities are charged directly to equity as deduction of the fair value assigned to share issued.”  Accordingly, the Company concluded that the warrants issued to the placement agents are directly attributable to the August 2009 financing.  If the Company had not issued the warrants to the placement agent, the Company would have had to pay the same amount of cash as the fair value.  Therefore, the Company deducted the total fair value of the Placement agent warrants as of the Commitment Date which was approximately US$733,000 as a deduction of the fair value assigned to the Series A preferred stock.

As described in Note 20 below, the total proceeds allocated to the Series A-1 warrants and Series A-2 warrants were approximately US$4,406,000 as of August 21, 2009 and the re-measured fair value of these warrants as of December 31, 2009 was approximately US$8,532,000. The changes in fair value of the Series A-1 warrant and Series A-2 warrant which are approximately US$4,126,000 were recorded in earnings for the year ended December 31, 2009. Since the Placement Agent warrants contain the same terms as the Series A-1 and Series A-2 Warrants, the Placement Agent Warrants are also entitled to the benefits of the “Down-round protection” provision, which means that the Placement Agent Warrants will also need to be accounted for as a derivative under ASC Topic 815 with changes in fair value recorded in earnings at each reporting period. As of December 31, 2009, the total fair value of the Placement agent warrants were approximately US$1,032,000, therefore, the changes of the total fair value of the Placement agent warrants which were approximately US$299,000 were recorded in earnings for the year ended December 31, 2009.  Total amount of changes in fair value of warrants liabilities recorded in earnings was approximately US$4,425,000 for the year ended December 31, 2009.

The following table summarized the above transactions:

	As of December 31, 2009	As of August 21, 2009	Changes in Fair Value (Gain)/Loss
	US$’000	US$’000	US$’000
Fair value of the Warrants:
Series A-1 warrant	4,513	2,236	2,277
Series A-2 warrant	4,019	2,170	1,849
Placement agent warrants	1,032	733	299
	9,564	5,139	4,425

CHINANET ONLINE HOLDINGS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

On March 29, 2010, the Company and the holders of the Warrants entered into agreements to amend certain provisions of the Warrants. The amendment to the investor and placement agent warrants removes the “Down-round protection” rights that were applicable if the Company were to issue new shares of common stock or common stock equivalents at a price per share less than the exercise price of the Warrants.  In addition, the amendment to the warrants added a provision to grant the holders of a majority of the warrants an approval right until December 31, 2010, over any new issuance of shares of common stock or common stock equivalents at a price per share less than the exercise price of the warrants.

As a result of this amendment, the Warrants issued in the August 2009 financing were qualified as indexed to the Company’s own stock and then met the scope exceptions of ASC Topic 815, and were eligible to be reclassified as equity.  In accordance to ASC Topic 815, the classification of a contract should be reassessed at each balance sheet date. If the classification required under this ASC changes as a result of events during the period, the contract should be reclassified as of the date of the event that caused the reclassification.  If a contract is reclassified from an asset or a liability to equity, gains or losses recorded to account for the contract at fair value during the period that the contract was classified as an asset or a liability should not be reversed.  Therefore, the Company re-measured the fair value of the Warrants as of March 29, 2010, the date of the event that caused the classification, which was approximately US$ 7,703,000 and reclassified the amount to equity as additional paid-in capital.  The gain of the changes in fair value during the period that the Warrants were classified as a derivative liability, which was approximately US$ 1,861,000 was recorded in earnings for the year ended December 31, 2010.

The following table summarized the above transactions:

	As of March 29, 2010	As of December 31, 2009	Changes in Fair Value (Gain)/Loss
	US$’000	US$’000	US$’000
Fair value of the Warrants:
Series A-1 warrant	3,606	4,513	(907)
Series A-2 warrant	3,256	4,019	(763)
Placement agent warrants	841	1,032	(191)
	7,703	9,564	(1,861)

Fair value of the warrants

Fair value is generally based on independent sources such as quoted market prices or dealer price quotations. To the extent certain financial instruments trade infrequently or are non-marketable securities, they may not have readily determinable fair values. The Company estimated the fair value of the Warrants and Series A preferred stock using various pricing models and available information that management deems most relevant. Among the factors considered in determining the fair value of financial instruments are discounted anticipated cash flows, the cost, terms and liquidity of the instrument, the financial condition, operating results and credit ratings of the issuer or underlying company, the quoted market price of similar traded securities, and other factors generally pertinent to the valuation of financial instruments.

Warrants issued and outstanding at December 31, 2010 and changes during the year then ended are as follows:

	Warrants Outstanding			Warrants Exercisable
	Number of underlying shares	Weighted Average Exercise Price	Average Remaining Contractual Life (years)	Number of underlying shares	Weighted Average Exercise Price	Average Remaining Contractual Life (years)
Balance, January 1, 2010	4,781,056	$3.31	3.77	4,781,056	$3.31	3.77
Granted / Vested	-			-
Forfeited	-			-
Exercised	-			-
Balance, December 31, 2010	4,781,056	$3.31	2.77	4,781,056	$3.31	2.77

CHINANET ONLINE HOLDINGS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

20.	Series A convertible preferred shares

Key terms of the Series A preferred stock sold by the Company in the August 2009 financing are summarized as follows:

Dividends

Dividends on the Series A preferred stock shall accrue and be cumulative from and after the issuance date.  For each outstanding share of Series A preferred stock, dividends are payable at the per annum rate of 10% of the Liquidation Preference Amount of the Series A preferred stock.  Dividends are payable quarterly within thirty (30) days following the last Business Day of each August, November, February and May of each year (each, a “Dividend Payment Date”), and continuing until such stock is fully converted. The Company shall have the right, at its sole and exclusive option, to pay all or any portion of each and every quarterly dividend that is payable on each Dividend Payment Date, either (i) in cash, or (ii) by issuing to the holder of Series A preferred stock such number of additional Conversion Shares which, when multiplied by US$2.5 would equal the amount of such quarterly dividend not paid in cash.

Voting Rights

The Series A preferred stock holders are entitled to vote separately as a class on matters affecting the Series A Preferred Stock and with regard to certain corporate matters set forth in the Series A Certificate of Designation, so long as any shares of the Series A preferred stock remain outstanding. Holders of the Series A Preferred Stock are not, however, entitled to vote on general matters along with holders of common stock.

Liquidation Preference

In the event of the liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary (each, a “Liquidation”), the holders of the Series A preferred stock then outstanding shall be entitled to receive, out of the assets of the Company available for distribution to its stockholders, an amount equal to US$2.5 per share of the Series A preferred stock, plus any accrued but unpaid dividends thereon, whether or not declared, together with any other dividends declared but unpaid thereon, as of the date of Liquidation (collectively, the “Series A Liquidation Preference Amount”) before any payment shall be made or any assets distributed to the holders of the common stock or any other junior stock. If upon the occurrence of Liquidation, the assets thus distributed among the holders of the Series A shares shall be insufficient to permit the payment to such holders of the full Series A Preference Amount, then the entire assets of the Company legally available for distribution shall be distributed ratably among the holders of the Series A preferred stock.

Conversion Rights

Voluntary Conversion:

At any time on or after the date of the initial issuance of the Series A preferred stock, the holder of any such shares of Series A preferred stock may, at such holder’s option, subject to the limitations described below in “Conversion Restriction”, elect to convert all or portion of the shares of Series A preferred stock held by such person into a number of fully paid and non-assessable shares of common stock equal to the quotient of Liquidation preference amount of the Series A preferred stock divided by the initial conversion price of US$2.5. The initial conversion price may be adjusted for stock splits and combinations, dividend and distributions, reclassification, exchange or substitution, reorganization, merger, consolidation or sales of assets, issuance of additional shares of common stock or equivalents with lower price or without considerations etc, as stimulated in the Certification of Designation.

Mandatory Conversion:

All outstanding shares of the Series A preferred stock shall automatically convert into shares of Common Stock, subject to the limitations described below in “Conversion Restriction”, at the earlier to occur of (i) twenty-four month anniversary of the Closing Date, and (ii) at such time that the Volume Weighted Average Price of the Company’s common stock is no less than US$5.00 for a period of ten (10) consecutive trading days with the daily volume of the common stock of at least 50,000 shares per day.

CHINANET ONLINE HOLDINGS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Conversion Restriction

Holders of the Series A preferred stock may not convert the preferred stock to shares of common stock if the conversion would result in the holder beneficially owning more than 9.99% of the Company’s outstanding shares of common stock. That limitation may be waived by a holder of the Series A preferred stock by sending a written notice to the Company on not less than 61 days prior to the date that they would like to waive the limitation.

Registration Rights Agreement

In connection with the Financing, the Company entered into a registration rights agreement (the “RRA”) with the Investors in which the Company agreed to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission to register the shares of common stock underlying the Series A preferred stock (the “Conversion Shares”) and the Warrants (the “Warrant Shares”), thirty (30) days after the closing of the Financing.  The Company has agreed to use its best efforts to have the Registration Statement declared effective within 150 calendar days after filing, or 180 calendar days after filing in the event the Registration Statement is subject to a “full review” by the SEC.

The Company is required to keep the Registration Statement continuously effective under the Securities Act until such date as is the earlier of the date when all of the securities covered by that registration statement have been sold or the date on which such securities may be sold without any restriction pursuant to Rule 144 (the “Financing Effectiveness Period”).  The Company will pay liquidated damages of 2% of each holder’s initial investment in the Units sold in the Financing per month, payable in cash, up to a maximum of 10%, if the Registration Statement is not filed or declared effective within the foregoing time periods or ceases to be effective prior to the expiration of the Financing Effectiveness Period.  However, no liquidated damages shall be paid with respect to any securities being registered that the Company are not permitted to include in the Financing Registration Statement due to the SEC’s application of Rule 415.

The Company evaluated the contingent obligation related to the RRA liquidated damages in accordance with “ASC Topic 825 “Financial Instruments” subtopic 20, which required the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement be separately recognized and measured in accordance with “ASC Topic 450” “Contingencies”. The shares of common stock underlying the Series A preferred stock (the “Conversion Shares”) and the Warrants (the “Warrant Shares”) have been successfully registered by the Company as of December 31, 2009 and remained effective as of December 31, 2010.  Therefore, the Company concluded that such obligation was not probable to incur and no contingent obligation related to the RRA liquidated damages needs to be recognized for the year ended December 31, 2010 and 2009.

Security Escrow Agreement

The Company entered into a securities escrow agreement with the Investors (the “Escrow Agreement”), pursuant to which Rise King Investment Limited, a British Virgin Islands company (the “Principal Stockholder”), initially placed 2,558,160 shares of Common Stock (the “Escrow Shares”) into an escrow account.  Of the Escrow Shares, 1,279,080 shares (equivalent to 50% of the Escrow Shares) were being held as security for the achievement of audited net income equal to or greater than $7.7 million for the fiscal year 2009 (the “2009 Performance Threshold”) and the remaining 1,279,080 of the Escrow Shares are being held as security for the achievement of audited net income equal to or greater than $14 million for the fiscal year 2010 (the “2010 Performance Threshold”).

If the Company achieves at least 95% of the applicable Performance Threshold, all of the Escrow Shares for the corresponding fiscal year shall be returned to the Principal Stockholder. If the Company achieves less than 95% of the applicable Performance Threshold, the Investors shall receive in the aggregate, on a pro rata basis (based upon the number of shares of Series A preferred stock or conversion shares owned by each such Investor as of the date of distribution of the Escrow Shares), 63,954 shares of the Escrow Shares for each percentage by which the applicable Performance Threshold was not achieved up to the total number of Escrow Shares for the applicable fiscal year.  Any Escrow Shares not delivered to any investor because such investor no longer holds shares of Series A preferred stock or conversion shares shall be returned to the Principal Stockholder.

CHINANET ONLINE HOLDINGS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the purposes of the Escrow Agreement, net income is defined in accordance with US GAAP and reported by the Company in its audited financial statements for each of the fiscal years ended 2009 and 2010; provided, however, that net income for each of fiscal years ended 2009 and 2010 shall be increased by any non-cash charges incurred (i) as a result of the Financing , including without limitation, as a result of the issuance and/or conversion of the Series A Preferred Stock, and the issuance and/or exercise of the Warrants, (ii) as a result of the release of the Escrow Shares to the Principal Stockholder and/or the investors, as applicable, pursuant to the terms of the Escrow Agreement, (iii) as a result of the issuance of ordinary shares of the Principal Stockholder to Messrs. Handong Cheng and Xuanfu Liu and Ms. Li Sun (the “PRC Shareholders”), upon the exercise of options granted to the PRC Shareholders by the Principal Stockholder, (iv) as a result of the issuance of warrants to any placement agent and its designees in connection with the Financing, (v) the exercise of any warrants to purchase common stock outstanding  and (vi) the issuance under any performance based equity incentive plan that the Company adopts.

Because the 2009 performance threshold has been met, 1,279,080 Shares (50% of the Escrow Shares) were released to the Principal Stockholder.  The 2010 performance threshold has also been met, 1,279,080 Shares (50% of the Escrow Shares) will be released to Rise King Investment Limited, the Principal Stockholder.  The Company is currently working with the Escrow Agent to facilitate the release of these shares.

In accordance to ASC Topic 718 and ASU No. 2010-05—Compensation—Stock Compensation: Escrowed Share Arrangements and the Presumption of Compensation.  The Company evaluated the substance of this arrangement and whether the presumption of compensation has been overcome. According to the Security Escrow Agreement signed between the Company and its investors, the release of these escrow shares to the Principal Stockholder was not contingent on continue employment, and this arrangement is in substance an inducement made to facilitate the financing transaction on behalf of the Company, rather than as compensatory.  Therefore, the Company has accounted for the escrowed share arrangement according to its nature, and therefore did not recognize a non-cash compensation charge as a result of the Company satisfying both the 2009 and 2010 performance thresholds.

Fair Value of the Series A preferred stock:

Fair value is generally based on independent sources such as quoted market prices or dealer price quotations. To the extent certain financial instruments trade infrequently or are non-marketable securities, they may not have readily determinable fair values. The Company estimated the fair value of the Warrants and Series A preferred stock using various pricing models and available information that management deems most relevant. Among the factors considered in determining the fair value of financial instruments are discounted anticipated cash flows, the cost, terms and liquidity of the instrument, the financial condition, operating results and credit ratings of the issuer or underlying company, the quoted market price of similar traded securities, and other factors generally pertinent to the valuation of financial instruments.

Accounting for the Series A preferred stock

The Series A preferred stock has been classified as permanent equity as there was no redemption provision at the option of the holders that is not within the control the Company on or after an agreed upon date. The Company evaluated the embedded conversion feature in its Series A preferred stock to determine if there was an embedded derivative requiring bifurcation.  The Company concluded that the embedded conversion feature of the Series A preferred stock does not required to be bifurcated because the conversion feature is clearly and closely related to the host instrument.

Allocation of the proceeds at commitment date and calculation of beneficial conversion feature

The following table summarized the allocation of proceeds to the Series A preferred stock and the Warrants:

	Gross proceeds Allocated	Number of Instruments	Allocated value per instrument
	US$ (’000)		US$

Series A-1 Warrant	2,236	2,060,800	1.08
Series A-2 Warrant	2,170	2,060,800	1.05
Series A preferred stock	5,898	4,121,600	1.43
Total	10,304

CHINANET ONLINE HOLDINGS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The Company then evaluated whether a beneficial conversion feature exists by comparing the operable conversion price of Series A preferred stock with the fair value of the common stock at the commitment date.  The Company concluded that the fair value of common stock was greater than the operable conversion price of Series A preferred stock at the commitment date and the intrinsic value of the beneficial conversion feature is greater than the proceeds allocated to the Series A preferred stock.  In accordance to ASC Topic 470 subtopic 20, if the intrinsic value of beneficial conversion feature is greater than the proceeds allocated to the Series A preferred stock, the amount of the discount assigned to the beneficial conversion feature is limited to the amount of the proceeds allocated to the Series A preferred stock.  Accordingly, the total proceeds allocated to Series A preferred stock were allocated to the beneficial conversion feature with a credit to Additional paid-in capital upon the issuance of the Series A preferred stock.  Since the Series A preferred stock may convert to the Company’s common stock at any time on or after the initial issue date, all discount was immediately recognized as a deemed dividend and a reduction to net income attributable to common shareholders.

According to ASC Topic 340 subtopic 10 section S99-1,   “specific incremental costs directly attributable to a proposed or actual offering of securities may properly be deferred and charged against the gross proceeds of the offering”.  And in accordance with the SEC accounting and reporting manual “cost of issuing equity securities are charged directly to equity as deduction of the fair value assigned to share issued”, the Company deducted the direct issuing cost paid in cash which were approximately US$1,142,000 from the assigned fair value to the Series A preferred stock.

21.	Related party transactions

	Year ended December 31,
	2010	2009
	US$(’000)	US$(’000)

Advertising revenue from related parties:
-Beijing Saimeiwei Food Equipment Technology Co., Ltd,	278	1,548
-Beijing Fengshangyinli Technology Co., Ltd.	51	79
-Soyilianmei Advertising Co., Ltd.	478	539
-Beijing Telijie Century Environmental Technology Co., Ltd.	357	204
	1,164	2,370

22.	Employee defined contribution plan

Full time employees of the Company in the PRC participate in a government mandated defined contribution plan, pursuant to which certain pension benefits, medical care, employee housing fund and other welfare benefits are provided to employees. Chinese labor regulations require that the PRC subsidiaries of the Company make contributions to the government for these benefits based on certain percentages of the employees’ salaries. The Company has no legal obligation for the benefits beyond the contributions made. The total amounts for such employee benefits, which were expensed as incurred, were approximately US$245,000 and US$148,000 for the year ended December 31, 2010 and 2009, respectively.

CHINANET ONLINE HOLDINGS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

23.	Concentration of risk

Credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents, accounts receivable, and prepayments and other current assets. As of December 31, 2010 and 2009 substantially all of the Company’s cash and cash equivalents were held by major financial institutions located in the PRC and Hong Kong, which management believes are of high credit quality.

Risk arising from operations in foreign countries

All of the Company’s operations are conducted within the PRC. The Company’s operations in the PRC are subject to various political, economic, and other risks and uncertainties inherent in the PRC. Among other risks, the Company’s operations in the PRC are subject to the risks of restrictions on transfer of funds, changing taxation policies, foreign exchange restrictions; and political conditions and governmental regulations.

Currency convertibility risk

Significant part of the Company’s businesses is transacted in RMB, which is not freely convertible into foreign currencies. All foreign exchange transactions take place either through the People’s Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the People’s Bank of China. Approval of foreign currency payments by the People’s Bank of China or other regulatory institutions requires submitting a payment application form together with suppliers’ invoices and signed contracts. These exchange control measures imposed by the PRC government authorities may restrict the ability of the Company’s PRC subsidiary to transfer its net assets, which to the Company through loans, advances or cash dividends.

Concentration of Supplier

For the year ended December 31, 2010, three suppliers individually accounted for 20%, 20% and 11% of the Company’s cost of sales, respectively. For the year ended December 31, 2009, three suppliers individually accounted for 39%, 24% and 14% of the Company’s cost of sales, respectively.  Except for the afore-mentioned, there was no other single supplier who accounted for more than 10% of the Company’s cost of sales for the year ended December 31, 2010 and 2009, respectively.

24.	Commitments

The following table sets forth the Company’s contractual obligations as of December 31, 2010:
	Office Rental	Server hosting and board- band lease	Purchase of TV advertisement time	Purchase of internet advertisement resources	Total
	US$(’000)	US$(’000)	US$(’000)	US$(’000)	US$(’000)

Year ended December 31,
-2011	270	58	2,540	168	3,036
-Thereafter	-	-	-	-	-
Total	270	58	2,540	168	3,036

CHINANET ONLINE HOLDINGS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

25.	Segment reporting

Based on the criteria established by ASC Topic 280 “Segment report”, as of December 31, 2010, the Company mainly operated in five principal segments: TV advertising, internet advertising, bank kiosk advertising, internet advertising resources resell and internet information management. Internet information management is a new product and business segment of the Company, which was officially launched in August 2009. It is an intelligence software that is based on our proprietary search engine optimization technology which helps our clients gain an early warning in order to identify and respond to potential negative exposure on the internet.  The following tables present summarized information by segments.

	Year ended December 31, 2010

	Internet Ad.	TV Ad.	Bank kiosk	Internet Ad. resources resell	IIM	Others	Inter- segment and reconciling item	Total
	US$ (‘000)	US$ (‘000)	US$ (‘000)	US$ (‘000)	US$ (‘000)	US$ (‘000)	US$ (‘000)	US$ (‘000)

Revenue	28,259	12,493	531	94	210	596	(596)	41,587
Cost of sales	6,782	11,974	45	85	12	72	-	18,970
Total operating expenses	4,980	459	232	-	-	2,695 *	(596)	7,770
Including: Depreciation and amortization expense	169	121	111	-	-	64	-	465
Operating income(loss)	16,497	60	254	9	198	(2,171)	-	14,847

Changes in fair value of warrants	-	-	-	-	-	1,861	-	1,861

Expenditure for long-term assets	287	5	503	-	-	266	-	1,061
Net income (loss)	16,156	58	254	9	198	(300)	-	16,375
Total assets	32,103	5,864	774	-	-	19,231	(15,976)	41,996

*Including US$337,000 share-based compensation expenses.

	Year ended December 31, 2009

	Internet Ad.	TV Ad.	Bank kiosk	Internet Ad. resources resell	IIM	Others	Inter- segment and reconciling item	Total
	US$ (‘000)	US$ (‘000)	US$ (‘000)	US$ (‘000)	US$ (‘000)	US$ (‘000)	US$ (‘000)	US$ (‘000)

Revenue	17,722	19,298	152	1,178	116	966	(1,708)	37,724
Cost of sales	4,456	16,335	13	1,086	6	35	(698)	21,233
Total operating expenses	5,794	688	120	-	-	1,490 *	(1,010)	7,082
Including: Depreciation and amortization expense	53	58	83	-	-	13	-	207
Operating income(loss)	7,472	2,275	19	92	110	(559)	-	9,409

Changes in fair value of warrants	-	-	-	-	-	4,425	-	4,425
Expenditure for long-term assets	432	221	-	-	-	277	-	930
Net income (loss)	6,705	2,079	19	92	110	(4,986)	-	4,019
Total assets	12,249	7,703	438	-	-	9,484	(4,110)	25,764

*Including US$360,000 share-based compensation expenses.

CHINANET ONLINE HOLDINGS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

26.	Earnings (Loss) per share

Basic and diluted earnings (loss) per share for each of the periods presented are calculated as follows:

	Year ended December 31,
	2010	2009
	US$(’000)	US$(’000)
	(Amount in thousands except for the number of shares and per share data)

Net income attributable to ChinaNet Online Holdings, Inc.	$16,589	$4,019
Beneficial conversion feature of Series A convertible preferred stock	-	(5,898)
Dividend for Series A convertible preferred stock	(794)	(373)
Net income attributable to common shareholders of ChinaNet Online Holdings, Inc. (numerator for basic earnings per share)	15,795	(2,252)
Dividend for Series A convertible preferred stock	794	-
Net income attributable to common shareholders of ChinaNet Online Holdings, Inc. (numerator for diluted earnings per share)	16,589	(2,252)

Weighted average number of common shares outstanding - Basic	16,778,176	14,825,125
Effect of diluted securities:
Series A Convertible preferred stock	3,178,402	-
Warrants	939,484	-
Weighted average number of common shares outstanding -Diluted	20,896,062	14,825,125

Earnings per share-Basic	$0.94	$(0.15)
Earnings per share-Diluted	$0.79	$(0.15)

All share and per share data have been retroactively adjusted to reflect the reverse acquisition on June 26, 2009 whereby the 13,790,800 shares of common stock issued by the Company (nominal acquirer) to the shareholders of China Net BVI (nominal acquiree) are deemed to be the number of shares outstanding for the period prior to the reverse acquisition.  For the period after the reverse acquisition, the number of shares considered to be outstanding is the actual number of shares outstanding during that period.

For the year ended December 31, 2010, 54,000 common stock purchase options were not included in the calculation of diluted earnings per share because the effect is anti-dilutive.

For the year ended December 31, 2009, the potential dilutive effect of the convertible preferred shares and the outstanding warrants and options were not included in the calculation of diluted earnings per share because the effect is anti-dilutive.

27.	Share-based compensation expenses

On June 26, 2009, the Company issued 300,000 shares of common stock to TriPoint Capital Advisors, LLC and 300,000 shares of common stock to Richever Limited, respectively, that the Company’s board of directors previously approved for the financial consulting and corporate development services that they provided.  The shares were issued in accordance with the exemption from the registration provisions of the Securities Act of 1933, as amended, provided by Section 4(2) of such Act for issuances not involving any public offering.  The 600,000 shares issued were valued at $0.25 per share, the closing bid of the Company’s common stock on the date of issuance.  Therefore, for the year ended December 31, 2009, total compensation expenses recorded for this transaction was US$150,000.

CHINANET ONLINE HOLDINGS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

On June 17, 2009, the Company engaged J and M Group, LLC (“J&M”) to provide investor relations services. The initial term of the agreement is for one year.  As additional compensation, the Company agreed to issue J&M 120,000 shares of the Company’s common stock. The shares were issued in accordance with the exemption from the registration provisions of the Securities Act of 1933, as amended, provided by Section 4(2) of such Act for issuances not involving any public offering.  The 120,000 shares issued on June 17, 2009 were valued at $0.15 per share, the closing bid of the Company’s common stock on the date of issuance and the related compensation expenses were amortized over the requisite service period.  Total compensation expenses recorded for the year ended December 31, 2010 and 2009 were US$9,000 and US$9,000, respectively.

On July 1, 2009, the Company engaged Hayden Communications International, Inc. (“HC”) to provide investor relations services. The initial term of the agreement is for one year.  As additional compensation, the Company agreed to issue HC 80,000 shares of the Company’s common stock. The shares were issued in accordance with the exemption from the registration provisions of the Securities Act of 1933, as amended, provided by Section 4(2) of such Act for issuances not involving any public offering.  The 80,000 shares issued on July 1, 2009 were valued at $1.75 per share, the closing bid of the Company’s common stock on the date of issue and the related compensation expenses were amortized over the requisite service period.  Total compensation expenses recorded for the year ended December 31, 2010 and 2009 were US$70,000 and US$70,000, respectively.

On November 13, 2009, the Company issued 54,020 restricted shares to its employees and consultants which were fully vested upon issuance. These shares were valued at US$2.43 per share which represents the grant date fair value of these shares. Total compensation expenses recorded for the year ended December 31, 2009 was US$131,269.

On July 1, 2010, the Company engaged Chesapeake Group Inc. (“Chesapeake”) to provide investor relations services. The initial term of the agreement is for six months.  As compensation, the Company agreed to issue Chesapeake 30,000 restricted shares of the Company’s common stock. The shares were issued in accordance with the exemption from the registration provisions of the Securities Act of 1933, as amended, provided by Section 4(2) of such Act for issuances not involving any public offering.  The 30,000 shares issued on July 1, 2010 were valued at $3.70 per share, the closing bid of the Company’s common stock on the date of issuance and the related compensation expenses were amortized over the requisite service period. Total compensation expenses recorded for the year ended December 31, 2010 was US$111,000.

On July 12, 2010, the Company renewed the investor relations service contract with Hayden Communications International, Inc. (“HC”) for an18-month service contract commencing July 12, 2010.  As additional compensation, the Company agented HC 60,000 restricted shares of the Company’s common stock, which will be issued in 2011 in accordance with the service agreement. The shares will be issued in accordance with the exemption from the registration provisions of the Securities Act of 1933, as amended, provided by Section 4(2) of such Act for issuances not involving any public offering. The 60,000 shares were valued at $3.80 per share, the closing bid of the Company’s common stock on the date of grant and the related compensation expense were amortized over the requisite service period.  Total compensation expenses recorded for the year ended December 31, 2010 was US$70,000.

On November 30, 2009, the Company granted one 5-year options to each of its three independent directors, Mr. Douglas MacLellan, Mr. Mototaka Watanabe and Mr. Zhiqing Chen, to purchase in the aggregate 54,000 shares of the Company’s common stock at an exercise price of US$5.00 per share, in consideration of their services to the Company. These options vest quarterly at the end of each 3-month period, in equal installments over the 24-month period from the date of grant.  However, upon a change of control, the option shall automatically become fully vested and exercisable as of the date of such changes of control. The company adopted Black-Scholes option pricing model to gauge the grant date fair value of these options.  The related compensation expenses were amortized over its vesting period.  The Company didn’t recognize any compensation expenses for these options for the year ended December 31, 2009, due to the amount is immaterial.  Total compensation expenses recognized for these options for the year ended December 31, 2010 were US$77,220.

The Company estimates the fair value of these options using the Black-Scholes option pricing model based on the following assumptions:

CHINANET ONLINE HOLDINGS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Underlying stock price	$5
Expected term	3
Risk-free interest rate	1.10%
Dividend yield	-
Expected Volatility	150%
Exercise price of the option	$5
Value per option	$4.05

Underlying stock price is the closing bid of the Company’s common stock on the date of grant.  As the three individuals receiving options are non-employee executive directors, the Company believes that forfeitures are highly unlikely, and termination is not applicable. As such, the Company developed a weighted-average expected term at 3 years based on analysis of the vesting schedule and exercise assumptions.  The risk-free interest rate is based on the 3 year U.S. Treasury rate. The dividend yield is calculated based on management’s estimate of dividends to be paid on the underlying stock. The expected volatility is calculated using historical data obtained from an appropriate index due to lack of liquidity of the Company’s underlying stock.  Exercise price of the option is the contractual exercise price of the option.

Options issued and outstanding at December 31, 2010 and their movements during the period are as follows:

	Option Outstanding			Option Exercisable
	Number of underlying shares	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number of underlying shares	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price

Balance, January 1, 2010	54,000	4.92	$5.00	-
Granted/Vested	-			27,000	3.92	$5.00
Forfeited	-			-
Exercised	-			-
Balance, December 31, 2010	54,000	3.92	$5.00	27,000	3.92	$5.00

28.	Subsequent events

●
On January 6, 2011, as approved by the shareholders of Shenzhen Mingshan, Shanghai Zi Rui Investment Co., Ltd., (“Shanghai Zirui”) a company not affiliated with the Company, invested RMB15,000,000 (approximately US$2,269,000) into the Company’s majority-owned subsidiary, Shenzhen Mingshan and Shenzhen Mingshan’s registered capital and paid-in capital then increased from RMB10,000,000 and RMB5,000,000 to RMB25,000,000 and RMB20,000,000, respectively.  Accordingly, as of January 6, 2011, Shanghai Zirui became the majority shareholder of Shenzhen Mingshan.  The Company’s share of the equity interest in ShenZhen Minshan decreased from 51% to 20.4%, and, we ceased to have a controlling financial interest in Shenzhen Mingshan but still retained an investment in and significant influence over Shenzhen Mingshan.  This deconsolidation of subsidiary occurred on January 6, 2011, will be accounted for in accordance to ASC Topic 810 “Consolidation”, and we will apply the equity method of accounting with respect to Shenzhen Mingshan prospectively  from the date control over the subsidiary is relinquished. The remaining investment after the deconsolidation will be reflected in the balance sheet at the end of the each reporting period as ownership interests in the investee company. The Company will also recognize a gain or loss of deconsolidation of the subsidiary, if material, as of the date the change of control occurred, between the fair value and the carrying value of the retained noncontrolling interests in Shenzhen Mingshan.  The Company is still in the process of assessing the fair value of the retained noncontrolling interests in Shenzhen Mingshan.

CHINANET ONLINE HOLDINGS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

●
As described in Note 8, the acquisition of a 100% equity interest of Quanzhou Zhi Yuan and the acquisition of a 51% equity interest of Quanzhou Tian Xi Shun He were subsequently consummated on January 4, 2011 and February 23, 2011, respectively. These acquisitions transactions will be accounted for using the purchase method in accordance with ASC Topic 805 “Business Combinations”, which required the purchase price (acquisition cost) for a business combination be allocated based on the fair value of the assets acquired (including any identifiable intangible assets recognized apart from goodwill as required by ASC Topic 805) and liabilities assumed.  The excess of the acquisition cost over the net of the amounts assigned to assets acquired and liabilities assumed shall be recognized as an asset referred to as “goodwill”.  The Company is still in the process of doing valuation and purchase price allocation for these two acquisitions transitions.

●
On March 1, 2011, one of the Company’s PRC operating subsidiaries, Business Opportunity Online, together with an individual, who was not affiliated with the Company, formed a new company, Beijing Chuang Fu Tian Xia Network Technology Co., Ltd. (“Beijing Chuang Fu Tian Xia”). The register capital of Beijing Chuang Fu Tian Xia is RMB1,000,000.  Business Opportunity Online and the co-founding individual invested RMB510,000 (approximately US$77,000) and RMB490,000 (approximately US$74,000) cash in Beijing Chuang Fu Tian Xia, respectively, and hence owned 51% and 49% of the equity interests of  Beijing Chuang Fu Tian Xi, respectively. In addition to capital investment, the co-founding individual is required to provide the controlled domain names, www. Liansuo.com and www.chuanye.com to register under the established subsidiary.  This subsidiary will be operating the websites associated the mentioned domain name.

●
On April 28, 2009, each of Mssrs. Handong Cheng, and Xuanfu Liu and Ms. Li Sun entered into Share Transfer Agreements (slow-walk agreement) with Mr. Yang Li, the sole shareholder of Rise King BVI, which beneficially owns an aggregate of 7,434,940 shares of Common Stock, (the “Subject Shares”), representing approximately 42.9% of the total issued and outstanding shares of Common Stock (based on 17,328,236 shares of Common Stock issued and outstanding as of March 30, 2011).   (the “Share Transfer Agreements”).  Pursuant to the terms of the Share Transfer Agreements, Mr. Li granted to each of Mssrs. Cheng, Liu and Ms. Sun an option to purchase 46%, 36% and 18% of the outstanding stock of Rise King BVI, respectively.  On March 30, 2011, pursuant to the terms of the Share Transfer Agreement, Ms. Sun transferred her right to acquire 18% of the shares of Rise King BVI under the Share Transfer Agreement to Mr. Zhige Zhang, the chief financial officer of the Company.  On March 30, 2011, each of Mssrs. Cheng, Liu and Zhang (the “PRC Persons”) exercised their right to purchase the outstanding stock of Rise King BVI.  On the same date, the Entrustment Agreement originally entered into among Rise King BVI and the Control Group was terminated. As a result of these transactions, the ownership of Rise King BVI was transferred from Mr. Li to the PRC Persons.  Rise King BVI has sole voting and dispositive power over the Subject Shares.  The PRC Persons may be deemed to share voting power over the shares as a result of their collective ownership of all of the outstanding stock of Rise King BVI.

The Company has performed an evaluation of subsequent events through the date the financial statements were issued, with no other material event or transaction needing recognition or disclosure found.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or any prospectus supplement. This prospectus is not an offer of these securities in any jurisdiction where an offer and sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our common stock.

6,712,186 Shares

Common Stock

CHINANET ONLINE HOLDINGS, INC.

Prospectus

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers, directors and employees are indemnified as provided by our articles of incorporation, bylaws and Nevada law. Please refer to ‘‘Disclosure of Commission Position on Indemnification for Securities Act Liabilities’’ for a description of such indemnification provisions.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, both of which are likely to materially reduce the market and price for our shares.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered are as follows:

SEC Registration Fee	$2,133.93
Legal Fees and Expenses *	215,000
Accounting Fees and Expenses *	34,500
Miscellaneous *	15,000
Total	$266,633.93

*	Estimated

RECENT SALES OF UNREGISTERED SECURITIES

On August 21, 2009, we consummated a private placement of units to several investors, including institutional, accredited and non-US persons and entities.  We sold 4,121,600 units in the aggregate, which included (i) 4,121,600 shares of our Series A Preferred Stock, (ii) a Series A-1 Warrant to purchase 2,060,800 shares of our Common Stock at an exercise price of $3.00 per share with a three-year term, and (ii) a Series A-2 Warrant to purchase 2,060,800 shares of Common Stock at an exercise price of $3.75 with a five-year term.  The units were sold for $2.50 per share.  Gross proceeds from the Financing were approximately $10.3 million.  Net proceeds from the Financing were approximately $9.5 million.

The holders of the Series A Preferred Stock have a beneficial ownership limitation on conversion, such that no holder may convert its shares of Series A Preferred Stock if after such conversion the holder would beneficially own, together with its affiliates, more than 9.99% of the then issued and outstanding shares of or Common Stock (the “Maximum Amount”).  Each share of Series A Preferred Stock is convertible into such number of fully paid and nonassessable shares of our Common Stock equal to the quotient of the liquidation preference amount per share of Series A Preferred Stock (equal to $2.50, plus any accrued but unpaid dividends thereon, whether or not declared, together with any other dividends declared but unpaid thereon) divided by the conversion price, which initially is $2.50 per share, subject to adjustments for stock splits and combinations, issuance of additional shares of Common Stock and other events as set forth in the terms therein (the “Conversion Price”).  The Series A Preferred Stock automatically converts into shares of Common Stock up to the Maximum Amount, upon the earlier to occur of (x) the 24-month anniversary after the Closing Date, and (y) such time that the volume weighted average price of the Common Stock is no less than $5.00 for a period of ten consecutive trading days with the daily volume of at least 50,000 shares per day.

TriPoint Global Equities, LLC acted as placement agent in the Financing and received a (i) a cash fee in the amount of $721,280, equal to 7% of the gross proceeds of the Financing; (ii) a management fee in the amount of $51,520, equal to 0.5% of the gross proceeds of the Financing; and (iii) warrants to purchase up to 329,728 shares of Common Stock, equal to 8% of the aggregate number of units sold in the Financing.

The issuance of the units was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D or Regulation S promulgated thereunder.  We have relied on the status of the Investors as (i) accredited investors under Regulation D, or (ii) non-US persons under Regulation S, in claiming the exemption from registration of the units, and the securities underlying the units sold in the Financing.

EXHIBITS

Exhibit No.	Description

2.1
Share Exchange Agreement, dated as of June 26, 2009, by and among Emazing Interactive, Inc., G. Edward Hancock, China Net Online Media Group Limited, and the shareholders of China Net Online Media Group Limited (1)

2.2	Escrow Agreement, dated as of June 8, 2009, by and between Emazing Interactive, Inc., China Net Online Media Group Limited, Edward Hancock and Leser, Hunter, Taubman & Taubman (1)

2.3	Agreement and Plan of Merger (2)

3.1	Articles of Incorporation of Emazing Interactive, Inc., as amended (1)

3.2	Articles of Merger (2)

3.3	Certificate of Designation (3)

3.4	By-laws. (4)

4.1	Registration Rights Agreement, dated as of June 26, 2009, by and among Emazing Interactive, Inc. and certain stockholders listed therein (1)

4.2	Form of Series A-1 Warrant (3)

4.3	Form of Series A-2 Warrant (3)

4.4	Registration Rights Agreement, dated as of August 21, 2009 (3)

4.5*†	2011 Omnibus Securities and Incentive Plan

5.1†	Opinion of Lewis and Roca LLP

10.1	Exclusive Business Cooperation Agreement, dated October 8, 2008, by and between Rise King Century Technology Development (Beijing) Co., Ltd. And Beijing CNET Online Advertising Co., Ltd. (1)

10.2
Exclusive Option Agreement, dated as of October 8, 2008, by and among Rise King Century Technology Development (Beijing) Co., Ltd., Beijing CNET Online Advertising Co., Ltd. and Handong Cheng with respect to Mr. Cheng’s equity interest in Beijing CNET Online Advertising Co., Ltd. (1)

10.3
Exclusive Option Agreement, dated as of October 8, 2008, by and among Rise King Century Technology Development (Beijing) Co., Ltd., Beijing CNET Online Advertising Co., Ltd. and Xuanfu Liu with respect to Mr. Liu’s equity interest in Beijing CNET Online Advertising Co., Ltd. (1)

10.4
Exclusive Option Agreement, dated as of October 8, 2008, by and among Rise King Century Technology Development (Beijing) Co., Ltd., Beijing CNET Online Advertising Co., Ltd. and Li Sun with respect to Ms. Sun’s equity interest in Beijing CNET Online Advertising Co., Ltd. (1)

10.5
Equity Interest Pledge Agreement, dated as of October 8, 2008, by and among Rise King Century Technology Development (Beijing) Co., Ltd., Beijing CNET Online Advertising Co., Ltd. and Handong Cheng with respect to Mr. Cheng’s equity interest in Beijing CNET Online Advertising Co., Ltd. (1)

Exhibit No.	Description

10.6
Equity Interest Pledge Agreement, dated as of October 8, 2008, by and among Rise King Century Technology Development (Beijing) Co., Ltd., Beijing CNET Online Advertising Co., Ltd. and Xuanfu Liu with respect to Mr. Liu’s equity interest in Beijing CNET Online Advertising Co., Ltd. (1)

10.7
Equity Interest Pledge Agreement, dated as of October 8, 2008, by and among Rise King Century Technology Development (Beijing) Co., Ltd., Beijing CNET Online Advertising Co., Ltd. and Li Sun with respect to Ms. Sun’s equity interest in Beijing CNET Online Advertising Co., Ltd. (1)

10.8
Power of Attorney of Handong Cheng, dated as of October 8, 2008, appointing Rise King Century Technology Development (Beijing) Co., Ltd. as his agent and attorney in connection with his equity interest in Beijing CNET Online Advertising Co., Ltd. (1)

10.9
Power of Attorney of Xuanfu Liu, dated as of October 8, 2008, appointing Rise King Century Technology Development (Beijing) Co., Ltd. as his agent and attorney in connection with his equity interest in Beijing CNET Online Advertising Co., Ltd. (1)

10.10
Power of Attorney of Li Sun, dated as of October 8, 2008, appointing Rise King Century Technology Development (Beijing) Co., Ltd. as her agent and attorney in connection with her equity interest in Beijing CNET Online Advertising Co., Ltd. (1)

10.11
Exclusive Business Cooperation Agreement, dated October 8, 2008, by and between Rise King Century Technology Development (Beijing) Co., Ltd. and Business Opportunity Online (Beijing) Network Technology Co., Ltd. (1)

10.12
Exclusive Option Agreement, dated as of October 8, 2008, by and among Rise King Century Technology Development (Beijing) Co., Ltd., Business Opportunity Online (Beijing) Network Technology Co., Ltd. and Handong Cheng with respect to Mr. Cheng’s equity interest in Business Opportunity Online (Beijing) Network Technology Co., Ltd. (1)

10.13
Exclusive Option Agreement, dated as of October 8, 2008, by and among Rise King Century Technology Development (Beijing) Co., Ltd., Business Opportunity Online (Beijing) Network Technology Co., Ltd. and Xuanfu Liu with respect to Mr. Liu’s equity interest in Business Opportunity Online (Beijing) Network Technology Co., Ltd. (1)

10.14
Exclusive Option Agreement, dated as of October 8, 2008, by and among Rise King Century Technology Development (Beijing) Co., Ltd., Business Opportunity Online (Beijing) Network Technology Co., Ltd. and Li Sun with respect to Ms. Sun’s equity interest in Business Opportunity Online (Beijing) Network Technology Co., Ltd. (1)

10.15
Equity Interest Pledge Agreement, dated as of October 8, 2008, by and among Rise King Century Technology Development (Beijing) Co., Ltd., Business Opportunity Online (Beijing) Network Technology Co., Ltd. and Handong Cheng with respect to Mr. Cheng’s equity interest in Business Opportunity Online (Beijing) Network Technology Co., Ltd. (1)

10.16
Equity Interest Pledge Agreement, dated as of October 8, 2008, by and among Rise King Century Technology Development (Beijing) Co., Ltd., Business Opportunity Online (Beijing) Network Technology Co., Ltd. and Xuanfu Liu with respect to Mr. Liu’s equity interest in Business Opportunity Online (Beijing) Network Technology Co., Ltd. (1)

10.17
Equity Interest Pledge Agreement, dated as of October 8, 2008, by and among Rise King Century Technology Development (Beijing) Co., Ltd., Business Opportunity Online (Beijing) Network Technology Co., Ltd. and Li Sun with respect to Ms. Sun’s equity interest in Business Opportunity Online (Beijing) Network Technology Co., Ltd. (1)

Exhibit No.	Description
10.18
Power of Attorney of Handong Cheng, dated as of October 8, 2008, appointing Rise King Century Technology Development (Beijing) Co., Ltd. as his agent and attorney in connection with his equity interest in Business Opportunity Online (Beijing) Network Technology Co., Ltd. (1)

10.19
Power of Attorney of Xuanfu Liu, dated as of October 8, 2008, appointing Rise King Century Technology Development (Beijing) Co., Ltd. as his agent and attorney in connection with his equity interest in Business Opportunity Online (Beijing) Network Technology Co., Ltd. (1)

10.20
Power of Attorney of Li Sun, dated as of October 8, 2008, appointing Rise King Century Technology Development (Beijing) Co., Ltd. as her agent and attorney in connection with her equity interest in Business Opportunity Online (Beijing) Network Technology Co., Ltd. (1)

10.21
Internet Banking Experiencing All-in-One Engine Strategic Cooperation Agreement, dated August 7, 2008, by and between Henan Branch of China Construction Bank and Shanghai Borong Dingsi Computer Technology Co., Ltd. (1)

10.22	Cooperation Agreement, dated July 8, 2008, by and between Beijing CNET Online Advertising Co., Ltd. And Shanghai Borongdingsi Computer Technology Co., Ltd. (1)

10.23	Supplemental Agreement to the Cooperation Agreement, dated December 10, 2008, by and between Beijing CNET Online Advertising Co., Ltd. And Shanghai Borongdingsi Computer Technology Co., Ltd. (1)

10.24	Office Lease Agreement, dated January 1, 2009, by and between Beijing YuQuanHuiGu Realty Management Ltd. Co. and Business Opportunity Online (Beijing) Network Technology Ltd. Co. (1)

10.25	Office Lease Agreement, dated January 1, 2009, by and between Beijing YuQuanHuiGu Realty Management Ltd. Co. and Beijing CNET Online Advertising Co., Ltd. (1)

10.26	Office Lease Agreement, dated January 1, 2009, by and between Beijing YuQuanHuiGu Realty Management Ltd. Co. and Rise King Century Technology Development (Beijing) Co., Ltd. (1)

10.27	Securities Purchase Agreement, dated as of August 21, 2009 (3)

10.28	Securities Escrow Agreement, dated as of August 21, 2009 (3)

10.29	Form of Lock-up Agreement (3)

10.30*	Independent Director Agreement effective as of November 30, 2009 by and between the Company and Douglas MacLellan (5)

10.31*	Independent Director Agreement effective as of November 30, 2009 by and between the Company and Mototaka Watanabe (5)

10.32*	Independent Director Agreement effective as of November 30, 2009 by and between the Company and Zhiqing Chen (5)

Exhibit No.	Description

10.33	Warrant Amendment Agreement (8)

10.34
Exclusive Business Cooperation Agreement, dated as of December 6, 2010, by and between Rise King Century Technology Development (Beijing) Co., Ltd. and Rise King (Shanghai) Advertisement & Media Co., Ltd. (9)

10.35
Exclusive Option Agreement, dated as of December 6, 2010, by and among Rise King Century Technology Development (Beijing) Co., Ltd., Wei Yanmin and Rise King (Shanghai) Advertisement & Media Co., Ltd. (9)

10.36
Exclusive Option Agreement, dated as of December 6, 2010, by and among Rise King Century Technology Development (Beijing) Co., Ltd., Wu Huamin and Rise King (Shanghai) Advertisement & Media Co., Ltd. (9)

10.37
Equity Interest Pledge Agreement dated as of December 6, 2010, by and among Rise King Century Technology Development (Beijing) Co., Ltd., Wei Yanmin and Rise King (Shanghai) Advertisement & Media Co., Ltd. (9)

10.38
Equity Interest Pledge Agreement dated as of December 6, 2010, by and among Rise King Century Technology Development (Beijing) Co., Ltd., Wu Huamin and Rise King (Shanghai) Advertisement & Media Co., Ltd. (9)

10.39
Power of Attorney of Wei Yanmin, dated as of December 6, 2010, appointing Rise King Century Technology Development (Beijing) Co., Ltd. as his exclusive agent and attorney in connection with his equity interest in Rise King (Shanghai) Advertisement & Media Co., Ltd. (9)

10.40
Power of Attorney of Wu Huamin, dated as of December 6, 2010, appointing Rise King Century Technology Development (Beijing) Co., Ltd. as his exclusive agent and attorney in connection with his equity interest in Rise King (Shanghai) Advertisement & Media Co., Ltd. (9)

10.41*	Employment Agreement by and between Rise King Century Development (Beijing) Co., Ltd. and Hangdong Cheng (10)

10.42*	Employment Agreement by and between Rise King Century Development (Beijing) Co., Ltd. and Zhige Zhang (10)

10.43*	Employment Agreement by and between Rise King Century Development (Beijing) Co., Ltd. and George Kai Chu (10)

10.44*	Employment Agreement by and between ChinaNet Online Holdings, Inc. and Min Hu (10)

10.45*	Employment Agreement by and between Rise King Century Development (Beijing) Co., Ltd. and Hongli Xu (10)

10.46*	Employment Agreement by and between Rise King Century Development (Beijing) Co., Ltd. and Li Wu (10)

14	Code of Ethics (6)

Exhibit No.	Description

21.1	Subsidiaries of the Registrant(7)

23.1†	Consent of Bernstein & Pinchuk LLP, an independent registered accounting firm.

23.2†	Consent of Lewis & Roca LLP (included in its opinion filed as Exhibit 5.1).

24.1	Power of Attorney (7)

†	Filed herewith.

*	Denotes managerial contracts or compensatory plans or arrangements.

(1)	Incorporated by reference herein to the Report on Form 8-K filed on July 2, 2009.

(2)	Incorporated by reference herein to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 24, 2009.

(3)	Incorporated by reference herein to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 27, 2009.

(4)	Incorporated by reference herein to the Company’s Current Report on Form SB-1 filed with the Securities and Exchange Commission on October 20, 2006.

5)	Incorporated by reference herein to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 2, 2009.

(6)	Incorporated by reference herein to the Company’s Current Report on Form 8-K filed on December 21, 2009

(7)	Incorporated by reference herein to the Company’s Registration Statement on Form S-1 filed on September 22, 2009.

(8)	Incorporated by reference herein to the Company’s Annual Report on Form 10-K filed on March 31, 2010.

(9)	Incorporated by reference herein to the Company’s Annual Report on Form 10-K filed on March 21, 2011.

(10)	Incorporated by reference herein to the Company’s Quarterly Report on Form 10-Q filed on November 15, 2010.

UNDERTAKINGS.

Undertaking Required by Item 512 of Regulation S-K.

(a)           The undersigned registrant will:

(1)           File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)            include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          include any additional or changed material information on the plan of distribution.

(2)           For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)           File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b)           For determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv)          Any other communication that is an offer in the offering made by the registrant to the purchaser.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)            Each prospectus filed by the registrant pursuant to 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Beijing, PRC on May 11, 2011.

CHINANET ONLINE HOLDINGS, INC.

By:	/s/ Handong Cheng
	Name:	Handong Cheng
	Title:	Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Zhige Zhang
	Name:	Zhige Zhang
	Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons and in the capacities and on the dates indicated.

Dated: May 11, 2011	By:	/s/ Handong Cheng
		Name:	Handong Cheng
		Title:	Chairman, Chief Executive Officer and
President (Principal Executive Officer)

Dated: May 11, 2011	By:	/s/ Zhige Zhang
		Name:	Zhige Zhang
		Title:	Chief Financial Officer, Treasurer and
		Director	(Principal Financial and Accounting Officer)

Dated: May 11, 2011	By:	*
		Name:	Zhiqing Cheng
		Title:	Director

Dated: May 11, 2011	By:	*
		Name:	Mototake Watanbe
		Title:	Director

Dated: May 11, 2011	By:	*
		Name:	Douglas MacLellan
		Title:	Director

Dated: May 11, 2011	*By:	/s/ Handong Cheng
		Name:	Handong Cheng
		Title:	Attorney-in-Fact